                                                                   Exhibit 10.37

Conformed copy

                                U.S. $400,000,000

                                CREDIT AGREEMENT

                                      among

                              HOST MARRIOTT, L.P.,
                              as the U.S. Borrower

              CERTAIN CANADIAN SUBSIDIARIES OF HOST MARRIOTT, L.P.,
                    as the Canadian Revolving Loan Borrowers,

                                VARIOUS LENDERS,

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                            as Administrative Agent,

                                       and

                              BANK OF AMERICA, N.A.
                              as Syndication Agent

                           CITICORP REAL ESTATE, INC.
                         CREDIT LYONNAIS NEW YORK BRANCH
                                       and
                             WELLS FARGO BANK, N.A.,
                           as Co-Documentation Agents

                         ===============================

                            Dated as of June 6, 2002

                         ===============================

                          DEUTSCHE BANK SECURITIES INC.

                                       AND

                         BANC OF AMERICA SECURITIES LLC.

              as Co-Lead Arrangers and Joint Book Running Managers
================================================================================

                                Table of Contents

                                                                                                               Page
                                                                                                               ----
SECTION 1. Definitions and Accounting Terms....................................................................   1

     1.01  Defined Terms.......................................................................................   1

SECTION 2. Amount and Terms of Credit..........................................................................  40

     2.01  The Commitments.....................................................................................  40
     2.02  Minimum Amount of Each Borrowing....................................................................  42
     2.03  Notice of Borrowing.................................................................................  42
     2.04  Extension of Maturity Date..........................................................................  43
     2.05  Disbursement of Funds...............................................................................  44
     2.06  Notes...............................................................................................  44
     2.07  Conversions.........................................................................................  46
     2.08  Pro Rata Borrowings.................................................................................  47
     2.09  Interest............................................................................................  48
     2.10  Interest Periods....................................................................................  49
     2.11  Increased Costs, Illegality, etc....................................................................  50
     2.12  Compensation........................................................................................  52
     2.13  Lending Offices; Changes Thereto....................................................................  53
     2.14  Replacement of Lenders..............................................................................  53
     2.15  Bankers' Acceptance Provisions......................................................................  55
     2.16  Additional Revolving Loan Commitments...............................................................  55
     2.17  Special Provisions Regarding RL Lenders and Canadian Revolving Loans................................  56
     2.18  Voluntary Adjustment or Termination of Total Maximum Canadian Dollar Revolving Loan Sub-Commitment
              and Total Canadian Dollar Revolving Loan Sub-Commitment..........................................  59

SECTION 3. Letters of Credit...................................................................................  61

     3.01  Letters of Credit...................................................................................  61
     3.02  Maximum Letter of Credit Outstandings; Final Maturities; etc........................................  62
     3.03  Letter of Credit Requests; Notices of Issuance......................................................  63
     3.04  Letter of Credit Participations.....................................................................  63
     3.05  Agreement to Repay Letter of Credit Drawings........................................................  66
     3.06  Increased Letter of Credit Costs....................................................................  67

SECTION 4. Commitment Commission; Canadian Commitment Commission; Fees;
     Reductions of Commitment..................................................................................  67

     4.01  Fees................................................................................................  67
     4.02  Voluntary Termination or Reduction of Total Unutilized Revolving Loan
            Commitment.........................................................................................  69

SECTION 5. Prepayments; Payments; Taxes.............................................................    69

     5.01  Voluntary Prepayments....................................................................    69
     5.02  Mandatory Repayments and Commitment Reductions...........................................    70
     5.03  Method and Place of Payment..............................................................    74
     5.04  Net Payments.............................................................................    74

SECTION 6. Conditions Precedent to Initial Credit Events............................................    77

     6.01  Execution of Agreement; Notes............................................................    77
     6.02  Opinions of Counsel......................................................................    77
     6.03  Corporate Documents; Proceedings; etc....................................................    78
     6.04  Fees, etc................................................................................    78
     6.05  Pledge and Security Agreement............................................................    78
     6.06  Subsidiaries Guaranty....................................................................    79
     6.07  Adverse Change, etc......................................................................    79
     6.08  Litigation...............................................................................    80
     6.09  Original Credit Agreement................................................................    80
     6.10  Solvency Certificate; Insurance Certificates.............................................    80
     6.11  Financial Statements; Projections........................................................    80
     6.12  No Default; Representations and Warranties...............................................    80

SECTION 7. Conditions Precedent to All Credit Events................................................    81

     7.01  No Default; Representations and Warranties...............................................    81
     7.02  Notice of Borrowing; Letter of Credit Request............................................    81

SECTION 8. Representations, Warranties and Agreements...............................................    81

     8.01  Status...................................................................................    81
     8.02  Power and Authority......................................................................    82
     8.03  No Violation.............................................................................    82
     8.04  Governmental Approvals...................................................................    82
     8.05  Financial Statements; Financial Condition; Undisclosed Liabilities;
            Projections; etc........................................................................    83
     8.06  Litigation...............................................................................    84
     8.07  True and Complete Disclosure.............................................................    84
     8.08  Use of Proceeds; Margin Regulations......................................................    84
     8.09  Tax Returns and Payments.................................................................    84
     8.10  Compliance with ERISA....................................................................    85
     8.11  The Pledge and Security Agreement; Equity Pledges........................................    86
     8.12  Properties...............................................................................    86
     8.13  Subsidiaries.............................................................................    87
     8.14  Compliance with Statutes, etc............................................................    87
     8.15  Investment Company Act...................................................................    87
     8.16  Public Utility Holding Company Act.......................................................    87
     8.17  Environmental Matters....................................................................    87

     8.18   Labor Relations..........................................................................    88
     8.19   Intellectual Property....................................................................    88
     8.20   Indebtedness.............................................................................    88
     8.21   Management Agreements, Franchise Agreements, Operating Leases, Ground
             Leases..................................................................................    88
     8.22   Status as REIT...........................................................................    89
     8.23   Facility Managers; Approved Lessees......................................................    89

SECTION 9.  Financial Covenants......................................................................    89

     9.01   Maximum Leverage Ratio...................................................................    89
     9.02   Minimum Consolidated Interest Coverage Ratio; Minimum Unsecured
             Interest Coverage Ratio.................................................................    90
     9.03   Minimum Consolidated Fixed Charge Coverage Ratio.........................................    91
     9.04   Additional Financial Covenants and Limitations on Incurrence of Indebtedness.............    92

SECTION 10. Affirmative Covenants....................................................................    92

     10.01  Compliance with Laws, Etc................................................................    92
     10.02  Conduct of Business......................................................................    93
     10.03  Payment of Taxes, Etc....................................................................    93
     10.04  Maintenance of Insurance.................................................................    93
     10.05  Preservation of Existence, Etc...........................................................    93
     10.06  Access; Annual Meetings with Lenders.....................................................    93
     10.07  Keeping of Books.........................................................................    94
     10.08  Maintenance of Properties, Etc...........................................................    94
     10.09  Management Agreements, Operating Leases and Certain Other Contracts......................    94
     10.10  Application of Proceeds..................................................................    95
     10.11  Information Covenants....................................................................    95
     10.12  Intentionally Omitted....................................................................    98
     10.13  Certain Subsidiaries.....................................................................    98
     10.14  Foreign Subsidiaries Security............................................................    99
     10.15  Additional Guarantors; Release of Guarantors and Collateral..............................    99
     10.16  End of Fiscal Years; Fiscal Quarters.....................................................   102
     10.17  Environmental Matters....................................................................   102

SECTION 11. Negative Covenants.......................................................................   103

     11.01  Liens....................................................................................   103
     11.02  Indebtedness.............................................................................   103
     11.03  Limitation on Certain Restrictions on Subsidiaries.......................................   104
     11.04  Limitation on Issuance of Capital Stock..................................................   104
     11.05  Modification and Enforcement of Certain Agreements.......................................   104
     11.06  Limitation on Creation of Subsidiaries...................................................   105
     11.07  Transactions with Affiliates.............................................................   105
     11.08  Sales of Assets..........................................................................   106



         11.09  Consolidation, Merger, etc.................................................................     107
         11.10  Acquisitions; Investments..................................................................     108
         11.11  Dividends..................................................................................     111
         11.12  Capital Expenditures.......................................................................     112
         11.13  Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness;
                  Modifications of Organizational Documents; etc...........................................     113
         11.14  Business...................................................................................     114

    SECTION 12. Events of Default..........................................................................     114

         12.01  Payments...................................................................................     114
         12.02  Representations, etc.......................................................................     115
         12.03  Covenants..................................................................................     115
         12.04  Default Under Other Agreements.............................................................     115
         12.05  Bankruptcy, etc............................................................................     115
         12.06  ERISA......................................................................................     116
         12.07  Pledge and Security Agreement..............................................................     116
         12.08  Guaranty...................................................................................     116
         12.09  Judgments..................................................................................     117
         12.10  Management Agreements......................................................................     117
         12.11  Operating Leases...........................................................................     117
         12.12  Change of Control..........................................................................     117
         12.13  Trademark Permission.......................................................................     117
         12.14  REIT Status; Cash Proceeds Retained by HMC.................................................     117
         12.15  General Partner Status.....................................................................     118
         12.16  Certain FF&E...............................................................................     118

    SECTION 13. The Agents.................................................................................     119

         13.01  Appointment................................................................................     119
         13.02  Nature of Duties...........................................................................     119
         13.03  Lack of Reliance on the Agents.............................................................     119
         13.04  Certain Rights of the Agents...............................................................     120
         13.05  Reliance...................................................................................     120
         13.06  Indemnification............................................................................     120
         13.07  Each Agent in its Individual Capacity......................................................     120
         13.08  Holders....................................................................................     121
         13.09  Removal of or Resignation by the Agents....................................................     121

    SECTION 14. Miscellaneous..............................................................................     121

         14.01  Payment of Expenses, etc...................................................................     121
         14.02  Notices....................................................................................     123
         14.03  Benefit of Agreement.......................................................................     123
         14.04  No Waiver; Remedies Cumulative.............................................................     125
         14.05  Payments Pro Rata..........................................................................     126
         14.06  Calculations; Computations.................................................................     126

                                      -IV-



         14.07  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.......................   127
         14.08  Counterparts.................................................................................   128
         14.09  Effectiveness................................................................................   128
         14.10  Headings Descriptive.........................................................................   128
         14.11  Amendment or Waiver; etc.....................................................................   128
         14.12  Survival.....................................................................................   130
         14.13  Domicile of Loans............................................................................   130
         14.14  Confidentiality..............................................................................   130
         14.15  Register.....................................................................................   131
         14.16  Commercial Loan Transactions.................................................................   132
         14.17  Limitations on Recourse......................................................................   132
         14.18  Judgment Currency............................................................................   132
         14.19  Right of Setoff..............................................................................   133
         14.20  Termination of Liens.........................................................................   133
         14.21  Severability.................................................................................   133

    SECTION 15.  Nature of Borrowers' Obligations............................................................   134

         15.01  Nature of Obligations........................................................................   134

    SECTION 16.  U.S. Borrower Guaranty......................................................................   134

         16.01  The Guaranty.................................................................................   134
         16.02  Bankruptcy...................................................................................   134
         16.03  Nature of Liability..........................................................................   134
         16.04  Guaranty Absolute............................................................................   135
         16.05  Independent Obligation.......................................................................   135
         16.06  Authorization................................................................................   135
         16.07  Reliance.....................................................................................   136
         16.08  Subordination................................................................................   136
         16.09  Waivers......................................................................................   136
         16.10  Guaranty Continuing..........................................................................   137
         16.11  Binding Nature of Guaranties.................................................................   138
         16.12  Judgments Binding............................................................................   138


SCHEDULE I-A        Commitments
SCHEDULE I-B        Canadian Dollar Revolving Loan Sub-Commitments
SCHEDULE II         Lender Addresses and Applicable Lending Offices
SCHEDULE III        Certain Provisions Relating to Bankers' Acceptances
SCHEDULE IV         Subsidiaries
SCHEDULE 8.20       Indebtedness
SCHEDULE 11.12      Certain New Hotel Properties

                                      -V-

EXHIBIT A       Notice of Borrowing
EXHIBIT B-1     Term Note
EXHIBIT B-2     Dollar Revolving Note
EXHIBIT B-3     Canadian Dollar Revolving Note
EXHIBIT C       Letter of Credit Request
EXHIBIT D       Section 5.04(b)(ii) Certificate
EXHIBIT E-1     Opinion of Elizabeth A. Abdoo, Esq., General Counsel to
                HMC, and counsel to the U.S. Borrower
EXHIBIT E-2     Opinion of Hogan & Hartson L.L.P., special counsel to
                the Credit Parties
EXHIBIT E-3     Opinion of Blake, Cassels & Graydon, LLP, special
                Canadian counsel to the Credit Parties
EXHIBIT E-4     Opinion of Cox, Hanson O'Reilly Matheson, special
                Canadian counsel to the Credit Parties
EXHIBIT F       Secretaries' Certificate
EXHIBIT G       Pledge and Security Agreement
EXHIBIT H       Subsidiaries Guaranty
EXHIBIT I       Solvency Certificate
EXHIBIT J       Additional Revolving Loan Commitment Agreement
EXHIBIT K       Form of Corporate Forecast
EXHIBIT L       Assignment and Assumption Agreement
EXHIBIT M       Senior Note Indenture

          CREDIT AGREEMENT, dated as of June 6, 2002, among HOST MARRIOTT, L.P., a Delaware limited partnership (the "U.S. Borrower"), each CANADIAN REVOLVING LOAN BORROWER from time to time party hereto, the LENDERS party hereto from time to time, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

          WHEREAS, the U.S. Borrower is party to the Original Credit Agreement (as defined below) and desires to replace the Original Credit Agreement with this Agreement; and

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the respective credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1. Definitions and Accounting Terms.

          1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Absolute Rate" shall mean an interest rate (rounded to the nearest ..0001) expressed as a decimal.

          "Acceptance Fee" shall mean, in respect of a Bankers' Acceptance, a fee calculated on the Face Amount of such Bankers' Acceptance at a rate per annum equal to the Applicable Margin that would be payable with respect to a Revolving Loan maintained as a Eurodollar Loan borrowed on the Drawing Date of such Bankers' Acceptance. Acceptance Fees shall be calculated on the basis of the term to maturity of the Bankers' Acceptance and a year of 365 days.

          "Additional Revolving Loan Commitment" shall mean, for each Additional Revolving Loan Lender, any commitment to make Revolving Loans by such Lender pursuant to Section 2.16, in such amount as agreed to by such Lender in the respective Additional Revolving Loan Commitment Agreement; provided that on the Additional Revolving Loan Commitment Date upon which an Additional Revolving Loan Commitment of any Additional Revolving Loan Lender becomes effective, such Additional Revolving Loan Commitment of such Additional Revolving Loan Lender shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Additional Revolving Loan Lender for all purposes of this Agreement as contemplated by Section 2.16.

          "Additional Revolving Loan Commitment Agreement" shall mean an Additional Revolving Loan Commitment Agreement substantially in the form of Exhibit J (appropriately completed).

          "Additional Revolving Loan Commitment Date" shall mean each date upon which an Additional Revolving Loan Commitment under an Additional Revolving Loan Commitment Agreement becomes effective as provided in Section 2.16(b).

          "Additional Revolving Loan Lender" shall have the meaning provided in
Section 2.16(b).

          "Adjusted Funds From Operations" shall mean, for any period, Consolidated Net Income for such period plus (a) the sum of the following amounts for such period (without duplication) to the extent deducted in the determination of Consolidated Net Income for such period: (i) depreciation expense, (ii) amortization expense and other non-cash charges of HMC and its Subsidiaries with respect to their real estate assets for such period, (iii) losses from Asset Sales, losses resulting from restructuring of Indebtedness and other extraordinary losses, (iv) amortization of financing cost, and (v) minority interest expense; less (b) the sum of the following amounts to the extent included in the determination of Consolidated Net Income for such period:
(i) gains from Asset Sales, gains resulting from restructuring of Indebtedness and other extraordinary gains, (ii) the applicable share of Consolidated Net Income of HMC's Unconsolidated Entities, and (iii) minority partner adjusted funds from operations; plus (without duplication of any amounts referred to in clause (a) above in this definition) (c) HMC's pro rata share of Adjusted Funds From Operations of HMC's Unconsolidated Entities based upon HMC's percentage ownership interest in such Unconsolidated Entities.

          "Adjusted Total Assets" shall mean the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets (excluding intangibles) of the U.S. Borrower and its Subsidiaries determined on a consolidated basis (it being understood that the accounts of Subsidiaries shall be consolidated with those of the U.S. Borrower only to the extent of the U.S. Borrower's proportionate interest therein) as of any transaction date, as adjusted to reflect the application of the proceeds of such transaction on such transaction date. Adjusted Total Assets, as of any date of determination, shall mean the Adjusted Total Assets as of the end of the most recent fiscal quarter ending on or prior to the date of determination for which financial statements are required to have been delivered pursuant to Section 10.11 or prior to the first date such financial statements are required to be delivered, the fiscal quarter ending closest to March 31, 2002.

          "Adjustment Date" shall have the meaning provided in Section 2.18(b).

          "Administrative Agent" shall mean DBTCA in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor Administrative Agent appointed pursuant to Section 13.09.

          "Affected Eurodollar Loans" shall have the meaning provided in Section 5.02(d).

          "Affiliate" shall mean, with respect to any Person, any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors, officers and general partners of such Person) controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 10% of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise, provided that the right to designate a member of the board of directors or managers of a Person will not, by itself, be deemed to constitute control. Notwithstanding the foregoing, neither Marriott International nor any of its Subsidiaries shall be considered to be Affiliates of HMC or any of its Subsidiaries.

          "Affiliate Debt" shall mean any Indebtedness, whether now existing or hereafter incurred, owed by any Credit Party or any of its Subsidiaries to any other Credit Party or any of its Affiliates (including, without limitation, any Intercompany Existing Indebtedness).

          "Affiliate Transaction" shall have the meaning provided for in Section 11.07.

          "Agent" shall mean each of the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and Collateral Agent.

          "Aggregate U.S. Revolving Exposure" at any time shall mean the sum of
(i) the aggregate principal amount of all Dollar Revolving Loans then outstanding and (ii) the aggregate amount of all Letter of Credit Outstandings at such time.

          "Aggregate Revolving Credit Exposure" at any time shall mean the sum of (i) the aggregate principal amount of all Revolving Loans then outstanding (for this purpose, (x) at all times prior to the occurrence of any Sharing Event and the automatic conversion of Canadian Revolving Loans to Dollar Revolving Loans pursuant to Section 2.17, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of each Canadian Revolving Loan then outstanding and (y) at all times after any occurrence described in the preceding clause (x), giving effect to the conversions to Dollar obligations required by
Section 2.17), plus (ii) the aggregate amount of all Letter of Credit Outstandings at such time.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended (including any amendment and restatement hereof) from time to time.

          "Applicable Commitment Commission Percentage" shall mean, with respect to any quarterly period occurring between successive Quarterly Payment Dates (or, if shorter, the period through the termination of the Total Revolving Loan Commitment) during which the daily average Aggregate Revolving Credit Exposure is (i) less than 50% of the Total Revolving Loan Commitment, .55% per annum,
(ii) greater than or equal to 50%, but less than 75%, of the Total Revolving Loan Commitment, .45% per annum; and (iii) greater than or equal to 75% of the Total Revolving Loan Commitment, .35% per annum; provided, however, that to the extent any portion of the Total Revolving Loan Commitment is not available pursuant to clause (vii) of Section 2.01(a), the Applicable Commitment Commission Percentage solely with respect to such portion shall be 0.10% per annum rather than the higher percentages set forth above in the definition.

          "Applicable Currency" shall mean, with respect to any Obligations, Dollars or, to the extent relating to Canadian Revolving Loans, the respective Canadian Dollars, in which the respective Loans or related amounts are denominated.

          "Applicable Margin" shall mean, with respect to any Revolving Loan, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Type of Loan and opposite the respective Level (i.e., Level I, Level II, Level III, Level IV, Level V or Level VI, as the case may be) indicated to have been achieved on the Test Date immediately preceding such Start Date (as shown on the respective officer's certificate delivered pursuant to Section 10.11(d) or the first proviso below):

                                                               Base           Eurodollar
                 Leverage Ratio                                Rate Loans     Rate Loans
                 --------------                                ----------     ----------
     Level I       Less than 5:00:1.00                           1.50%          2.50%

     Level II      Greater than or equal to 5.00:1.00 but
                   less than 5.50:1.00                           1.75%          2.75%

     Level III     Greater than or equal to 5.50:1.00 but
                   less than 6.00:1.00                           2.00%          3.00%

     Level IV      greater than or equal to 6.00:1.00 but
                   less than 6.50:1.00                           2.25%          3.25%

     Level V       greater than or equal to 6.50:1.00 but
                   less than 7.00:1.00                           2.50%          3.50%

     Level VI      greater than or equal to 7.00:1.00            2.75%          3.75%

; provided, however, that if the U.S. Borrower fails to deliver the financial statements required to be delivered pursuant to Section 10.11(a) or (b) (accompanied by the officer's certificate required to be delivered pursuant to Section 10.11(d) showing the applicable Leverage Ratio on the relevant Test
Date) on or prior to the respective date required by such Sections, then Level VI pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level VI (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); provided, further, that Level VI pricing shall apply at any time when any Specified Default or Event of Default is in existence. Notwithstanding anything to the contrary contained in the immediately preceding sentence (other than the second proviso thereof), Level IV pricing shall apply for the period from the Effective Date to but not including the date which is the first Start Date after the Effective Date.

The Applicable Margin for Term Loans shall be the above rates as in effect from time to time plus 0.50% per annum. The Applicable Margin for Canadian Revolving Loans is the Applicable Margin determined above for Base Rate Loans.

          "Approved Lessee" shall mean (i) a Taxable REIT Subsidiary of the U.S. Borrower or (ii) another lessee under an Operating Lease, which lessee must be approved by the Administrative Agent (such approval not to be unreasonably withheld) unless either such Operating Lease relates to Hotel Properties accounting, individually or with other leases of such lessee, for less than 10% of the Consolidated EBITDA of the U.S. Borrower or such lessee is a Permitted Facility Manager.

          "Asset Sale" shall mean any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the U.S. Borrower or any of its Subsidiaries to any Person other than the U.S. Borrower or any of its Subsidiaries of (i) all or any of the Capital Stock of any Subsidiary (including by issuance of such Capital Stock), (ii) all or substantially all of the property and assets of an operating unit or business of the U.S. Borrower or any of its Subsidiaries, or (iii) any other property and assets of the U.S. Borrower or any of its Subsidiaries (other than Capital Stock of a Person which is not a Subsidiary) outside the ordinary course of business of the U.S. Borrower or such Subsidiary and, in each case, that is not governed by Section 11.09; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets with a fair market value not in excess of $10 million in any transaction or series of related transactions, (c) leases of real estate assets, (d) Investments complying with Section 11.10 and (e) any transactions that, pursuant to clause (b) of Section 11.08, are not deemed not to be an "Asset Sale."

          "Assets" shall mean, with respect to any Person, all assets of such Person that would, in accordance with GAAP, be classified as assets of a company conducting a business the same as or similar to that of such Person, including without limitation, all hotels, mortgage loans, management agreements, franchise agreements, representation agreements, undeveloped land, joint ventures, hotel construction and available cash balances.

          "Assignee Canadian Lender" shall have the meaning provided in Section 14.03(d).

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

          "Authorized Financial Officer" of any Credit Party shall mean any of the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of such Credit Party or any other officer of such Credit Party designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to act in such capacity so long as such other officer is a financial person who works in such Credit Party's controller's or accounting office.

          "Authorized Officer" of any Credit Party shall mean any of the Chief Executive Officer, the President, the Chief Operating Officer, any Authorized Financial Officer or any Vice-President of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give notices under this Agreement.

          "BA Discount Proceeds" shall mean, in respect of any Bankers' Acceptance to be purchased by a Canadian Lender on any date pursuant to Section
2.01 and Schedule III hereto, an amount rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up, calculated on such day by dividing:

          (a) the Face Amount of such Banker's Acceptance; by

          (b) the sum of one plus the product of:

                    (i) the respective Canadian Lender's Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

                    (ii) a fraction, the numerator of which is the number of
              days in the term of maturity of such Banker's Acceptance and the denominator of which is 365;

          with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

          "Bank of America" shall mean Bank of America, N.A., in its individual capacity.

          "Bankers' Acceptance" shall mean a Draft accepted by a Canadian Lender pursuant to Section 2.01 and Schedule III hereto.

          "Bankers' Acceptance Loans" shall mean the creation and discount of Bankers' Acceptances as contemplated in Section 2.01 and Schedule III hereto.

          "Bankruptcy Code" shall have the meaning provided in Section 12.05.

          "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% plus the overnight Federal Funds Rate and (ii) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Dollar Loan designated or deemed designated as such by the respective Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrowers" shall mean and include (i) the U.S. Borrower, and (ii) all Canadian Revolving Loan Borrowers. Each reference in this Agreement or any other Credit Document to any "Borrower" shall mean, if the respective reference relates to the Obligations of a Borrower or its liabilities to make payments of principal, interest, fees or other amounts with respect to any outstanding Obligation, the respective Person which is the Borrower of the respective Loans in the case of Canadian Revolving Loans, or the Persons jointly and severally acting as the Borrower with respect thereto, in the case of Term Loans, Dollar Revolving Loans or Letter of Credit Outstandings. Each other reference in this Agreement or any other Credit Document to a Borrower (including without limitation for purposes of the representations and warranties, covenants and events of default) shall mean, unless the context otherwise indicates, any Person which, either individually or jointly and severally, is a Borrower hereunder (including the U.S. Borrower and each Canadian Revolving Loan Borrower).

          "Borrowing" shall mean the borrowing by a Borrower of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) and having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 2.11(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) or clause (iii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in the city where the applicable Payment Office of the Administrative Agent is located in respect of Eurodollar Loans and (iii) solely for purposes of Canadian Revolving Loans, any day except Saturday, Sunday and any day which shall be in Toronto, Ontario, Canada a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

          "Calculation Period" shall mean the period of four consecutive fiscal quarters last ended before the date of the respective event or incurrence which requires calculations to be made on a Pro Forma Basis and for which financial information of the kind referred to in Sections 10.11(a) and (b) is available.

          "Canadian Commitment Commission" shall have the meaning provided in
Section 4.01(a).

          "Canadian Dollars" and "Cdn $" shall mean freely and transferable lawful money of Canada.

          "Canadian Dollar Equivalent" shall mean, at any time for the determination thereof, the amount of Canadian Dollars which could be purchased with the amount of Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Person serving as the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

          "Canadian Dollar Revolving Loan Sub-Commitment" shall mean, as to any Canadian Lender, the such Lender's Canadian RL Percentage of the Total Canadian Dollar Revolving Loan Sub-Commitment as determined pursuant to Sections 2.18(a),
(b), (c) and (e) from time to time. The Canadian Dollar Revolving Loan Sub-Commitments of the Canadian Lenders in no event may exceed the Maximum Canadian Dollar Revolving Loan Sub-Commitments of the Canadian Lenders.

          "Canadian Dollar Revolving Notes" shall have the meaning provided in
Section 2.06(a).

          "Canadian Lender" shall mean (i) each Lender listed on Schedule I-B, and (ii) each additional Person that becomes a Canadian Lender party hereto as a lender in Canada to any Canadian Revolving Loan Borrower under the Maximum Canadian Dollar Revolving Loan Sub-Commitments in accordance with Section 2.14 or 14.03(b) (provided that a Canadian Lender must be (x) a person resident in Canada for purposes of the Income Tax Act (Canada), (y) an authorized foreign bank which at all times holds all of its interest in any Canadian Obligations in the course of its Canadian banking business for purposes of subsection 212(13.3) of the Income Tax Act (Canada) or (z) able to establish to the satisfaction of the Canadian Revolving Loan Borrowers and the Administrative Agent based on applicable law in effect on the Effective Date or on such later date on which it becomes a Canadian Lender that such Lender is not subject to deduction or withholding of Canadian Taxes with respect to any payments to such Lenders of interest, fees, commissions, or any other amount payable by any Canadian Revolving Loan Borrower under the Credit Documents, on the Effective Date or such other date on which it becomes a Canadian Lender), in each case, in their capacities as lenders in Canada to the Canadian Revolving Loan Borrowers under the Maximum Canadian Dollar Revolving Loan Sub-Commitments. A Canadian Lender shall cease to be a "Canadian Lender" when it has assigned all of its Maximum Canadian Dollar Revolving Loan Sub-Commitment in accordance with Section 2.14 and/or 14.03(b). For purposes of this Agreement, (x) unless the context otherwise indicates, each reference to a Canadian Lender which has one or more affiliates which act as a Canadian Lender shall include such affiliate or affiliates and (y) the terms "Lender" and "RL Lender" include each Canadian Lender unless the context otherwise requires.

          "Canadian Obligations" shall have the meaning provided in Section
16.01.

          "Canadian Prime Rate" shall mean, at any time, the greater of (i) the per annum rate of interest quoted, published and commonly known as the "prime rate" of Deutsche Bank AG, Canada Branch which Deutsche Bank AG, Canada Branch establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without necessity of any notice to any Borrower or any other Person and (ii) the sum of (x) the average of the rates per annum for Canadian Dollar bankers' acceptances having a term of 30 days that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) on the date of determination, as reported by Deutsche Bank AG, Canada Branch (and if such screen is not available, any successor or similar services may be selected by Deutsche Bank AG, Canada Branch), and (y) 0.75%.

          "Canadian Prime Rate Loans" shall mean any Canadian Revolving Loan designated or deemed designated as such by the respective Canadian Revolving Loan Borrower at the time of the incurrence thereof or conversion thereof.

          "Canadian Revolving Loan" shall have the meaning provided in Section 2.01.

          "Canadian Revolving Loan Borrowers" shall mean Calgary Charlotte Partnership, HMC Toronto Air Company, HMC Toronto EC Company and HMC AP Canada Company.

          "Canadian RL Percentage" of any Canadian Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Maximum Canadian Dollar

Revolving Loan Sub-Commitment of such Canadian Lender at such time and the denominator of which is the aggregate amount of Maximum Canadian Dollar Revolving Loan Sub-Commitments of all Canadian Lenders at such time. Notwithstanding anything to the contrary contained above, if the Canadian RL Percentage of any Canadian Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the Canadian RL Percentages of the Canadian Lenders shall be determined immediately prior (and without giving effect) to such termination.

          "Canadian Taxes" shall have the meaning provided in Section 5.04(e).

          "Capital Expenditures" shall mean, with respect to any Person, without duplication, all expenditures by such Person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and, without duplication, the amount of Capitalized Lease Obligations of such Person.

          "Capital Stock" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, and participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

          "Cash Available for Distribution" of any Person for any period shall mean Consolidated EBITDA of such Person less the sum of (w) 5% of Gross Revenues received during such period from all Hotel Properties, (x) Consolidated Interest Expense for such period, (y) scheduled amortization (other than balloon payments) for such period plus (z) cash Taxes for such period.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender that is a commercial bank or (y) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody's is at least P-2 or the equivalent thereof (any such bank or Lender, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition, (iv) marketable direct obligations issued by the

District of Columbia or any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses
(i) through (iv) above.

          "CDOR" shall mean, for any day and relative to Bankers' Acceptances having any specified term, the arithmetic average of the bid rates of interest (expressed as an annual percentage rate) rounded to the nearest one-hundred-thousandth of one percent (with 0.000005 being rounded up) for Canadian Dollar bankers' acceptances having a term to maturity equal to such specified term (or a term as closely as possible comparable to such specified term) of those of Bank of Montreal, Canadian Imperial Bank of Commerce, Royal Bank of Canada, The Bank of Nova Scotia and The Toronto-Dominion Bank that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) on such day (or, if such day is not a Business Day, as of 10:00 a.m. on the next preceding Business Day), provided that if fewer than two such bid rates appear on the Reuters Screen CDOR Page as of such time on such day, CDOR for such day will be the arithmetic average of the bid rates of interest (expressed as an annual percentage rate and rounded as set forth above) for Canadian Dollar bankers' acceptances, with a term to maturity equal to such specified term (or a term as closely as possible comparable to such specified term) for same day settlement as quoted by such of the principal Toronto offices of Bank of Montreal, Canadian Imperial Bank of Commerce, Royal Bank of Canada, The Bank of Nova Scotia and The Toronto-Dominion Bank as may quote such a rate as of 10:00 a.m. (Toronto time) on such day as determined by the Administrative Agent.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

          "Change of Control" shall mean (i) HMC shall at any time cease to own 100% of the general partnership interests of the U.S. Borrower, (ii) the direct or indirect acquisition by any Person or a group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act), other than Marriott Family Members, of beneficial ownership (as such term is defined in Rule 13D-3 promulgated under the Securities Exchange Act) of 40% or more of the outstanding shares of common stock of HMC, or (iii) the Board of Directors of HMC shall not consist of a majority of Continuing Directors or (iv) any "change of control" or similar event shall occur under any Qualified Preferred Stock, the Senior Notes or any other Indebtedness (other than Non-Recourse Indebtedness) of HMC or the U.S. Borrower with an aggregate principal amount of $40,000,000 or more which results in a default under such Indebtedness beyond the period of grace (if any) or a declaration of such Indebtedness to be due and payable prior to the scheduled maturity thereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all "Collateral" as defined in the Pledge and Security Agreement or any other Security Document and all cash and Cash Equivalents delivered as collateral pursuant to Section 3, 5.02 or 12.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Pledge and Security Agreement.

          "Collateral Release Date" shall have the meaning provided in Section 10.15(d).

          "Commitment" shall mean any of the commitments of any Lender.

          "Commitment Commission" shall have the meaning provided in Section 4.01(a).

          "Consolidated" or "consolidated" shall mean, with respect to any Person, the consolidation of the accounts of the Subsidiaries of such Person with those of such Person; provided that "consolidation" will not include consolidation of the accounts of any other Person other than a Subsidiary of such Person with such Person (it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein). The terms "consolidated" and "consolidating" have correlative meanings to the foregoing.

          "Consolidated EBITDA" shall mean, for any Person and for any period on a Pro-Forma Basis, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, (A) the sum of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income (to the extent of such Person's proportionate interest therein), (iii) depreciation and amortization expense (to the extent of such Person's proportionate interest therein), (iv) any other noncash items reducing the Consolidated Net Income of such Person for such period (to the extent of such Person's proportionate interest therein), (v) any dividends or distributions during such period to such Person or a Consolidated Subsidiary of such Person (to the extent of such Person's proportionate interest therein) from any other Person which is not a Subsidiary of such Person or which is accounted for by such Person by the equity method of accounting, to the extent that such dividends or distributions are not included in the Consolidated Net Income of such Person for such period and (vi) any cash receipts of such Person or a Consolidated Subsidiary of such Person (to the extent of such Person's proportionate interest therein) during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (B) of this definition, minus (B) the sum of (I) all non-cash items increasing the Consolidated Net Income of such Person (to the extent of such Person's proportionate interest therein) for such period and (II) any cash expenditures of such Person (to the extent of such Person's proportionate interest therein) during such period to the extent such cash expenditures (a) did not reduce the Consolidated Net Income of such Person for such period and (b) were applied against reserves or accruals that constituted noncash items reducing the Consolidated Net Income of such Person (to the extent of such Person's proportionate interest therein) when reserved or accrued; all as determined on a consolidated basis for such Person and its Consolidated Subsidiaries (it being understood that the accounts of such Person's Consolidated

Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

          "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (x) Consolidated EBITDA for such period, less the sum for such period of (a) 5% of Gross Revenues received from Hotel Properties and (b) 3% of Gross Revenues received from all other high quality real estate to (y) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges" shall mean, for any period, the sum of
(i) Consolidated Interest Expense for such period, (ii) to the extent that same does not otherwise constitute Consolidated Interest Expense, all interest expense on the QUIPs Debt for such period, (iii) preferred stock dividends (or the equivalent thereof) accrued and/or paid in cash by the U.S. Borrower during such period, (iv) scheduled amortization payments (other than balloon payments) during such period and (v) cash taxes on ordinary income for such period.

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (x) Consolidated EBITDA for such period to (y) Consolidated Interest Expense (excluding any interest expense on the QUIPs Debt unless the principal of the QUIPs Debt has become due and payable and has not been paid) for such period.

          "Consolidated Interest Expense" of any Person shall mean, for any period on a Pro-Forma Basis, the aggregate amount (without duplication and determined in each case on a consolidated basis) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations but excluding the amortization of fees or expenses incurred in order to consummate the sale of the Senior Notes or to establish the credit facility implemented under this Agreement) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and noncash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letter of credit financings and Interest Rate Protection Agreements and Other Hedging Agreements, in each case to the extent attributable to such period, and (b) dividends accrued or payable by such Person or any of its Consolidated Subsidiaries in respect of Disqualified Stock (other than by Subsidiaries of such Person to such Person or, to the extent of such Person's proportionate interest therein, such Person's Subsidiaries); provided, however, that any such interest, dividends or other payments or accruals (referenced in clauses (a) or (b)) of a Consolidated Subsidiary that is not a Wholly-Owned Subsidiary shall be included only to the extent of the proportionate interest of the referent Person in such Consolidated Subsidiary. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the U.S. Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

          "Consolidated Net Income" shall mean, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis (it being understood that the net income of Consolidated Subsidiaries shall be consolidated with that of a Person only to the extent of the proportionate interest of such Person in such Consolidated Subsidiaries); provided that (i) net income (or loss) of any other Person which is not a Subsidiary of the Person, or that is accounted for by such specified Person by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Subsidiary of such Person, (ii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets or from the issuance or sale of any Capital Stock) shall be excluded, and (iv) the net income, if positive, of any of such Person's Consolidated Subsidiaries other than Consolidated Subsidiaries that are not Guarantors to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary shall be excluded; provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (ii), (iii) and (iv), such amounts shall be excluded only to the extent included in computing such net income (or loss) on a consolidated basis and without duplication; provided, further, that Consolidated Net Income for any period shall be increased by the amount of any insurance proceeds in respect of any Hotel Property or other Real Property received by the U.S. Borrower or any of its Subsidiaries for business interruption or time element losses for such period to the extent that such Insurance Proceeds have not already been included in the computation of such Consolidated Net Income for such period.

          "Consolidated Total Debt" shall mean, at any time, the sum of (without duplication) (i) the amount of all Indebtedness of the U.S. Borrower and its Subsidiaries as would be required to be reflected on the liability side of a balance sheet prepared in accordance with GAAP and determined on a consolidated basis at such time (it being understood that the amounts of Indebtedness of Subsidiaries shall be consolidated with that of the U.S. Borrower only to the extent of the U.S. Borrower's interest in such Subsidiaries) and (ii) guarantees of third party debt, letters of credit issued to support third party debt and secured obligations in favor of hotel managers in connection with jointly funded hotel renovations.

          "Contingent Obligation" shall mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business; provided, further, that if the U.S. Borrower or a Subsidiary has received a letter of credit or other similar credit support from a bank or a Person with a long term unsecured credit rating of at least "BBB-" or higher from S&P or "Baa" from Moody's (or, if not from a Person that has a rating, a Person that, in the sole discretion of the Required Lenders, is capable of performing and will perform its obligations under such credit support) or cash collateral in which the U.S. Borrower or such Subsidiary has a first priority perfected security interest and which is immediately available to the U.S. Borrower or such Subsidiary in the event of a payment by it under the related Contingent Obligation (or cash collateral has been deposited with the obligee (or a trustee for such obligee) under such Contingent Obligation under similar circumstances, including a defeasance trust), the amount of the Contingent Obligation shall be reduced by the amount payable under such letter of credit or other similar credit support but only so long as such letter of credit or other similar credit support or cash collateral remains in effect and meets such requirements or such Person providing the credit support satisfies such criteria.

          "Continuing Directors" shall mean the directors of HMC on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of HMC is recommended by a majority of the then Continuing Directors or is recommended by a committee of the Board of Directors a majority of which is composed of the then Continuing Directors.

          "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement (including. without limitation, any management or franchise agreement), undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Credit Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

          "Conversion Date" shall have the meaning provided in Section 2.01(b).

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Bankers' Acceptance, the Subsidiaries Guaranty, the Pledge and Security Agreement and any other guaranties, pledge agreements or additional security documents executed and delivered in accordance with the requirements of Section
10.14 or 10.15.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit. For clarity, it does not include continuations of Borrowings or conversions of outstanding Loans from one Type to another except to the extent additional Borrowings are made).

          "Credit Party" shall mean each Borrower and each Guarantor.

          "Credit Party Subsidiary" shall mean each Person which is a Subsidiary of any Credit Party.

          "Customary Non-Recourse Exclusions" shall mean usual and customary exceptions and non-recourse carve-outs in non-recourse debt financings of Real Property and other carve-outs appropriate in the good faith determination of the U.S. Borrower to the financing, including, without limitation, exceptions by reason of (i) any fraudulent misrepresentation made by the U.S. Borrower or any of its Subsidiaries in or pursuant to any document evidencing any Indebtedness, (ii) any unlawful act on the part of the U.S. Borrower or any of its Subsidiaries in respect of the Indebtedness or other liabilities of any Subsidiary of the U.S. Borrower, (iii) any waste or misappropriation of funds by the U.S. Borrower or any of its Subsidiaries in contravention of the provisions of the Indebtedness or other liabilities of any Subsidiary, (iv) customary environmental indemnities associated with the Real Property of any Subsidiary of the U.S. Borrower, (v) voluntary bankruptcy, or (vi) failure of the U.S. Borrower or any of its Subsidiaries to comply with applicable special purpose entity covenants but excluding exceptions by reason of (a) non-payment of the debt incurred in such non-recourse financing, (b) non-payment of such debt arising out of the voluntary bankruptcy of the relevant Subsidiary of the U.S. Borrower or (c) the failure of the relevant Subsidiary of the U.S. Borrower to comply with financial covenants.

          "DBTCA" shall mean Deutsche Bank Trust Company Americas in its individual capacity.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "Determination Date" shall have the meaning provided in the definition of "Pro Forma Basis".

          "Discount Rate" shall mean, as at any Drawing Date, the discount rate, expressed as a rate per annum, which the Administrative Agent determines (i) in the case of a Canadian Lender which is named in Schedule I to the Bank Act (Canada), as CDOR for such Drawing Date, and (ii) in the case of a Canadian Lender which is named in Schedule II or III to the Bank Act ( Canada), as the discount rate (expressed to two decimal places and rounded upward, if not an increment of 1/100th of 1%, the nearest 0.01%) quoted by such Canadian Lender as the percentage discount rate at which such Canadian Lender would, in accordance with its normal practice, at or about 10:00 A.M. (Toronto time) on such date, be prepared to purchase bankers' acceptances having a face amount and term comparable to the Face Amount and term of such Bankers' Acceptance, provided however that no Discount Rate calculated pursuant to this clause (ii) shall exceed the Discount Rate calculated pursuant to clause (i) above in respect of the same issue of Bankers' Acceptances plus 0.10% per annum.

          "Disqualified Stock" shall have the meaning provided in the Senior
Note Indenture.

          "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock or other common equity interests of such Person or Qualified Preferred Stock of HMC or the U.S. Borrower) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other equity interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interest), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interest).

          "Dollar Equivalent" of an amount denominated in Canadian Dollars shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of Canadian Dollars involved in such computation at the spot exchange rate therefor as quoted by the Person serving as the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date; provided that (1) for purposes of Section 2.17, the Dollar Equivalent of any amount expressed in Canadian Dollars shall be the amount of Dollars that the Administrative Agent determines, based upon the actual exchange rates which the Administrative Agent believes can be obtained on the date of conversion pursuant to Section 2.17, would be required to be paid in Dollars to purchase such amount of Canadian Dollars and (2) for purposes of (x) determining compliance with Sections 2.01, 3.02(a), 5.02(a)(i) and 5.02(a)(ii) and (y) calculating Fees pursuant to Section 4.01, the Dollar Equivalent of any amounts expressed in Canadian Dollars shall be revalued on a quarterly basis on each March 31, June 30, September 30 and December 31 of each year using the spot exchange rate therefor quoted in the Wall Street Journal on the last Business Day of each calendar quarter, provided that, at any time during a calendar quarter, if the full principal amount of Canadian Revolving Loans (including, without limitation, the Face Amount of Banker's Acceptances) permitted to be incurred pursuant to this Agreement (i.e., up to the full amount of the respective Canadian Dollar Revolving Loan Sub-Commitments as then in effect) were incurred, and if the Dollar Equivalent as recalculated based on the exchange rate therefor quoted in the Wall Street Journal on the respective date of determination pursuant to this exception would result in an increase in the Dollar Equivalent as then in effect of such amounts of 10% or more, then at the discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the exchange rates quoted on such date in the Wall Street Journal, which rates shall remain in effect until the last Business Day of such calendar quarter or such earlier date, if any, as the rate is reset pursuant to this proviso. Notwithstanding anything to the contrary contained in this definition, at any time that a Specified Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in Canadian Dollars at such times as it may determine in its sole discretion.

          "Dollar Loan" shall mean each Term Loan and each Dollar Revolving
Loan.

          "Dollar Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the U.S. Revolving Loan Sub-Commitment of such Lender at such time and the denominator of which is the aggregate amount of U.S. Revolving Loan Sub-Commitments of all Lenders at such time. Notwithstanding anything to the contrary contained above, if the Dollar Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the Dollar Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

          "Dollar Revolving Loan" shall have the meaning provided in Section
2.01.

          "Dollar Revolving Note" shall have the meaning provided in Section 2.06(a).

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary of the U.S. Borrower incorporated or organized in the United States or any State or territory thereof.

          "Draft" shall mean at any time either a depository bill within the meaning of the Depository Bills and Notes Act (Canada) or a bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by any Canadian Revolving Loan Borrower on a Canadian Lender and bearing such distinguishing letters and numbers as such Canadian Lender may determine, but which at such time has not been completed or accepted by such Canadian Lender.

          "Drawing" shall have the meaning provided in Section 3.05(c).

          "Drawing Date" shall mean any Business Day fixed pursuant to Schedule III for the creation and purchase of Bankers' Acceptances by a Canadian Lender pursuant to Schedule III.

          "Effective Date" shall have the meaning provided in Section 14.09.

          "Eligible Transferee" shall mean and include a commercial bank, a financial institution, any fund that invests in bank loans and any other "accredited investor" (as defined in Regulation D under the Securities Act).

          "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings arising under any Environmental Law or any permit issued under any Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising from alleged injury to human health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment or relating to Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water

Pollution Control Act, 33 U.S.C.(S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.(S) 2601 et seq.; the Clean Air Act, 42 U.S.C.(S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.(S) 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.(S) 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.(S) 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.(S) 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C.(S) 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the U.S. Borrower or a Subsidiary of the U.S. Borrower would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) or, for purposes of Section 412 of the Code, Section 414(m) or (o) of the Code.

          "Eurodollar Loan" shall mean each Dollar Revolving Loan designated as such by the U.S. Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by DBTCA for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of DBTCA with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period (and rounded up to the nearest 1/100/th/ of 1%), divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 12.

          "Exempted Affiliate Transactions" shall have the meaning provided in
Section 11.07.

          "Existing Indebtedness" shall have the meaning provided in Section
8.20.

          "Existing Liens" shall have the meaning provided in Section 11.01.

          "Face Amount" shall mean, in respect of a Bankers' Acceptance, the amount payable to the holder thereof on its maturity. The Face Amount of any Bankers' Acceptance Loan shall be equal to the Face Amounts of the underlying Bankers' Acceptances.

          "Facing Fee" shall have the meaning provided in Section 4.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 4.01.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by any Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of such Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code and which Plan, fund or similar program could result in liability or other obligation or lien to any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate.

          "Foreign Subsidiary" shall mean each Subsidiary of the U.S. Borrower other than a Domestic Subsidiary.

          "Franchise Agreements" shall mean all franchise or similar agreements entered into with respect to a Hotel Property.

          "FF&E" shall mean, with respect to any Hotel Property, any furniture, fixtures and equipment, including any beds, lamps, bedding, tables, chairs, sofas, curtains, carpeting, smoke detectors, mini bars, paintings, decorations, televisions, telephones, radios, desks, dressers, towels, bathroom equipment, heating, cooling, lighting, laundry, incinerating, loading, swimming pool, landscaping, garage and power equipment, machinery, engines, vehicles, fire prevention, refrigerating, ventilating and communications apparatus, carts, dollies, elevators, escalators, kitchen appliances, restaurant equipment, computers, reservation systems, software, cash registers, switchboards, cleaning equipment or other items of furniture, fixtures and equipment typically used in hotel properties (including furniture, fixtures and equipment used in guest rooms, lobbies and common areas (other than those items of furniture, fixtures and equipment owned by the occupant or tenant in any such room)).

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time and set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, except that, for purposes of Sections 5.02 and 9 (other than Section 9.04) and all determinations of Applicable Commitment Commission Percentage and Applicable Margin, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited consolidated financial statements of the U.S. Borrower and its Subsidiaries referred to in Section 8.05(a) and (b). For purposes of Section 9.04, however, GAAP shall be determined on the basis of such principles in effect on August 5, 1998 and consistent with those used in the prepared of the audited combined consolidated financial statements of the U.S. Borrower and its Subsidiaries for the fiscal year ended December 31, 1997.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity duly exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Gross Revenues" shall mean, for any Hotel Property or other high quality real estate, all revenues and receipts of every kind derived from operating such Hotel Property or other high quality real estate and parts thereof, including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rentals or sales of rooms, stores, offices, meeting space, exhibit space or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); net income from vending machines; health club membership fees; food and beverage sales; sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of such Hotel Property or other high quality real estate); service charges, to the extent not distributed to the employees at such Hotel Property or other high quality real estate as, or in lieu of, gratuities; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following: gratuities to employees of such Hotel Property or other high quality real estate, federal, state or municipal excise, sales, use or similar taxes collected directly from tenants, patrons or guests or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds; or any proceeds from any sale of such Hotel Property or other high quality real estate.

          "Guarantor" shall mean and include (i) the U.S. Borrower and (ii) each Subsidiary of the U.S. Borrower which executes and delivers the Subsidiaries Guaranty, or a counterpart thereof, as required by Section 10.15 or any other provision of this Agreement; provided that any such Subsidiary shall cease to be a Guarantor at such time, if any, as it is released from the Subsidiaries Guaranty in accordance with the express provisions hereof and thereof. As of the Effective Date, the Guarantors are listed in Part I of Schedule IV.

          "Guaranty" shall have the meaning provided in Section 16.04.

          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definitions of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, which are regulated under any applicable Environmental Law.

          "HMC" shall mean Host Marriott Corporation, a Maryland corporation.

          "Hotel" shall mean any Real Property (including Improvements thereon and any retail, golf, tennis, spa or other resort amenities appurtenant thereto) comprising an operating facility offering hotel or lodging services.

          "Hotel Business" shall mean the hotel, resort, extended stay lodging, other hospitality business, and any and all businesses that in the good faith judgment of the board of directors of HMC are materially related businesses.

          "Hotel Property" shall mean each Hotel owned or leased by the U.S. Borrower or any of its Subsidiaries (including the furniture, fixture and equipment thereon), provided that the term "Hotel Property" shall not include any casino or gaming hotel.

          "Improvements" shall mean all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to any Real Property, including all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

          "Indebtedness" shall mean, as to any Person, without duplication (i) all liabilities and obligations, contingent or otherwise, of such Person, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments, (c) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (d) evidenced by bankers' acceptances, (e) for the payment of money relating to a Capitalized Lease Obligation, or (f) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (ii) all net obligations of such Person under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement; and (iii) all liabilities and obligations of others of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 2.10.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Investment" shall mean, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including without limitation by way of Contingent Obligation or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the U.S. Borrower and its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person.

          "IRS" means the Internal Revenue Service, or any successor thereto.

          "Issuing Bank" shall mean DBTCA.

          "Judgment Currency" shall have the meaning provided in Section 14.18.

          "Judgment Currency Conversion Date" shall have the meaning provided in
Section 14.18.

          "L/C Supportable Obligations" shall mean obligations of the U.S. Borrower or any of its Subsidiaries incurred in the ordinary course of business and which do not violate the applicable provisions, if any, of this Agreement.

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" shall mean each financial institution listed on Schedule I-A, as well as any Person which becomes a "Lender" hereunder pursuant to Section 2.14, 2.16 or 14.03(b). Unless the context otherwise requires, each reference in this Agreement to a Lender includes each Canadian Lender and, if the reference is to a specific Lender which has a Revolving Loan Commitment hereunder, shall include references to any Affiliate of any such Lender which is acting as a Canadian Lender.

          "Lender Default" shall mean (i) the wrongful refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.04(c) or to purchase participating interests in Revolving Loans under Section
2.17 or 2.18, or (ii) a Lender having notified in writing any Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 2.01 or 3 in circumstances where such non-compliance would constitute a breach of such Lender's obligations under the respective Section.

          "Letter of Credit" shall have the meaning provided in Section 3.01.

          "Letter of Credit Fee" shall have the meaning provided in Section 4.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section 3.03.

          "Leverage Ratio" shall mean, at any time, the ratio of (x) Consolidated Total Debt (excluding QUIPs Debt unless the principal thereof has become due and payable and has not been paid) at such time to (y) Consolidated EBITDA for the Test Period then last ended.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, privilege, hypothecation, other encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest) upon or with respect to any property of any kind now owned or hereafter acquired.

          "Limited Partner Note" shall mean an existing unsecured note of the U.S. Borrower issued prior to the Effective Date to certain limited partners of a previous public partnership in which HMC or a Subsidiary thereof was a general partner.

          "Loan" shall mean each Term Loan and each Revolving Loan.

          "Look-Through Subsidiary" shall mean a Wholly-Owned Subsidiary of the U.S. Borrower that is not recognized as existing and is treated as part of the U.S. Borrower for federal income tax purposes (such as, but not limited to, a single member limited liability company or a partnership in which the sole partners are the U.S. Borrower and/or other Look-Through Subsidiaries.

          "Maintenance Capital Expenditures" shall mean, with respect to any Person, any Capital Expenditures made in the ordinary course of business for maintenance or upkeep of the assets of such Person.

          "Management Agreements" shall mean all agreements with respect to the management of a Hotel Property or other Real Property owned or leased by the U.S. Borrower or any of its Subsidiaries. With respect to each Hotel Property acquired after the Effective Date, the terms and conditions of the Management Agreement with respect thereto shall be generally consistent with those contained in Management Agreements as in effect on the Effective Date, with any material inconsistencies which could reasonably be expected to adversely affect the U.S. Borrower's ability to repay the Obligations, the rights and remedies of the Lenders under the Credit Documents or, in the U.S. Borrower's reasonable estimation, the ability to comply with the financial covenants contained in Sections 9.01 through 9.03, inclusive, and Section 9.04(b) to be approved by the Administrative Agent, and the manager thereunder shall be a Permitted Facility Manager.

          "Majority Canadian Lenders" at any time shall mean those Canadian Lenders which at such time hold a majority of the then Maximum Canadian Dollar Revolving Loan Sub-Commitments.

          "Margin Reduction Period" shall mean each period which shall commence on the date occurring after the Effective Date on which the respective officer's certificates are delivered pursuant to Section 10.11(d) (or, if not so delivered, the latest date on which such officer's certificates are required to be delivered) together with the related financial statements pursuant to Section 10.11(a) or 10.11(b), as the case may be and which shall end on the earlier of
(i) the date of actual delivery of the next officer's certificates pursuant to
Section 10.11(d) (together with the related financial statements) and (ii) the latest date on which the next officer's certificates are required to be delivered pursuant to Section 10.11(d) (together with the related financial statements).

          "Margin Regulations" shall mean Regulations T, U and X, collectively.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Marriott Family Members" shall mean any of Alice Marriott (deceased), J.W. Marriott, Jr., Richard E. Marriott, any brother or sister of J.W. Marriott, Sr. (deceased), any children or grandchildren of any of the foregoing, any spouses of any of the foregoing, or any trust or other entity established primarily for the benefit of one or more of the foregoing.

          "Marriott International" shall mean Marriott International, Inc., a Delaware corporation.

          "Material Adverse Change" shall mean a material adverse change in any of (i) the business, operations, property, assets, liabilities or condition (financial or otherwise) of the U.S. Borrower and its Subsidiaries taken as a whole, (ii) the legality, validity or enforceability of the Credit Documents taken as a whole, (iii) the ability of the U.S. Borrower to repay the Obligations or (iv) the rights and remedies of the Lenders or the Agents under the Credit Documents.

          "Material Adverse Effect" shall mean an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

          "Maturity Date" shall mean June 6, 2005, as such date may be extended pursuant to Section 2.04.

          "Maximum Canadian Dollar Revolving Loan Sub-Commitment" shall mean, as to any Canadian Lender, the amount, if any, set forth opposite such Canadian Lender's name in Schedule I-B directly below the column entitled "Maximum Canadian Dollar Revolving Loan Sub-Commitment", as same may be (x) permanently reduced from time to time pursuant to Sections 2.17, 2.18(d), 4.02, 5.02 and/or 12 and (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.14 or 14.03(b). The Maximum Canadian Dollar Revolving Loan Sub-Commitment of each Canadian Lender is a sub-limit of the Revolving Loan Commitment of the respective Canadian Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time the Revolving Loan Commitment of such Canadian Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

          "Minimum Borrowing Amount" shall mean, for each Type and Tranche of Loans hereunder, the respective amount specified below:

          (i) in the case of a Borrowing of Eurodollar Loans of any Tranche, $5,000,000;

          (ii) in the case of a Borrowing of Base Rate Loans of any Tranche, $5,000,000;

          (iii) in the case of a Borrowing of Canadian Prime Rate Loans, Cdn $5,000,000; and

          (iv) in the case of Bankers' Acceptance Loans, the amount specified in Schedule III.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA subject to Title IV of ERISA.

          "NAIC" shall mean the National Association of Insurance Commissioners.

          "Net Sale Proceeds" shall mean (i) with respect to any Asset Sale other than the sale of Capital Stock in a Subsidiary, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the U.S. Borrower or any of its Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all Taxes (including Taxes of HMC) actually paid or payable as a result of such Asset Sale by the U.S. Borrower and its Subsidiaries, taken as a whole, (c) payments made to repay Indebtedness (other than Indebtedness subordinated in right of payment to the Obligations or a Subsidiaries Guaranty) or any other obligations (other than the Obligations ) outstanding at the time of such Asset Sale that either (I) is secured by a Lien on the property or assets sold or (II) is required to be paid as a result of such sale, (d) amounts reserved by the U.S. Borrower and its Subsidiaries against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP and (e) unless Taxes thereon are paid by HMC as set forth in clause (b) above, amounts required to be distributed as a result of the realization of gains from Asset Sales in order to maintain or preserve HMC's status as a REIT (provided, however, that with respect to an Asset Sale by any Person other than the U.S. Borrower or a Wholly-Owned Subsidiary, Net Sale Proceeds shall be the above amount multiplied by the U.S. Borrower's direct or indirect percentage ownership interest in such Person) and (ii) with respect to any issuance or sale of any Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the U.S. Borrower or any of its Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountant's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof (provided, however, that with respect to an issuance or sale by any Person other than the U.S. Borrower or a Wholly-Owned Subsidiary, Net Sale Proceeds shall be the above amount multiplied by the U.S. Borrower's direct or indirect percentage ownership interest in such Person). Notwithstanding the foregoing, Net Sale Proceeds in respect of any Asset Sale shall be net of any proceeds from such Asset Sale that are applied to the voluntary repayment of the Term Loans or applied to a voluntary prepayment of Revolving Loans as to which there is a permanent reduction in the Total Revolving Loan Commitment.

          "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

          "Non-Recourse Indebtedness" shall mean Indebtedness with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for Customary Non-Recourse Exclusions shall not, by itself, prevent any Indebtedness from being characterized as Non-Recourse Indebtedness; provided, further, that if a personal recourse claim is made in connection therewith, only the amount of such claim shall not constitute Non-Recourse Indebtedness for the purpose of this Agreement.

          "Note" shall mean each Term Note and each Revolving Note.

          "Notice of Borrowing" shall have the meaning provided in Section 2.03.

          "Notice of Conversion" shall have the meaning provided in Section
2.07.

          "Notice Office" shall mean the office of the Administrative Agent located at 31 West 52/nd/ Street, 7th Floor, MS NYC01-0701, New York, New York,
Attention: Linda Wang, Vice President, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligation Currency" shall have the meaning provided in Section
14.18.

          "Obligations" shall mean all amounts owing to the Administrative Agent, the Syndication Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Operating Lease" shall mean a lease or sublease involving the U.S. Borrower or any Subsidiary thereof, as lessor, which lease shall provide for rent payments which in the aggregate with all other existing Operating Leases, provide an economic return to the lessor thereunder generally comparable to the economic returns provided to the lessors from the rent payments under the Operating Leases in existence on the Effective Date. With respect to each Hotel Property acquired after the Effective Date, the terms and conditions of the Operating Lease with respect thereto shall be generally consistent with those contained in Operating Leases as in effect on the Effective Date, with any material inconsistencies which could reasonably be expected to adversely affect the U.S. Borrower's ability to repay the Obligations or the rights and remedies of the Lenders under the Credit Documents or, in the U.S. Borrower's reasonable estimation, the ability to comply with the financial covenants contained in Sections 9.01 through 9.03, inclusive, and Section 9.04(b) to be approved by the Administrative Agent.

          "OP Units" shall mean the partnership units of the U.S. Borrower.

          "Original Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of May 31, 2000 among HMC, the U.S. Borrower, various banks and Bankers Trust Company (now DBTCA), as Administrative Agent, as it may have been modified, supplemented or amended through the Effective Date.

          "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

          "Participant" shall have the meaning provided in Section 3.04.

          "Payment Office" shall mean (i) in respect of Dollar Loans, Letters of Credit, Fees and, except as provided in clause (ii) below, all other amounts owing under this Agreement and the other Credit Documents, the office of the Administrative Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302, ABA Number: 021-001-033, Credit to Commercial Loan Division, Account Name: Host Marriott Corporation, Account Number: 99-401-268, Attention:
Wendy Williams, and (ii) in respect of Canadian Revolving Loans, Royal Bank of Canada, Toronto, Ontario Canada ROYCCAT2, Account Number: 071720000109 Account
Name: Deutsche Bank AG, Canada Branch, Reference: Host Marriott Corporation or in each case such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto provided the Payment Office under clause (ii) shall be located in Canada.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permit" shall mean any permit, approval, authorization, license, variance, registration, permission or consent required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted Facility Manager" shall mean, with respect to each Hotel Property, Marriott International, a Wholly-Owned Subsidiary of Marriott International, Interstate Hotels Corporation (or a successor thereto (so long as such successor remains a first-class nationally recognized hotel management company)), a Wholly-Owned Subsidiary of Interstate Hotels Corporation (or such successor), Hyatt Corporation, a Wholly-Owned Subsidiary of Hyatt Corporation, Four Seasons Hotel Limited, a Wholly-Owned Subsidiary of Four Seasons Hotel Limited, Swissotel Management (U.S.) LLC, Crestline Capital Corporation, a Wholly-Owned Subsidiary of Crestline Capital Corporation, Westin Hotels & Resorts, a Wholly-Owned

Subsidiary of Westin Hotels & Resorts, Hilton Hotels Corp., a Wholly-Owned Subsidiary of Hilton Hotels Corp., or another first-class hotel management company in good standing.

          "Permitted Investments" shall mean any of the following: (a) Investments in Cash Equivalents, (b) Interest Rate Protection Agreements and Other Hedging Agreements, (c) securities received in connection with an Asset Sale so long as such Asset Sale complied with this Agreement, including Section 11.08, (d) Permitted Mortgage Investments and (e) securities received from or in connection with the sale of FF&E at a Hotel Property to a Subsidiary of the U.S. Borrower that is an Approved Lessee so long as the U.S. Borrower shall have reasonably determined in good faith that such sale is necessary in order to avoid the characterization for tax purposes of any portion of the rent payable under the related Operating Lease as rent not attributable to real property (allowing reasonable margins with respect to applicable limitations).

          "Permitted Liens" shall mean any of the following: (i) Liens imposed by governmental authorities for taxes, assessments or other charges where nonpayment thereof is not subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the U.S. Borrower in accordance with GAAP; (ii) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (a) the underlying obligations are not overdue for a period of more than 30 days, or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the U.S. Borrower in accordance with GAAP; (iii) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (iv) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; and (v) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation.

          "Permitted Mortgage Investment" means an Investment in Indebtedness secured by real estate assets or Capital Stock of Persons (other than the U.S. Borrower or its Subsidiaries) owning such real estate assets; provided that (i) the U.S. Borrower is able to consolidate the operations of the real estate assets in its GAAP financial statements, (ii) such real estate assets are owned by a partnership, limited liability company or other entity which is controlled by the U.S. Borrower or a Subsidiary thereof as a general partner, managing member or through similar means, and (iii) the aggregate amount of such Permitted Mortgage Investments (excluding those referenced in clauses (i) and (ii) above), determined at the time each such Investment was made, does not exceed 10% of Adjusted Total Assets after giving effect to such Investment.

          "Permitted REIT Subsidiary" shall mean a Wholly-Owned Subsidiary of HMC which engages in no significant business, has no material liabilities and otherwise has no material assets other than (i) equity interests in other Permitted REIT Subsidiaries, (ii) OP Units, (iii) de minimis interests in Subsidiaries of the U.S. Borrower or (iv) de minimis equity interests in Persons other than Subsidiaries of HMC provided that (A) in the case of this clause
(iv), Investments in such Persons shall only be made for the purpose of effecting an acquisition by the U.S. Borrower or a Subsidiary thereof permitted under this Agreement and immediately following the consummation of such acquisition the applicable Permitted REIT Subsidiary shall not own any Investment other than those described in clauses
(i) through (iii) of this definition and (B) the aggregate value of all Investments described in clauses (iii) and (iv) of this definition at any time outstanding (measured by the book value thereof as of the date each such Investment is made) shall not exceed $10,000,000.

          "Permitted Sharing Arrangements" shall mean any contracts, agreements or other arrangements between the U.S. Borrower and/or one or more of its Subsidiaries and HMC and/or one or more other Subsidiaries of HMC, pursuant to which such Persons share centralized services, establish joint payroll arrangements, procure goods or services jointly or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (other than taxes based on income) (provided that (i) such Permitted Sharing Arrangements are, in the determination of management of the U.S. Borrower, the Guarantors or their Subsidiaries in the best interests of the U.S. Borrower, the Guarantors or their Subsidiaries and (ii) the liabilities of the U.S. Borrower, the Guarantors and their Subsidiaries under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis).

          "Permitted Tax Payments" shall mean payment of any liability of HMC, the U.S. Borrower or any of their respective Subsidiaries for all Federal, state, provincial, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any domestic or foreign governmental authority responsible for the administration of any such taxes.

          "Person" shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Personal Property" shall mean, for any Person, to the extent owned by such Person, all machinery, equipment, fixtures (including but not limited to all heating, air conditioning, plumbing, lighting, communications, elevator fixtures, inventory and goods), inventory and articles of personal property and accessions thereto and renewals and replacements thereof and substitutions therefor (including, but not limited to, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, silverware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other tangible property of every kind and nature whatsoever, now or hereafter located upon the Hotels, or appurtenances thereto, or usable in connection with the present or future operation and occupancy of the Hotels and all building equipment, materials and supplies of any nature whatsoever, now or hereafter located upon the Hotels.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) any Borrower or a Subsidiary of any Borrower or an ERISA Affiliate and any pension plan as defined in Section 3(2) of ERISA with respect to which any Borrower, or a Subsidiary of any Borrower or an ERISA Affiliate could have any liability.

          "Pledge and Security Agreement" shall have the meaning provided in
Section 6.05.

          "Pledge and Security Agreement Collateral" shall have the meaning provided in the Pledge and Security Agreement.

          "Pledged Limited Liability Company Interests" shall have the meaning provided in the Pledge and Security Agreement.

          "Pledged Partnership Interests" shall have the meaning provided in the Pledge and Security Agreement.

          "Pledged Securities" shall have the meaning provided in the Pledge and Security Agreement.

          "Pledged Stock" shall have the meaning provided in the Pledge and Security Agreement.

          "Pledgor" shall mean and include (i) the U.S. Borrower and (ii) each Subsidiary of the U.S. Borrower which executes and delivers the Pledge and Security Agreement, or a counterpart thereof, as required by Section 10.15 or any other provision of this Agreement; provided that any such Subsidiary shall cease to be a Pledgor at such time, if any, as it is released from the Pledge and Security Agreement in accordance with the express provisions hereof and thereof. As of the Effective Date, the Pledgors are listed in Part III of
Schedule IV.

          "Preferred Stock", as applied to the Capital Stock of any Person, shall mean Capital Stock of such Person (other than common stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Prime Lending Rate" shall mean the rate which the Person serving as the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Person serving as the Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Basis" shall mean, with respect to (i) any incurrence, acquisition or assumption of Indebtedness or (ii) any acquisition or sale of a Hotel Property or other assets with a fair market value of $5,000,000 or more (or the equity interest of the Person or Persons owning such Hotel Property or other assets), the calculation of the consolidated results of the U.S. Borrower and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Indebtedness, acquisition or sale (and all other Indebtedness incurred or assumed or other such acquisitions or sales effected during the respective Calculation Period or thereafter and on or prior to the date of determination) (each such date, a "Determination Date") had been effected on the first day of the respective Calculation Period; provided that all such calculations shall take into account the following assumptions:

          (i) pro forma effect shall be given to (1) any Indebtedness incurred subsequent to the end of the Calculation Period and prior to the Determination Date, (2) any Indebtedness incurred during such period to the extent such Indebtedness is outstanding at the Determination Date and (3) any Indebtedness to be incurred on the Determination Date, in each case as if such Indebtedness had been incurred on the first day of such Calculation Period and after giving effect to the application of the proceeds thereof (but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and not to finance any acquisition or Investment);

          (ii) interest expense attributable to interest or dividends on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period;

          (iii) there shall be excluded from interest expense any interest expense related to any amount of Indebtedness that was outstanding during such Calculation Period or thereafter but that is not outstanding or is to be permanently repaid on the Determination Date; and

          (iv) pro forma effect shall be given to all sales and acquisitions of Hotel Properties and other assets with a fair market value of $5,000,000 or more (by excluding or including, as the case may be, the historical financial results for the respective Hotel Properties and/or such other assets) that occur during such Calculation Period or thereafter and on or prior to the Determination Date (including any Indebtedness assumed or acquired in connection therewith) as if they had occurred on the first day of such Calculation Period, provided that in connection with any such acquisitions, pro forma effect (for periods prior to such acquisition) shall be given to the management fees payable pursuant to the respective Management Agreement as if such management fees had been payable throughout the Calculation Period.

          "Projections" shall have the meaning provided in Section 8.05(d).

          "Qualified Preferred Stock" shall mean any preferred stock or other preference shares of HMC or the U.S. Borrower, so long as the terms of such preferred stock or other preference shares (i) do not provide any collateral security, (ii) do not provide any guaranty or other support by HMC or any of its Subsidiaries, (iii) do not require any cash dividends or cash distributions (other than dividends or distributions payable when and if declared by the Board of Directors of HMC or the Borrower) or contain any mandatory put, redemption, repayment, sinking fund or other similar provision in each case occurring before June 8, 2006 (other than any such provision that can be satisfied, at the election of HMC or the U.S. Borrower, by the issuance of OP Units or common stock or Qualified Preferred Stock of HMC), (iv) do not contain any covenants other than periodic reporting requirements, (v) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law or listing requirements and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of HMC, liquidations involving HMC or dividend arrearages, and (vi) do not provide for the conversion into, or the exchange for (unless at the sole discretion of the issuer thereof), debt securities.

          "Quarterly Payment Date" shall mean the last Business Day of each April, July, October and January occurring after the Effective Date.

          "QUIPs" shall mean the 6 3/4% Convertible Preferred Securities issued by Host Marriott Financial Trust, a statutory business trust and a Subsidiary of HMC.

          "QUIPs Debt" shall mean the $550,000,000 aggregate original principal amount of 6 3/4% convertible subordinated debentures due 2026 of HMC, held by Host Marriott Financial Trust, a statutory business trust and a Subsidiary of HMC.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recourse Indebtedness" of any Person shall mean all Indebtedness of such Person and its Subsidiaries for which recourse for payment may be made against such Person for the obligations thereunder (and in any event shall include all Indebtedness of such Person which is not Non-Recourse Indebtedness).

          "Register" shall have the meaning provided in Section 14.15.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Related Businesses" shall mean the businesses conducted by the U.S. Borrower and its Subsidiaries as of the Effective Date and any and all businesses that in the good faith judgment of the Board of Directors of the U.S. Borrower are materially related businesses or real estate related businesses. Without limiting the generality of the foregoing, Related Business shall include the ownership and operation of lodging properties.

          "Release" shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

          "Replaced Lender" shall have the meaning provided in Section 2.14.

          "Replacement" shall have the meaning provided in Section 2.14.

          "Replacement Lender" shall have the meaning provided in Section 2.14.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection ..22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Participations in Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans of Non-Defaulting Lenders and the Total Revolving Loan Commitment less the Revolving Loan Commitments of Defaulting Lenders (or after the termination of the Total Revolving Loan Commitment, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders, and the aggregate Participations of all Non-Defaulting Lenders in Letter of Credit Outstandings at such time). For purposes of determining Required Lenders, all outstanding Loans and Commitments, as the case may be, that are denominated in Dollars will be calculated in Dollars and all Loans and Commitments, as the case may be, denominated in Canadian Dollars will be calculated according to the Dollar Equivalent thereof.

          "Requirements of Law" shall mean, as to any Person, the certificate of incorporation, and by-laws or other organizational or governing documents of such Person, and all foreign, federal, state and local laws, rules and regulations, including, without limitation, Environmental Laws, ERISA, foreign, federal, state or local securities, antitrust and licensing laws, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws and ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, in each case, applicable to and binding upon such Person, its business or any of its property.

          "Returns" shall have the meaning provided in Section 8.09.

          "Revolving Credit Exposure" shall mean, for any RL Lender at any time, the sum of (i) the aggregate principal amount of all Revolving Loans made by such Lender (and its affiliates, if any, acting as Canadian Lenders) (for this purpose, (x) at all times prior to the occurrence of any Sharing Event and the automatic conversion of Canadian Revolving Loans to Dollar Revolving Loans pursuant to Section 2.17, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of all Canadian Revolving Loans then outstanding from such RL Lender or any affiliate thereof acting as a Canadian Lender and (y) at all times after the occurrence of any Sharing Event, giving effect to the conversions required by Section 2.17 and to all participations purchased by such RL Lender pursuant to Section 2.17), plus (ii) the product of
(A) such Lender's Dollar Percentage (or, after the occurrence of a Sharing Event, its RL Percentage) and (B) the aggregate amount of all Letter of Credit Outstandings at such time.

          "Revolving Credit Period" shall mean the period from and including the Effective Date to but not including the Maturity Date.

          "Revolving Loan" shall have the meaning provided in Section 2.01.

          "Revolving Loan Borrowers" shall mean and include each of the U.S. Borrower and the Canadian Revolving Loan Borrowers.

          "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I-A directly below the column entitled "Revolving Loan Commitment," as the same may be (x) reduced from time to time pursuant to Sections 2.01(b), 4.02, 5.02(f), 5.02(f) and/or 12 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.14 or 14.03(b) or (z) increased from time to time pursuant to Section 2.16. For the avoidance of doubt, any limitations in effect from time to time pursuant to Section 2.01(a)(vii) on amounts available for drawing shall not alter the Revolving Loan Commitment of any Lender.

          "Revolving Notes" shall mean each Dollar Revolving Note and each Canadian Dollar Revolving Note.

          "RL Lender" shall mean, at any time, each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans at such time.

          "RL Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time. Notwithstanding anything to the contrary contained above, if the RL Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

          "Roll Forward Amount" shall mean, with respect to any covenant that permits an action to be taken in a fiscal year with reference to Adjusted Total Assets, the cumulative unused Dollar amount relating to such action referred to in such covenant from all prior fiscal years commencing with the fiscal year ending nearest to December 31, 2002, it being understood that such unused amounts shall be calculated independently for each covenant that references a Roll Forward Amount, irrespective of any application of such Roll Forward Amount for the purpose of another covenant. For purposes of computing the Roll Forward Amount attributable to any fiscal year, the unused Dollar amount shall be determined according to the Adjusted Total Assets measured as of the end of such fiscal year.

          "S&P" shall mean Standard & Poor's Ratings Services.

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "Section 5.04(b)(ii) Certificate" shall have the meaning provided in
Section 5.04(b).

          "Secured Creditors" shall have the meaning provided in the Pledge and Security Agreement.

          "Secured Indebtedness" shall mean any Indebtedness or Disqualified Stock secured by a Lien (other than any Permitted Lien (as defined in the Senior
Note Indenture)) upon the property of the U.S. Borrower or any of its Subsidiaries.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Security Documents" shall mean the Pledge and Security Agreement and any other pledge or similar agreement executed and delivered after the Effective Date pursuant to Section 10.14, 10.15 or any other provision of this Agreement or the Pledge and Security Agreement.

          "Senior Note Documents" shall mean the Senior Note Indenture, the Senior Notes and each other document or agreement relating to the issuance of the Senior Notes.

          "Senior Note Indenture" shall mean the Indenture, dated as of August 5, 1998, among the U.S. Borrower (successor to HMH Properties, Inc.), the subsidiary guarantors named therein and Marine Midland Bank as Trustee, in connection with the Senior Notes.

          "Senior Notes" shall mean each of the U.S. Borrower's (i) $500,000,000 7-7/8% Series A Senior Notes due August 2005, (ii) $1,200,000,000 7-7/8% Series B Senior Notes due August 2008, (iii) $500,000,000 8.45% Series C Senior Notes due December 2008, (iv) $300,000,000 8-3/8% Series E Senior Notes due February 2006, (v) $250,000,000 9-1/4% Series G Senior Notes due 2007, (vi) $450,000,000
9-1/2% Series H Senior Notes due January 2007, (vii) other issues of senior notes issued pursuant to the Senior Note Indenture, (viii) $12,584,000 9 1/2% Senior Secured Notes due May 2005, (ix) $50,000 8 7/8% Senior Notes due December 2007, (x) 5,922,000 9 3/8% Debentures due June 2007 and (xi) $6,873,000 10%
Series L Senior Notes due May 2012.

          "Sharing Event" shall mean (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Section 12.05, (ii) the declaration of the Total Revolving Loan Commitment terminated, or the acceleration of the maturity of any Loans, in each case pursuant to the last paragraph of Section 12 or (iii) the failure of any Borrower to pay any principal of, Face Amount of, or interest on, Loans or any Letter of Credit Obligations on the Maturity Date.

          "Significant Subsidiary" shall mean any Subsidiary which is a "significant subsidiary" of the U.S. Borrower within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on August 5, 1998.

          "Single Employer Plan" shall have the meaning provided in Section
8.10.

          "Specified Default" shall mean any Default or Event of Default under Sections 12.01, 12.03 (solely as a result of a failure to comply with Section 10.11(a), 10.11(b), 10.11(d)), 12.05 or 12.08.

          "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

          "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder).

          "Stock Collateral" shall have the meaning provided in Section
10.05(d).

          "Subsidiaries Guaranty" shall have the meaning provided in Section
6.06.

          "Subsidiary" shall mean, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the ordinary voting power of the outstanding Capital Stock is owned, directly or indirectly, by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date, (ii) any partnership (a) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and owns alone or together with the U.S. Borrower a majority of the partnership interests or (b) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformance with GAAP and the financial statements of which are so consolidated, and (iii) any Person, if so designated by the U.S. Borrower in writing to the Administrative Agent (which designation shall be deemed made if a similar designation is made under the Senior Note Indenture), (x) in which the U.S. Borrower owns (directly or indirectly) at least 50% of the aggregate economic interests; (y) in which the U.S. Borrower or a Subsidiary participates in control as a general partner, a managing member or through similar means, and
(z) which is not consolidated for financial reporting purposes with the U.S. Borrower under GAAP.

          "Subsidiary Indebtedness" shall mean, without duplication, all Unsecured Indebtedness (including Contingent Obligations) (other than Contingent Obligations incurred by Subsidiaries in respect of Secured Indebtedness)) of which a Subsidiary other than a Guarantor is the obligor. Obligations under this Agreement shall not constitute Subsidiary Indebtedness. A release under the Subsidiaries Guaranty of a Guarantor which remains a Subsidiary shall be deemed to be an incurrence of Subsidiary Indebtedness in amount equal to the U.S. Borrower's proportionate interest in the Unsecured Indebtedness of such Guarantor.

          "Syndication Agent" shall mean Bank of America, N.A.

          "Tax Affiliate" shall mean, as to any Person, (i) any Subsidiary of such Person and (ii) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

          "Taxable Income" shall mean Real Estate Investment Trust Taxable Income as defined in Section 857(b) of the Code.

          "Taxable REIT Subsidiary" shall mean any Subsidiary of the U.S. Borrower that is a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code on or after January 1, 2001, or a Subsidiary of such Taxable REIT Subsidiary.

          "Taxes" shall have the meaning provided in Section 5.04.

          "Term Loan" shall have the meaning provided in Section 2.01.

          "Term Note" shall have the meaning provided in Section 2.06(a).

          "Test Date" shall mean the last day of each fiscal quarter ended after the Effective Date.

          "Test Period" shall mean each period of four consecutive fiscal quarters of the U.S. Borrower then last ended (in each case taken as one accounting period).

          "Total Canadian Dollar Revolving Loan Sub-Commitment" shall mean, at any time, (x) the sum of the Canadian Dollar Revolving Loan Sub-Commitments of all Canadian Lenders at such time or, if less, (y) the Total Canadian Dollar Revolving Loan Sub-Commitment as then in effect pursuant to Section 2.18.

          "Total Maximum Canadian Dollar Revolving Loan Sub-Commitment" shall mean, at any time, the sum of the Maximum Canadian Dollar Revolving Loan Sub-Commitments of all Canadian Lenders at such time.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

          "Total Unencumbered Assets" as of any date shall mean the sum of (i) Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness and (ii) all other assets (but excluding intangibles and minority interests in Persons who are obligors with respect to outstanding secured debt) of the U.S. Borrower and its Subsidiaries not securing any portion of Secured Indebtedness, determined on a consolidated basis (it being understood that the accounts of the Subsidiaries shall be consolidated with those of the U.S. Borrower only to the extent of the U.S. Borrower's proportionate interest therein).

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect, less (y) the sum of (i) the aggregate principal amount of Revolving Loans then outstanding (for this purpose, taking the Dollar Equivalent thereof in the case of Canadian Revolving Loans then outstanding) plus (ii) the then aggregate amount of Letter of Credit Outstandings.

          "Total U.S. Revolving Loan Sub-Commitment" at any time shall mean the sum of the U.S. Revolving Loan Sub-Commitments of all the Lenders; provided that at no time shall the Total U.S. Revolving Loan Sub-Commitment exceed the Total Revolving Loan Commitment as then in effect.

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two separate Tranches, i.e., Term Loans and Revolving Loans.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a Eurodollar Loan, a Canadian Prime Rate Loan or a Bankers' Acceptance Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unconsolidated Entity" shall mean, with respect to any Person, at any date, any other Person in whom such Person holds an Investment, and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.

          "Undepreciated Real Estate Assets" shall mean, as of any date, the cost (being the original cost to the U.S. Borrower, the Guarantors or any of their Subsidiaries plus capital improvements) of real estate assets of the U.S. Borrower, the Guarantors or any of their Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis (it being understood that the accounts of Subsidiaries shall be consolidated with those of the U.S. Borrower only to the extent of the U.S. Borrower's proportionate interest therein).

          "Unencumbered Consolidated EBITDA" shall mean, for any period, that portion of Consolidated EBITDA for such period attributable to those assets which are not encumbered by Liens or which are owned by Subsidiaries of the U.S. Borrower that have not incurred Subsidiary Indebtedness.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under such Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

          "United States" and "U.S." shall each mean the United States of America.

          "U.S. Borrower" shall mean Host Marriott, L.P., a Delaware limited partnership.

          "U.S. Revolving Loan Sub-Commitment" shall mean, for any Lender at any time, such Lender's Revolving Loan Commitment minus, in the case of a Lender that is, or whose Affiliate is, a Canadian Lender, the sum of such Lender's and its Affiliates' Canadian Dollar Revolving Loan Sub-Commitments.

          "Unpaid Drawing" shall have the meaning provided in Section 3.05.

          "Unsecured Consolidated Interest Expense" shall mean, for any period, that portion of Consolidated Interest Expense (excluding the interest expense attributable to QUIPs Debt) attributable to Indebtedness that is neither Secured Indebtedness nor Subsidiary Indebtedness.

          "Unsecured Indebtedness" shall mean any Indebtedness or Disqualified Stock of the U.S. Borrower or any of its Subsidiaries that is not Secured Indebtedness.

          "Unsecured Interest Coverage Ratio" shall mean, for any period, the ratio of (x) Unencumbered Consolidated EBITDA for such period to (y) Unsecured Consolidated Interest Expense for such period.

          "Unutilized Canadian Dollar Revolving Loan Sub-Commitment" shall mean, as to any Canadian Lender at any time, the Canadian Dollar Revolving Loan Sub-Commitment of such Canadian Lender at such time minus the Dollar Equivalent of the aggregate principal amount or Face Amount, as the case may be, of all Canadian Revolving Loans of such Canadian Lender then outstanding.

          "Unutilized Canadian RL Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Unutilized Canadian Dollar Revolving Loan Sub-Commitment of such Lender (and its respective affiliates which act as Canadian Lenders) at such time and the denominator of which is the aggregate amount of Unutilized Canadian Dollar Revolving Loan Sub-Commitments of all Canadian Lenders at such time.

          "Unutilized Revolving Loan Commitment" with respect to any Lender, at any time, shall mean an amount equal to the remainder of (I) such Lender's Revolving Loan Commitment at such time less (II) the sum of (x) the aggregate principal amount of Revolving Loans of such Lender (including any Affiliate of any such Lender acting as a Canadian Lender) then outstanding (taking the Dollar Equivalent of the principal amount or Face Amount, as the case may be, in the case of any Canadian Revolving Loans then outstanding) and (y) such Lender's Dollar Percentage (or, after a Sharing Event has occurred, its RL Percentage) of the Letter of Credit Outstandings at such time.

          "Voting Stock" shall mean, as to any Person, any class or classes of outstanding Capital Stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

          "Wholly-Owned Domestic Subsidiary" of any Person shall mean any Subsidiary of such Person which is both a Domestic Subsidiary and a Wholly-Owned Subsidiary of such Person.

          "Wholly-Owned Foreign Subsidiary" of any Person shall mean any Subsidiary of such Person which is both a Foreign Subsidiary and a Wholly-Owned Subsidiary of such Person.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          SECTION 2. Amount and Terms of Credit.

          2.01 The Commitments. (a) Revolving Loans. Subject to and upon the terms and conditions set forth herein, (x) each RL Lender severally agrees, at any time and from time to time during the Revolving Credit Period, to make a revolving loan or revolving loans, which revolving loans shall be made and maintained in Dollars (each a "Dollar Revolving Loan" and, collectively, the "Dollar Revolving Loans") to the U.S. Borrower and (y) each Canadian Lender with a Maximum Canadian Dollar Revolving Loan Sub-Commitment severally agrees, at any time and from time to time during the Revolving Credit Period, to make a revolving loan or revolving loans, which revolving loans shall be made and maintained in Canadian Dollars (each a "Canadian Revolving Loan" and, collectively, the "Canadian Revolving Loans") to one or more Canadian Revolving Loan Borrowers (with the revolving loans made to the various Revolving Loan Borrowers pursuant to this Section 2.01 being herein called a "Revolving Loan" and, collectively, the "Revolving Loans"). The Revolving Loans:

               (i) shall, in the case of Dollar Revolving Loans, at the option of the U.S. Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided herein, all Dollar Revolving Loans comprising the same Borrowing shall be of the same Type,

               (ii) shall, in the case of Canadian Revolving Loans, be made and maintained in Canadian Dollars, provided that all Canadian Revolving Loans shall, at the option of the respective Canadian Revolving Loan Borrower, be made by each Canadian Lender with a Maximum Canadian Dollar Revolving Loan Sub-Commitment either by means of (x) Canadian Prime Rate Loans in Canadian Dollars or (y) the creation and discount of Bankers' Acceptances in Canadian Dollars on the terms and conditions provided for herein and in
     Schedule III hereto (the terms and conditions of which shall be deemed incorporated by reference into this Agreement),

               (iii) may be repaid and reborrowed in accordance with the provisions hereof,

               (iv) shall not, in the case of Canadian Revolving Loans, be made at any time if, for any Canadian Lender, at the time of making any such Canadian Revolving Loans and after giving effect thereto, the Dollar Equivalent of the aggregate principal amount (or Face Amount, as the case may be) of such Canadian Revolving Loans, when added to the Dollar Equivalent of the aggregate principal amount (or Face Amount, as the case may be) of all other Canadian Revolving Loans then outstanding from such Canadian Lender, exceeds the related Maximum Canadian Dollar Revolving Loan Sub-Commitment or the Canadian Dollar Revolving Loan Sub-Commitment of such Canadian Lender at such time,

               (v) shall not, in the case of all Revolving Loans, be made at any time if, after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment at such time,

               (vi) shall not, in the case of Dollar Revolving Loans, be made at any time if, for any Lender, at the time of making any such Dollar Revolving Loan and after giving effect thereto, the Aggregate U.S. Revolving Exposure of such Lender exceeds the U.S. Revolving Loan Sub-Commitment of such Lender at such time, and

               (vii) shall not, in the case of all Revolving Loans, be made at any time, if after giving effect thereto, the Aggregate Revolving Credit Exposure plus the aggregate amount of Term Loans then outstanding would exceed (A) $300,000,000 at any time prior to the date the compliance certificate is delivered pursuant to Section 10.11(d) with respect to the fiscal quarter ending nearest to September 30, 2002 and, thereafter, so long as the Leverage Ratio is equal to or greater than 6.50:1:00, (B) $350,000,000 so long as the Leverage Ratio is equal to or greater than 6:00:1:00 but less than 6.50:1:00 and (C) $400,000,000 plus any amounts under Additional Revolving Loan Commitments so long as the Leverage Ratio is less than 6.00:1:00; provided, however, that the limitations contained in this clause (vii) shall apply only at the time of any Credit Event and in no event shall such limitations require any Borrower to prepay any Loan for which the conditions contained in this clause (vii) were satisfied at the time such Loan was incurred.

Notwithstanding the foregoing, in the event a Lender Default exists, the Canadian Lenders shall not be required to make Canadian Revolving Loans unless the Canadian Lenders have entered into arrangements satisfactory to them and the U.S. Borrower to eliminate the Canadian Lenders' risk with respect to the participation arrangements set forth in Section 2.17 of the Defaulting Lender or Lenders, which may include cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the outstanding Canadian Revolving Loans.

          All Canadian Revolving Loans shall constitute the several, and not joint or joint and several, obligations of the Canadian Revolving Loan Borrowers.

               (b) Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender agrees to make, on the Conversion Date, a term loan (the "Term Loan") to the U.S. Borrower, which Term Loan (i) shall be made and maintained in Dollars, (ii) shall be incurred and initially maintained as a Borrowing of Base Rate Loans or Eurodollar Loans as set forth below (subject to the option to convert such Term Loans pursuant to Section 2.07), (iii) shall be made by each Lender with a U.S. Revolving Loan Sub-Commitment in an aggregate principal amount as is equal to the product of the Dollar Percentage of such Lender on the Conversion Date and $100,000,000. Once repaid, Term Loans incurred hereunder may not be reborrowed. The "Conversion Date" shall mean the first date, if any, on which the aggregate principal amount of Dollar Revolving Loans exceeds $100,000,000 for more than 180 consecutive days. During the Revolving Credit Period, there shall be only one Conversion Date. On the Conversion Date, the conversion referred to in this Section 2.01(b) shall occur automatically (and without the taking of further action) by redesignating (as compared to repaying and borrowing) outstanding Dollar Revolving Loans in the aggregate principal amount of $100,000,000 as Term Loans: (i) first, Dollar Loans maintained as Base Rate Loans, and (ii) second, Dollar Loans maintained as Eurodollar Loans as Borrower shall designate, and failing such designation, having an Interest Period ending furthest from the Conversion Date. Such redesignation shall not constitute a prepayment for purposes of Section 2.12. If the aggregate principal amount of Dollar Revolving Loans exceeds $100,000,000 for more than a period of 175 consecutive days and is reduced to $100,000,000 or less prior to the 181st day of such period, then the Conversion Date shall be deemed to have occurred unless any Notice of Borrowing delivered with respect to a Borrowing to occur on the 181/st/ through 190/th/ day of such period shall be accompanied by a certificate from an Authorized Officer of the U.S. Borrower containing a representation and warranty that the reduction was not made in an attempt to avoid the application of this Section 2.01(b). The Administrative Agent shall promptly notify the U.S. Borrower and the Lenders of the occurrence of the Conversion Date. The Revolving Loan Commitment of each RL Lender shall be permanently reduced on the Conversion Date by the amount of the Term Loan made by such RL Lender on such date.

          2.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than the respective Minimum Borrowing Amount for the respective Type and Tranche of Loans to be made or maintained pursuant to the respective Borrowing. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Loans maintained as Eurodollar Loans.

          2.03 Notice of Borrowing. (a) Whenever a Borrower desires to incur Loans hereunder (excluding Borrowings of Canadian Prime Rate Loans to the extent resulting from automatic conversions of Bankers' Acceptance Loans as provided in clause (i) of Schedule III and Borrowings of Term Loans pursuant to Section 2.01(b)), it shall give the Administrative Agent at the Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan or Canadian Prime Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan or Bankers' Acceptance Loan to be incurred hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be given by the respective Borrower in the form of Exhibit A appropriately completed to specify (i) the name of such Borrower or Borrowers, (ii) the aggregate principal amount (or Face Amount, as the case may be) of the Loans to be incurred pursuant to such Borrowing (stated in the applicable currency), (iii) the date of such Borrowing (which shall be a Business Day), (iv) in the case of Dollar Loans, whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans, (v) in the case of Canadian Revolving Loans, whether the Loans being made pursuant to such Borrowing are to be initially maintained as Canadian Prime Rate Loans or Bankers' Acceptance Loans and, if Bankers' Acceptance Loans, the term thereof (which shall comply with the requirements of clause (a) of Schedule III) and (vi) in the case of Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing. Notwithstanding anything to the contrary contained in this Agreement, unless the Administrative Agent otherwise agrees, no more than four Notices of Borrowing may be given in any 30 consecutive day period.

               (b) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or the Issuing Bank (in the case of issuances of Letters of Credit), as the case may be, may act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or the Issuing Bank, as the case may be, in good faith to be from an Authorized Officer of such Borrower prior to receipt of written confirmation. In each such case, each Borrower hereby waives the right to dispute the Administrative Agent's or Issuing Bank's record of the terms of such telephonic notice.

          2.04 Extension of Maturity Date. The U.S. Borrower may one time prior to the initial Maturity Date extend the initial Maturity Date to June 6, 2006 subject to the following terms and conditions: (a) not later than 60 days prior to the initial Maturity Date, the U.S. Borrower shall deliver a written notice indicating its intention to extend the initial Maturity Date to the Administrative Agent (which shall promptly notify each of the Lenders), (b) the U.S. Borrower shall pay to each Lender on or before the initial Maturity Date an extension fee equal to .50% of the sum of the aggregate amount of the Term Loan of such Lender then outstanding and being extended plus the Revolving Loan Commitment of such Lender being extended, (c) no Default or Event of Default shall exist on the initial Maturity Date, (d) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the initial Maturity Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), (e) the Leverage Ratio (computed by taking into account the portion of the Term Loans and the portion of any Revolving Loans that will continue to remain outstanding after the initial Maturity Date) may not exceed 5.75:1.00 as of the initial Maturity Date (computed as of the end of the fiscal quarter ending closest to March 31, 2005 but on a Pro-Forma Basis for events occurring after such date through the initial Maturity Date) and (f) the U.S. Borrower shall deliver to the Administrative Agent on the initial Maturity Date a certificate of an Authorized Officer of the U.S. Borrower certifying as to the compliance with the foregoing provisions of this Section 2.04.

          2.05 Disbursement of Funds. No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 2.08) of each Borrowing requested to be made on such date in the manner provided below. All such amounts will be made available in Dollars (in the case of Dollar Revolving Loans) or Canadian Dollars (in the case of Canadian Revolving Loans), as the case may be, and in immediately available funds at the appropriate Payment Office of the Administrative Agent, and the Administrative Agent will make available to the relevant Borrower or Borrowers by depositing to its, or their, relevant account as directed by the respective Borrower or Borrowers, the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the respective Borrower or Borrowers, and, to the extent such corresponding amount has previously been disbursed to such Borrower or Borrowers, such Borrower or Borrowers shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or such Borrower or Borrowers, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the respective Borrower or Borrowers until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate as in effect from time to time for the first three days and the interest rate applicable to Dollar Revolving Loans maintained as Base Rate Loans for each day thereafter and (ii) if recovered from the respective Borrower or Borrowers, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.09. Nothing in this Section 2.05 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the relevant Borrower or Borrowers may have against any Lender as a result of any failure by such Lender to make Loans required to be made by it hereunder.

          2.06 Notes. (a) Subject to the provisions of the following clause (f), each Borrower's obligation to pay the principal of (or the Face Amount of, as the case may be), and interest on, the Loans made by each Lender to such Borrower shall be evidenced (i) if Term Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Term Note" and, collectively, the "Term Notes"), (ii) if Dollar Revolving Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Dollar Revolving Note" and, collectively, the "Dollar Revolving Notes"), and (iii) if Canadian Revolving Loans, by a promissory note duly executed and delivered by the respective Canadian Revolving Loan Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each a "Canadian Dollar Revolving Note" and, collectively, the "Canadian Dollar Revolving Notes").

               (b) The Term Note issued by the U.S. Borrower to each Lender that has outstanding Term Loans shall (i) be executed by the U.S. Borrower, (ii) be payable to the order of such Lender and be dated the Conversion Date, (iii) be in a stated principal amount equal to the Term Loans made by such Lender on the Conversion Date and be payable in Dollars in the outstanding principal amount of Term Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.09 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary prepayment as provided in Section 5.01, and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

               (c) The Dollar Revolving Note issued by the U.S. Borrower to each Lender that has a Revolving Loan Commitment or outstanding Dollar Revolving Loans shall (i) be executed by the U.S. Borrower, (ii) be payable to the order of such Lender and be dated the Effective Date (or, if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Dollar Revolving Loans of such Lender to the U.S. Borrower at such time) and be payable in Dollars in the outstanding principal amount of Dollar Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.09 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 5.01, mandatory repayment as provided in Section 5.02 and conversion into a Term Loan as provided in Section 2.01(b) and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

               (d) The Canadian Dollar Revolving Note issued by each Canadian Revolving Loan Borrower shall (i) be executed by the respective Canadian Revolving Loan Borrower, (ii) be payable to the order of the applicable Canadian Lender (or an affiliate designated by such Lender) and be dated the Effective Date (or, if issued thereafter, the date of issuance), (iii) be in a stated principal amount (expressed in Canadian Dollars) which exceeds by 25% the Canadian Dollar Equivalent (as of the date of issuance) of the respective Lender's Maximum Canadian Dollar Revolving Loan Sub-Commitment; provided that if, because of fluctuations in exchange rates after the Effective Date, the amount of the Canadian Dollar Revolving Note of any Canadian Revolving Loan Borrower held by any Lender would not be at least as great as the outstanding principal amount of, and the Face Amount of, as applicable, Canadian Revolving Loans made by such Lender to such Canadian Revolving Loan Borrower and evidenced thereby, the respective Lender may request (and in such case the respective Canadian Revolving Loan Borrower shall promptly execute and deliver (provided that such Lender shall return to the Canadian Revolving Loan Borrower any Note or Notes theretofore delivered to such Lender pursuant to this Agreement marked "cancelled", or if such Lender has lost or cannot find any such Note or Notes, such Lender will execute and deliver to such Borrower a lost note and indemnity agreement in form and substance as is usual and customary)) a new Canadian Dollar Revolving Note in an amount equal to the greater of (x) that amount (expressed in Canadian Dollars) which at that time exceeds by 25% the Canadian Dollar

Equivalent of the respective Lender's Maximum Canadian Dollar Revolving Loan Sub-Commitment or (y) the then outstanding principal amount of, and the Face Amount of, as applicable, all Canadian Revolving Loans made by such Lender to such Canadian Revolving Loan Borrower, (iv) be payable in Canadian Dollars in the outstanding principal amount of, and Face Amount of, as applicable, the Canadian Revolving Loans made to the respective Canadian Revolving Loan Borrower and evidenced thereby, (v) mature on the Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 2.09 in respect of the Canadian Revolving Loans evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 5.01, and mandatory repayment as provided in Section 5.02 and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

               (e) Each Lender will note on its internal records the amount of each Loan made by it to each Borrower and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans (including, without limitation, the Face Amount of any Bankers' Acceptances) evidenced thereby. Failure to make any such notation, or any error in such notation, shall not affect any Borrower's obligations in respect of such Loans.

               (f) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Term Notes and Revolving Notes shall only be delivered to Lenders with Loans of the respective Tranches which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans of any Tranche or to any Borrower shall affect or in any manner impair the obligations of the respective Borrower or Borrowers to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations on a Note otherwise required in preceding clause (e). At any time when any Lender requests the delivery of a Note to evidence its Loans of any Tranche, the respective Borrower or Borrowers shall promptly execute and deliver to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

          2.07 Conversions. (a) Each Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount (for the Type of Loan into which the conversion is being made), of the outstanding principal amount of Dollar Loans made to such Borrower pursuant to one or more Borrowings (so long as of the same Tranche of Loans) of one or more Types of Loans into a Borrowing (of the same Tranche of Loans) of another Type of Loan, provided that, (i) Dollar Revolving Loans shall not be permitted to be converted into Canadian Revolving Loans, and Canadian Revolving Loans shall not be permitted to be converted into Dollar Revolving Loans, (ii) Term Loans may not be converted into Revolving Loans and, except as required by Section 2.01(b), Revolving Loans may not be converted into Term Loans, (iii) if Eurodollar Loans are converted into Base Rate Loans on a date other than the last day of an Interest Period applicable to the Loans being converted, the respective Borrower shall compensate the applicable Lenders for any breakage costs incurred in connection therewith as set forth in Section 2.12, (iv) no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount for Eurodollar Loans of the respective Tranche, (v) unless the Required Lenders otherwise agree, Base Rate Loans may not be converted into Eurodollar Loans if any Default or Event of Default exists on the date of conversion, and (vi) no conversion pursuant to this Section 2.07 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 2.02. Each such conversion shall be effected by the respective Borrower giving the Administrative Agent at the Notice Office, prior to Noon (New York time), at least three (3) Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

               (b) Each Canadian Revolving Loan Borrower shall be entitled: (i) to convert from time to time any Canadian Prime Rate Loans then outstanding under the Canadian Dollar Loan Sub-Commitments into Bankers' Acceptance Loans under the Canadian Dollar Loan Sub-Commitments in an aggregate Face Amount equal to the aggregate principal amount in Canadian Dollars of such outstanding Canadian Prime Rate Loans, provided that the applicable Canadian Revolving Loan Borrower shall pay the proceeds of such Bankers' Acceptance Loans, together with such additional funds as may be required, to the Administrative Agent for the account of the Canadian Lenders to repay such outstanding Canadian Prime Rate Loans, and provided further that such Canadian Prime Rate Loans are repaid and such Bankers' Acceptance Loans are obtained in accordance with Section 2 and any other applicable provisions of this Agreement; and (ii) contemporaneously with the maturity of any Bankers' Acceptance Loans outstanding under the Canadian Dollar Loan Sub-Commitments, to obtain Bankers' Acceptance Loans or Canadian Prime Rate Loans under the Canadian Dollar Loan Sub-Commitments in an aggregate Face Amount or principal amount as the case may be, equal to the aggregate Face Amount of such maturing Bankers' Acceptance Loans, provided that the applicable Canadian Revolving Loan Borrower shall pay the proceeds of such new Canadian Revolving Loan together with such additional funds as may be required to the Administrative Agent for the account of the Canadian Lenders to repay such maturing Bankers' Acceptance Loans, and provided further that such new Canadian Revolving Loans are obtained in accordance with Section 2 and any other applicable provisions of this Agreement.

               (c) Mandatory conversions of Bankers' Acceptance Loans into Canadian Prime Rate Loans shall be made in the circumstances, and to the extent, provided in clause (i) of Schedule III. Except as otherwise provided under
Section 2.17, Bankers' Acceptance Loans shall not be permitted to be converted into any other Type of Loan prior to the maturity date of the respective Bankers' Acceptance Loan.

          2.08 Pro Rata Borrowings. All Borrowings of Term Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their U.S. Revolving Loan Sub-Commitments. Subject to the provisions of Section 2.17(b), all Borrowings of Dollar Revolving Loans under this Agreement shall be incurred from the RL Lenders pro rata on the basis of their Dollar Percentages and (ii) all Borrowings of Canadian Revolving Loans under this Agreement shall be incurred from the Canadian Lenders pro rata on the basis of their Canadian RL Percentage. No Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

          2.09 Interest. (a) Each Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to it from the date of Borrowing until the earlier of (x) the maturity thereof (whether by acceleration, prepayment or otherwise) and (y) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 2.07, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate, each as in effect from time to time.

               (b) Each Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date of Borrowing until the earlier of (x) the maturity thereof (whether by acceleration, prepayment or otherwise) and (y) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.07, 2.10, or 2.11, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus the Eurodollar Rate for such Interest Period.

               (c) Each Canadian Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Canadian Prime Rate Loan made to such Borrower from the date of Borrowing (which shall, in the case of a conversion pursuant to clause (i) of Schedule III, be deemed to be the date upon which a maturing Bankers' Acceptance is converted into a Canadian Prime Rate Loan pursuant to said clause (i), with the proceeds thereof to be equal to the full Face Amount of the maturing Bankers' Acceptances) until the maturity thereof (whether by acceleration or otherwise) or earlier repayment thereof or conversion thereof pursuant to Section 2.17 at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Canadian Prime Rate, each as in effect from time to time.

               (d) With respect to Bankers' Acceptance Loans, Acceptance Fees shall be payable in connection therewith as provided in clause (g) of Schedule
III. Until maturity of the respective Banker's Acceptances, interest shall not otherwise be payable with respect thereto.

               (e) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum (1) in the case of overdue principal of, and interest or other amounts owing with respect to, Canadian Revolving Loans and any other amounts owing in Canadian Dollars, equal to 2% per annum plus the Applicable Margin for Canadian Prime Rate Loans plus the Canadian Prime Rate, each as in effect from time to time, and (2) in all other cases, equal to the greater of (x) 2% per annum plus the rate otherwise applicable to Base Rate Loans of the respective Tranche (or in the case of amounts which do not relate to a given Tranche of outstanding Dollar Loans, 2% per annum plus the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans) from time to time and (y) the rate which is 2% plus the rate then borne by such Loans (without giving effect to any increase in the rate borne by such Loans as a result of the operation of this clause (e)).

               (f) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan and each Canadian Prime Rate Loan, monthly in arrears on the last Business Day of each calendar month after the Effective Date, (ii) in the case of any Eurodollar Loan, on the date of any conversion to a Base Rate Loan pursuant to Section 2.07, 2.10, or 2.11, as applicable (on the amount so converted), (iii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto (and, in addition in the case of any Interest Period with a duration of six months, at the date which occurs three calendar months after the first day of such Interest Period), and (iv) in respect of each Loan (other than Bankers' Acceptances), on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; provided that, in the case of Base Rate Loans and Canadian Revolving Loans, interest shall not be payable pursuant to preceding clause (iv) at the time of any repayment or prepayment thereof unless the respective repayment or prepayment is made in conjunction with a permanent reduction of the Total Revolving Loan Commitment, including upon conversion of a Revolving Loan to a Term Loan pursuant to Section 2.01(b).

               (g) Upon each Interest Determination Date, the Administrative Agent shall determine the respective Eurodollar Rate for the respective Interest Period or Interest Periods to be applicable to Eurodollar Loans and shall promptly notify the respective Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          2.10 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the respective Borrower or Borrowers shall have the right to elect, by giving the Administrative Agent (and the Administrative Agent shall promptly give each affected Lender notice) notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of such Borrower, be a one, two, three or six month period, provided that:

               (i) all Eurodollar Loans comprising a single Borrowing shall at all times have the same Interest Period;

               (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including, in the case of Dollar Loans, the date of any conversion thereto from a Dollar Loan of a different Type) and each Interest Period occurring thereafter in respect of such Borrowing of Eurodollar Loans shall commence on the day on which the next preceding Interest Period applicable thereto expires;

               (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when any Default or Event of Default is in existence;

               (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the Maturity Date; and

               (vii) no Interest Period in respect of any Borrowing of Loans shall be selected if the U.S. Borrower then knows that such Interest Period extends beyond the date upon which a mandatory repayment of such Tranche of Loans will be required to be made under Section 5.02 if the aggregate principal amount of Loans of such Tranche which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Loans of such Tranche permitted to be outstanding after such mandatory repayment.

          Prior to the termination of any Interest Period applicable to Eurodollar Loans, the U.S. Borrower may, at its option, designate that the respective Borrowing subject thereto be split into more than one Borrowing (for purposes of electing multiple Interest Periods to be subsequently applicable thereto), so long as each such Borrowing resulting from the action taken pursuant to this sentence meets the Minimum Borrowing Amount for the respective Tranche. If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the U.S. Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, it shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans, effective as of the expiration date of such current Interest Period.

          2.11 Increased Costs, Illegality, etc. In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

               (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

               (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) the adoption after the date hereof or any change arising after the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements (other than Eurodollar reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) or any special deposit, assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its applicable lending office) and/or
     (y) other circumstances since the date of this Agreement affecting the applicable interbank market; or

          (iii) at any time after the date of this Agreement, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having the force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the applicable interbank market.

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the respective Borrower or Borrowers and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the U.S. Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by any Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the respective Borrower, (x) in the case of clause (ii) above, the respective Borrower or Borrowers shall pay to such Lender, upon its written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the respective Borrower or Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto), and (y) in the case of clause (iii) above, the respective Borrower or Borrowers shall take one of the actions specified in Section 2.11(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.11(a)(ii) or (a)(iii), the respective Borrower or Borrowers may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 2.11(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, request the affected Lender to convert such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 2.11(a)(iii)) shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided that, if more than one Lender is affected at any time as described above in this clause (b), then all affected Lenders must be treated the same pursuant to this Section 2.11(b).

               (c) If at any time after the date of this Agreement any Lender determines that the introduction of or any change (which introduction or change shall have occurred after the date of this Agreement) in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the U.S. Borrower and the Canadian Revolving Loan Borrowers, as applicable, agree to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's reasonable good faith determination of compensation owing under this Section 2.11(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.11(c), will give prompt written notice thereof to the Borrowers, which notice shall show in reasonable detail the basis for calculation of such additional amounts and shall, absent manifest error, be final and conclusive and binding on all the parties hereto. In addition, each such Lender, upon determining that the circumstances giving rise to the payment of additional amounts pursuant to this
Section 2.11(c) cease to exist, will give prompt written notice thereof to the U.S. Borrower.

          2.12 Compensation. The respective Borrower or Borrowers shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans, but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not rescinded or deemed rescinded pursuant to Section 2.11(a)); (ii) if any repayment (including any repayment made pursuant to Sections 2.16, 5.01 or 5.02 or as a result of an acceleration of the Loans pursuant to Section 12) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any repayment (including any repayment made pursuant to Sections 2.16, 5.01 or 5.02 or as a result of an acceleration of the Loans pursuant to Section 12) of any Bankers' Acceptance Loan occurs on a date which is not the maturity date of the respective Bankers' Acceptance; (iv) if any

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

prepayment of any Eurodollar Loans or Bankers' Acceptance Loans is not made on any date specified in a notice of prepayment given by the respective Borrower or Borrowers; (v) as a consequence of (x) any other default by the respective Borrower or Borrowers to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 2.11(b) or (vi) as a result of any repayment or purchase contemplated by Section 2.18(e). A written notice as to the amount owed to a Lender pursuant to this Section 2.12 shall show in reasonable detail the basis of calculation of such amount and shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

          2.13 Lending Offices; Changes Thereto. (a) Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made, and Letters of Credit participated in, by such Lender (including by designating a separate lending office (or Affiliate) to act as such with respect to Dollar Loans and Letter of Credit Outstandings versus Canadian Revolving Loans); provided that, for designations made after the Effective Date, to the extent such designation shall result in increased costs or Taxes under Section 2.11, 3.06 or 5.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

               (b) Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.11(a)(ii) or (iii), Section 2.11(c), Section
3.06 or Section 5.04 with respect to such Lender, it will, if requested by the applicable Borrower or Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.13 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Sections 2.11, 3.06 and 5.04.

          2.14 Replacement of Lenders. (a) (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) upon the occurrence of an event giving rise to the operation of Section 2.11(a)(ii) or (iii), Section 2.11(c), Section 3.06 or
Section 5.04 with respect to any Lender which results in such Lender charging to any Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of the refusal by a Lender to consent to proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 14.11, the U.S. Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to such

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

replacement, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, the Issuing Bank and, if the Person serving as the Administrative Agent is not a Canadian Lender, any Canadian Lender whose Maximum Canadian Dollar Revolving Loan Sub-Commitment is not exceeded by any other Canadian Lender; provided that:

               (i)   any Replacement Lender in a replacement pursuant to this
     Section 2.14 (a) (with each such replacement being herein called a "Replacement") shall be required to comply with the requirements of Section 14.03(b) and at the time of any Replacement the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to
     Section 14.03(b) (and shall pay all fees payable pursuant to said Section 14.03(b)) pursuant to which the Replacement Lender shall acquire all of the Commitments (and related sub-commitments) and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof amounts (in the respective currencies in which such obligations are denominated) equal to the sum of (I) the principal of (including, without limitation, the Face Amount of Bankers' Acceptance Loans), and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 4.01, and (y) the Issuing Bank an amount equal to such Replaced Lender's Dollar Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Bank and

               (ii) all obligations of the Borrowers due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

               (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and
(ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 14.14 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the respective Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.11, 2.12, 2.16, 3.06, 5.04, 13.06 and 14.01),
which shall survive as to such Replaced Lender. In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 2.14, each of the Borrowers hereby irrevocably authorizes the U.S. Borrower to take all necessary action, in the name of the U.S. Borrower, as described above in this Section 2.14 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this Section 2.14. Upon the Replaced Lender ceasing to be a Lender hereunder, such Replaced Lender agrees to promptly return to the U.S. Borrower any Note or

Notes theretofore delivered to such Replaced Lender pursuant to this Agreement marked "cancelled", or if such Replaced Lender has lost or cannot find any such Note or Notes, such Replaced Lender will execute and deliver to the U.S. Borrower a customary lost note and indemnity agreement in form and substance reasonably satisfactory to the U.S. Borrower.

          2.15 Bankers' Acceptance Provisions. The parties hereto agree that the provisions of Schedule III shall apply to all Bankers' Acceptances and Bankers' Acceptance Loans created hereunder, and that the provisions of Schedule III shall be deemed incorporated by reference into this Agreement as if such provisions were set forth in their entirety herein.

          2.16 Additional Revolving Loan Commitments. (a) So long as no Default or Event of Default then exists or would result therefrom, the U.S. Borrower shall have the right at any time and from time to time after the Effective Date and on or prior to 30 days prior to the Maturity Date, and upon at least 15 Business Days prior written notice to the Administrative Agent (which shall promptly notify each of the Lenders), to request on up to four occasions that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Additional Revolving Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Dollar Revolving Loans pursuant thereto, it being understood and agreed, however, that
(i) no Lender shall be obligated to provide an Additional Revolving Loan Commitment as a result of any such request by the U.S. Borrower, (ii) until such time, if any, as such Lender has agreed in its sole discretion to provide an Additional Revolving Loan Commitment and executed and delivered to the Administrative Agent an Additional Revolving Loan Commitment Agreement in respect thereof as provided in Section 2.16(b) and such Additional Revolving Loan Commitment Agreement has become effective, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment as in effect prior to giving effect to such Additional Revolving Loan Commitments provided pursuant to this Section 2.16, (iii) any Lender (or, in the circumstances contemplated by clause (vii) below, any other Person which will qualify as an Eligible Transferee) may so provide an Additional Revolving Loan Commitment without the consent of any other Lender but with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld),
(iv) each provision of Additional Revolving Loan Commitments on a given date pursuant to this Section 2.16 shall be in a minimum aggregate amount (for all Lenders (including, in the circumstances contemplated by clause (vii) below, Eligible Transferees who will become Lenders)) of at least $10,000,000 and in integral multiples of $1,000,000 in excess thereof, (v) the aggregate amount of all Additional Revolving Loan Commitments permitted to be provided pursuant to this Section 2.16 shall not exceed $100,000,000, (vi) the fees payable to any Lender (including, in the circumstances contemplated by clause (vii) below, any Eligible Transferee who will become a Lender) providing an Additional Revolving Loan Commitment shall be as set forth in the relevant Additional Revolving Loan Commitment Agreement, (vii) if, after the U.S. Borrower has requested the then existing Lenders (other than Defaulting Lenders) to provide Additional Revolving Loan Commitments pursuant to this Section 2.16, the U.S. Borrower has not received Additional Revolving Loan Commitments in an aggregate amount equal to that amount of the Additional Revolving Loan Commitments which the U.S. Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the U.S. Borrower to the Administrative Agent as provided above), then the U.S. Borrower may request Additional Revolving Loan Commitments from Persons which would qualify as Eligible Transferees hereunder in an aggregate amount equal to such deficiency on terms which are no more favorable to such Eligible Transferee in any respect than the terms offered to the Lenders, provided that any such Additional Revolving Loan Commitments provided by any such Eligible Transferee which is not already a Lender shall be in a minimum amount (for such Eligible Transferee) of at least $10,000,000, and (viii) all actions taken by the U.S. Borrower pursuant to this Section 2.16 shall be done in coordination with the Administrative Agent.

                        (b) At the time of any provision of Additional Revolving Loan Commitments pursuant to this Section 2.16, (i) the U.S. Borrower, the Administrative Agent and each Lender or other Eligible Transferee (each, an "Additional Revolving Loan Lender") which agrees to provide an Additional Revolving Loan Commitment shall execute and deliver to the Administrative Agent an Additional Revolving Loan Commitment Agreement substantially in the form of Exhibit J (appropriately completed), subject to such modifications in form and substance reasonably satisfactory to the Administrative Agent as may be necessary or appropriate (with the effectiveness of such Additional Revolving Loan Lender's Additional Revolving Loan Commitment to occur upon delivery of such Additional Revolving Loan Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith and the satisfaction of the other conditions in this Section 2.16(b) to the reasonable satisfaction of the Administrative Agent), (ii) the U.S. Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the Lenders, and incur additional Revolving Loans from certain other Lenders, in each case so that all of the Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Revolving Loan Commitment pursuant to this Section 2.16) and with the U.S. Borrower being obligated to pay to the respective Lenders the costs of the type referred to in
Section 2.12 in connection with any such repayment and (iii) if requested by the Administrative Agent, the U.S. Borrower shall deliver to the Administrative Agent an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the U.S. Borrower and dated such date, covering such matters similar to those set forth in the opinions of counsel delivered to the Administrative Agent on the Effective Date pursuant to Section
6.02 and such other matters as the Administrative Agent may reasonably request. The Administrative Agent shall promptly notify each Lender as to the occurrence of each Additional Revolving Loan Commitment Date, and (x) on each such date, the Total Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Revolving Loan Commitments, and (y) on each such date Schedule I-A shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Lenders.

                2.17 Special Provisions Regarding RL Lenders and Canadian Revolving Loans.

                        (a) On the fifth Business Day after the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding Canadian Revolving Loans shall be automatically converted into Dollar Loans (in an amount equal to the Dollar Equivalent of the aggregate principal amount or Face Amount, as the case may be, of the respective Canadian Revolving Loans on the date such Sharing Event first occurred, which Dollar Revolving Loans shall be owed by the respective Canadian Revolving Loan Borrower, shall thereafter be deemed to be Base Rate Loans and shall be immediately due and payable on the date such Sharing Event has occurred) and (y) all accrued and unpaid interest and other

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

amounts owing with respect to such Canadian Revolving Loans shall be immediately due and payable in Dollars, taking the Dollar Equivalent of such accrued and unpaid interest and other amounts. The occurrence of any conversion as provided above in this Section 2.17(a) shall be deemed to constitute, for purposes of
Section 2.12, a prepayment of the respective Canadian Revolving Loans before the last day of any Interest Period relating thereto.

                        (b) Upon the occurrence of a Sharing Event, each RL Lender shall (and hereby unconditionally and irrevocably agrees to) purchase and sell (in each case in Dollars) undivided participating interests in the Revolving Loans outstanding to, and any Unpaid Drawings owing by, each Revolving Loan Borrower in such amounts so that each RL Lender shall have a share of the outstanding Revolving Loans and Unpaid Drawings then owing by each Revolving Loan Borrower equal to its RL Percentage thereof. Upon any such occurrence the Administrative Agent shall notify each RL Lender and shall specify the amount of Dollars required from such RL Lender in order to effect the purchases and sales by the various RL Lenders of participating interests in the amounts required above (together with accrued interest with respect to the period from the last interest payment date through the date of the Sharing Event plus any additional amounts payable by any respective Borrower pursuant to Section 5.04 in respect of such accrued but unpaid interest); provided that in the event that a Sharing Event shall have occurred, each RL Lender shall be deemed to have purchased, automatically and without request, such participating interests. Promptly upon receipt of such request, each RL Lender shall deliver to the Administrative Agent (in immediately available funds in Dollars) the net amounts as specified by the Administrative Agent. If any RL Lender fails to so deliver such net amounts to the Administrative Agent, distributions of amounts otherwise payable under this Agreement to such RL Lender shall be distributed instead to the Canadian Lenders (and applied to the purchase price owing to such Canadian Lenders) until such payments are made by such defaulting RL Lender or the Canadian Lenders have received the purchase price owing to them by the Defaulting Lenders. The Administrative Agent shall promptly deliver the amounts so received to the various RL Lenders in such amounts as are needed to effect the purchases and sales of participations as provided above. Promptly following receipt thereof, each RL Lender which has sold participations in any of its Revolving Loans (through the Administrative Agent) will deliver to each RL Lender (through the Administrative Agent) which has so purchased a participating interest a participation certificate dated the date of receipt of such funds and in such amount. It is understood that the amount of funds delivered by each RL Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various RL Lenders as required above.

                        (c) Upon, and after, the occurrence of a Sharing Event (i) no further Canadian Revolving Loans shall be made to any Borrower,
(ii) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Canadian Revolving Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if each such Canadian Revolving Loan had originally been made in Dollars and shall be distributed by the relevant RL Lenders (or their affiliates) to the Administrative Agent for the account of the RL Lenders which are participating therein and (iii) the Maximum Canadian Dollar Revolving Loan Sub-Commitments of the various Canadian Lenders shall be automatically terminated (which shall result in a like increase to the U.S. Revolving Loan Sub-Commitments of the respective Lenders, except to the extent the Revolving Loan Commitments of the various Lenders are

                                      -57-

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terminated as otherwise provided in this Agreement). Notwithstanding anything to the contrary contained above, the failure of any RL Lender to purchase its participating interests in any Revolving Loans upon the occurrence of a Sharing Event shall not relieve any other RL Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no RL Lender shall be responsible for the failure of any other RL Lender to purchase the participating interest to be purchased by such other RL Lender on any date.

                        (d) If any amount required to be paid by any RL Lender pursuant to Section 2.17(b) is paid to the Administrative Agent after the date such amount is required to be paid by such RL Lender but within three Business Days following the date upon which such RL Lender receives notice from the Administrative Agent of the amount of its participations required to be purchased pursuant to Section 2.17(b), such RL Lender shall also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such RL Lender for the purchase of its participations times (ii) the daily average Federal Funds Rate, during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent times (iii) a fraction of the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. If any such amount required to be paid by any RL Lender pursuant to Section 2.17(b) is not in fact made available to the Administrative Agent within three Business Days following the date upon which such RL Lender receives notice from the Administrative Agent as to the amount of participations required to be purchased by it, the Administrative Agent shall be entitled to recover from such RL Lender on demand, such amount with interest thereon calculated from such request date at the rate per annum applicable to Canadian Revolving Loans maintained as Canadian Prime Rate Loans hereunder. A certificate of the Administrative Agent submitted to any RL Lender with respect to any amounts payable under this Section 2.17 shall be conclusive in the absence of manifest error. Amounts payable by any RL Lender pursuant to this
Section 2.17 shall be paid to the Administrative Agent for the account of the relevant RL Lenders; provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such RL Lender the amounts owing to such RL Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

                        (e) Whenever, at any time after the relevant RL Lenders have received from any RL Lenders purchases of participations in any Revolving Loans pursuant to this Section 2.17, the various RL Lenders receive any payment on account thereof, such RL Lenders will distribute to the Administrative Agent, for the account of the various RL Lenders participating therein, such RL Lenders' participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding but also taking into account the payment of any interest in connection with the purchase of such participating interest pursuant to Section 2.18(b)) in like funds as received; provided, however, that in the event that such payment received by any RL Lenders is required to be returned, the RL Lenders who received previous distributions in respect of their participating interests therein will return to the respective RL Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective RL Lenders.

                        (f) Each RL Lender's obligation to purchase participating interests pursuant to this Section 2.17 shall be absolute and unconditional and shall not be affected by any

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circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such RL Lender may have against any other RL Lender, the relevant Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person, (iv) any breach of this Agreement by any Borrower or any Lender or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                        (g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, each RL Lender which has purchased such participations shall be entitled to receive from the relevant Borrowers any reasonable increased costs and indemnities (including, without limitation, pursuant to Sections 2.11, 2.12, 2.16, 3.06 and 5.04) directly from the Borrowers to the same extent as if it were the direct Lender as opposed to a participant therein, which reasonable increased costs shall be calculated without regard to Section 2.13, Section 14.03(a) or the last sentence of Section 14.03(b). The Borrowers acknowledge and agree that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 2.17, increased Taxes may be owing by them pursuant to Section 5.04, which Taxes shall be paid (to the extent provided in Section 5.04) by the respective Borrowers, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Section 2.17.

               2.18 Voluntary Adjustment or Termination of Total Maximum Canadian Dollar Revolving Loan Sub-Commitment and Total Canadian Dollar Revolving Loan Sub-Commitment. (a) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto agree that (i) the Total Canadian Dollar Revolving Loan Sub-Commitment shall be fixed by the U.S. Borrower on a monthly basis in accordance with Section 2.18(b) (but no more than six times in any calendar year); (ii) in no event shall the Total Canadian Dollar Revolving Loan Sub-Commitment exceed the sum of the Canadian Dollar Revolving Loan Sub-Commitments of the various Canadian Lenders as then in effect; (iii) in no event shall the Canadian Dollar Revolving Loan Sub-Commitment of any Canadian Lender exceed the Maximum Canadian Dollar Revolving Loan Sub-Commitment of such Lender; (iv) at no time shall the U.S. Borrower be permitted to request an extension of credit pursuant to the Total Revolving Loan Commitment (whether in the form of Revolving Loans or Letter of Credit Outstandings) and no such credit shall be made available, if after giving effect thereto, the sum of the aggregate principal amount of outstanding Revolving Loans (excluding for this purpose Canadian Revolving Loans), and the amount of the Letter of Credit Outstandings at such time would exceed an amount equal to the Total Revolving Loan Commitment as then in effect less the Total Canadian Dollar Revolving Loan Sub-Commitment as then in effect; (v) at no time shall any Canadian Revolving Loan Borrower be permitted to request an extension of credit in the form of Canadian Revolving Loans if, after giving effect thereto, the aggregate principal (and Face Amount, as applicable) of outstanding Canadian Revolving Loans (for this purpose, using the Dollar Equivalent of the principal and/or Face Amount, as appropriate, of Canadian Revolving Loans) would exceed the Total Canadian Dollar Revolving Loan Sub-Commitment; and (vi) the Canadian Dollar Revolving Loan Sub-Commitment of any Canadian Lender at any time shall be an amount equal to its pro rata share of the Total Canadian Dollar Revolving Loan Sub-Commitment at such time determined on the basis of the Canadian RL Percentages of the various Lenders. At all times from and after the date of this Agreement until an adjustment is

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made in accordance with this Section 2.18, the Total Canadian Dollar Revolving
Loan Sub-Commitment shall be U.S. $0. The Total Canadian Dollar Revolving Loan Sub-Commitment shall not exceed U.S. $100,000,000.

                        (b) The U.S. Borrower, not more than 30 days and not less than 5 Business Days prior to the last day of each calendar month, shall give written notice, which notice shall be irrevocable, to the Administrative Agent either (x) requesting an adjustment effective as of the first Business Day of the immediately following calendar month (each such date an "Adjustment Date") to the amount of the Total Canadian Dollar Revolving Loan Sub-Commitment; or (y) confirming that there will be no adjustments to the Total Canadian Dollar Revolving Loan Sub-Commitment; provided that (i) no reduction to the amount of the Total Canadian Dollar Revolving Loan Sub-Commitment may be made if, after giving effect to any such reduction, the Total Canadian Dollar Revolving Loan Sub-Commitment would be less than the sum of the aggregate Face Amount of all Bankers' Acceptance Loans and the principal amount of all Canadian Prime Rate Loans (for this purpose, using the Dollar Equivalent of the Face Amounts or principal amounts thereof) then outstanding (other than any such Canadian Revolving Loans which will be repaid in full on or before the respective Adjustment Date); and (ii) the failure by the U.S. Borrower to deliver any such written notice (or the delivery by the U.S. Borrower of any such notice which does not comply with the requirements contained in this Section) to the Administrative Agent within the period required above will be deemed to be delivery by the U.S. Borrower to the Administrative Agent of a written notice that there will be no adjustment to the Total Canadian Dollar Revolving Loan Sub-Commitment. If any adjustment is made on an Adjustment Date as described in this Section, then on the respective Adjustment Date all repayments required by this Section 2.18 and Section 5.02 shall be made on such date to the extent required as a result of such adjustments and in manner provided in Section 5.02. At any time the U.S. Borrower may, but shall not be required, to request an estimate of adjustment costs by written request to the Administrative Agent. Upon receipt of such request, the Administrative Agent shall solicit from the Lenders estimates (and the Lenders shall provide such estimates not later than 5 Business Days after such solicitation, promptly after the receipt of which the Administrative Agent shall provide a summary thereof to the U.S. Borrower) of costs payable under Sections 2.12 and 2.18(e) as a result of the proposed adjustment. Such estimates shall be based upon circumstances at the time and shall not be binding upon any Lender or the Administrative Agent. Such request for an estimate by the U.S. Borrower shall not be binding upon the U.S. Borrower and shall not constitute the notice described in the first sentence of this
Section 2.18(b).

                        (c) In connection with any adjustment to the Totals Canadian Dollar Revolving Loan Sub-Commitment requested pursuant to Section 2.18(b), (i) if any such adjustment would result in an increase in the Total Canadian Dollar Revolving Loan Sub-Commitment, commencing on the Adjustment Date additional Canadian Revolving Loans shall be permitted to be incurred in accordance with the requirements of Section 2.01 and (ii) if any such adjustment would result in a decrease in the Total Canadian Dollar Revolving Loan Sub-Commitment, all Canadian Revolving Loans required to be repaid pursuant to
Section 5.02(a)(ii) shall, to the extent required by Section 5.02(a)(ii), be repaid on the Adjustment Date by the time required by Section 5.03. It is understood and agreed that the Administrative Agent shall not have any liability to any Lenders if the payments contemplated above in this Section are not actually made on the Adjustment Date, and that any failure to make the payments required to be

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made on an Adjustment Date pursuant to this Section or Section 5.02(a)(ii) shall constitute an Event of Default in accordance with the terms of Section 12.01.

               (d) On any date the U.S. Borrower may, at its option, permanently reduce or terminate the Maximum Canadian Dollar Revolving Loan Sub-Commitments (specifying the aggregate amount of such reduction); provided that (i) no such reduction shall be made in an amount which would cause the Dollar Equivalent of the then outstanding aggregate principal amount or Face Amount, as the case may be, of the Canadian Revolving Loans to exceed the Maximum Canadian Dollar Revolving Loan Sub-Commitments of the Canadian Lenders or the Canadian Dollar Revolving Loan Sub-Commitments of the Canadian Lenders after giving effect to the respective reduction pursuant to this Section 2.18(d), and (ii) each reduction pursuant to this Section 2.18(d) shall apply pro rata to reduce the Maximum Canadian Dollar Revolving Loan Sub-Commitments of the Canadian Lenders (based upon the relative amounts of such sub-commitments).

               (e) In connection with any Adjustment Date for any adjustment to the Total Canadian Dollar Revolving Loan Sub-Commitment pursuant to this Section 2.18, on such Adjustment Date the U.S. Borrower shall, in coordination with the Administrative Agent, repay outstanding Dollar Revolving Loans of certain of the Lenders, and incur additional Dollar Revolving Loans from certain other Lenders, in each case so that all of the Lenders participate in each outstanding Borrowing of Dollar Revolving Loans pro rata on the basis of their respective U.S. Revolving Loan Sub-Commitments (after giving effect to any change to the U.S. Revolving Loan Sub-Commitments as a result of such adjustment to the Total Canadian Dollar Revolving Loan Sub-Commitment pursuant to this Section 2.18) (provided, that, if requested by the U.S. Borrower and consented to by the Administrative Agent (such consent not to be unreasonably withheld), the Lenders shall in lieu thereof be required to purchase and sell (in each case in Dollars) undivided participating interests in the Dollar Revolving Loans outstanding to, and any Unpaid Drawings owing by, the U.S. Borrower) and the U.S. Borrower shall be obligated to pay to the respective Lenders the costs of the type referred to in Section 2.12 in connection with any such repayment (or purchases and sales).

          SECTION 3. Letters of Credit.

          3.01 Letters of Credit. Subject to and upon the terms and conditions set forth herein, the U.S. Borrower may request that the Issuing Bank issue, at any time and from time to time on and after the Effective Date and prior to the tenth Business Day prior to the Maturity Date, for the account of the U.S. Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the U.S. Borrower or any of its Subsidiaries, an irrevocable sight standby letter of credit, in a form customarily used by the Issuing Bank or in such other form as has been reasonably approved by the Issuing Bank (each such standby letter of credit, a "Letter of Credit") in support of such L/C Supportable Obligations. The Issuing Bank shall not issue any commercial or trade letters of credit. Letters of Credit may, at the option of the Issuing Bank, provide that they are governed by the Uniform Customs and Practice for Documentary Credits or the International Standby Practices or other commercially standard conventions.

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               (b) The Issuing Bank hereby agrees that it will (subject to the terms and conditions contained herein), at any time and from time to time on and after the Effective Date and prior to the tenth Business Day prior to the Maturity Date, following its receipt of the respective Letter of Credit Request, issue within five (5) Business Days for the account of the U.S. Borrower, subject to the terms and conditions of this Agreement, one or more Letters of Credit in support of such L/C Supportable Obligations of the U.S. Borrower or any of its or their Subsidiaries as are permitted to remain outstanding without giving rise to a Default or an Event of Default, provided that the Issuing Bank shall not issue any Letter of Credit if at the time of such issuance:

               (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Bank as of the date hereof and which the Issuing Bank reasonably and in good faith deems material to it; or

               (ii) the Issuing Bank shall have received notice from the Administrative Agent at the direction of the Required Lenders prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 3.03(b).

          3.02 Maximum Letter of Credit Outstandings; Final Maturities; etc. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed $100,000,000, (ii) no Letter of Credit shall be issued if, after giving effect thereto, (x) the Revolving Credit Exposure of any Lender would exceed its Revolving Loan Commitment as then in effect or (y) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment as then in effect, (iii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the tenth Business Day prior to the Maturity Date (unless on or before the date of issuance of such Letter of Credit the U.S. Borrower cash collateralizes (it being understood such cash collateral will be held in an interest bearing account under the sole dominion and control of the Administrative Agent in which the Administrative Agent, for the benefit of the Secured Parties, has a first priority security interest) the reimbursement obligation with respect thereto with cash equal to 105% of the Stated Amount of such Letter of Credit or delivers a back-to-back letter of credit in form satisfactory to the Issuing Bank on terms acceptable to the Issuing Bank)) and
(y) the tenth Business Day prior to the Maturity Date (unless on or before the Maturity Date the U.S. Borrower cash collateralizes the reimbursement obligation with respect thereto with cash equal to 105% of the Stated Amount of such Letter of Credit on terms acceptable to the Issuing Bank or delivers a back-to-back letter of credit in form satisfactory to the Issuing Bank), (iv) each Letter of Credit shall be denominated in

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Dollars and (v) the Stated Amount of each Letter of Credit shall be no less than
$500,000, or such lesser amount as is acceptable to the Issuing Bank.

               (b) Notwithstanding the foregoing, in the event a Lender Default exists, the Issuing Bank shall not be required to issue any Letters of Credit unless the Issuing Bank has entered into arrangements satisfactory to it and the U.S. Borrower to eliminate the Issuing Bank's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, which may include cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the Letter of Credit Outstandings.

          3.03 Letter of Credit Requests; Notices of Issuance. 1. Whenever it desires that a Letter of Credit be issued for its account, the U.S. Borrower shall give the Administrative Agent and the Issuing Bank written notice thereof prior to 1:00 P.M. (New York time) at least five Business Days' (or such shorter period as is acceptable to the Issuing Bank) prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request") and may be delivered to the Administrative Agent and the Issuing Bank by facsimile.

               (b)The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the U.S. Borrower that (i) the requested Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.02 and (ii) all of the applicable conditions set forth in Sections 6 and 7 shall be met at the time of such issuance. Unless the Issuing Bank has received notice from the Administrative Agent at the direction of the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 6 are not satisfied on the Effective Date or
Section 7 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.02, then the Issuing Bank shall issue the requested Letter of Credit for the account of the U.S. Borrower in accordance with the Issuing Bank's usual and customary practices. Promptly after the issuance of or amendment to any Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the U.S. Borrower, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of such Letter of Credit or amendment. Promptly after receipt of such notice, the Administrative Agent shall notify each RL Lender in writing of such issuance or amendment and, if so requested by any RL Lender, the Administrative Agent shall furnish such RL Lender with a copy of the issued Letter of Credit or such amendment.

          3.04 Letter of Credit Participations. a. Immediately upon the issuance by the Issuing Bank of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each RL Lender (other than the Issuing Bank) (each such Lender with respect to any Letter of Credit, in its capacity under this
Section 3.04, a "Participant"), and each Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, in a percentage equal to such Participant's Dollar Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the U.S. Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although Letter of Credit Fees shall be paid directly to the Administrative Agent for the ratable account of the RL Lenders based on their Dollar Percentages as provided in Section 4.01(c) and the Participants shall have no right to receive any portion of any Facing Fees); provided that, upon the

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occurrence of a Sharing Event, the participations described above shall be automatically adjusted so that each RL Lender shall have a participation in all then outstanding Letters of Credit, and related obligations as described above, in a percentage equal to its RL Percentage (which adjustments shall occur concurrently with the adjustments described in Section 2.17). Upon any change in the Revolving Loan Commitments or Dollar Percentages of the RL Lenders pursuant to this Agreement (or in the circumstances provided in the proviso to the immediately preceding sentence, the RL Percentages of the RL Lenders pursuant to this Agreement), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 3.04 to reflect the new Dollar Percentages or, in the circumstances described in the proviso to the immediately preceding sentence, the RL Percentages of the various RL Lenders.

               (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the Participants or any other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall not create for the Issuing Bank any resulting liability to the U.S. Borrower, any other Credit Party, any Lender or any other Person.

               (c) If the Issuing Bank makes any payment under any Letter of Credit and the U.S. Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 3.05(a), the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the benefit of the Issuing Bank the amount of such Participant's Dollar Percentage (or, after the occurrence of a Sharing Event, its RL Percentage) of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent for the benefit of the Issuing Bank, in Dollars, such Participant's Dollar Percentage (or, after the occurrence of a Sharing Event, its RL Percentage) of the amount of such payment on such Business Day in same day funds; provided, however, that no Participant shall be obligated to pay to the Administrative Agent for the benefit of the Issuing Bank its Dollar Percentage (or, after the occurrence of a Sharing Event, its RL Percentage) of such unreimbursed amount for (i) any wrongful payment made by the Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction) and (ii) with respect to any Letter of Credit with an expiration date after the tenth Business Day prior to the Maturity Date, any payment made by the Issuing Bank in excess of the amount of cash collateral delivered by the U.S. Borrower pursuant to
Section 3.02(a)(iii)(y). If and to the extent such Participant shall not have so made its Dollar Percentage (or, after the occurrence of a Sharing Event, its RL Percentage) of the amount of such payment available to the Administrative Agent for the benefit of the Issuing Bank, such Participant agrees to pay to the Administrative Agent for the benefit of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date

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until the date such amount is paid to the Administrative Agent for the benefit of the Issuing Bank at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Dollar Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter. The failure of any Participant to make available to the Issuing Bank its Dollar Percentage (or, after the occurrence of a Sharing Event, its RL Percentage) of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Bank its Dollar Percentage (or, after the occurrence of a Sharing Event, its RL Percentage) of any unreimbursed payment with respect to a Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the benefit of the Issuing Bank such other Participant's Dollar Percentage (or, after the occurrence of a Sharing Event, its RL Percentage) of any such payment.

               (d) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Bank shall pay to the Administrative Agent for the benefit of each Participant which has paid its Dollar Percentage (or, after the occurrence of a Sharing Event, its RL Percentage) thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

               (e) Upon the request of any Participant, the Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

               (f) The obligations of the Participants to make payments to the Administrative Agent for the benefit of the Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever (except as otherwise provided in the proviso to the second sentence of Section 3.04(c)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

               (ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries or Affiliates may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, the Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any Subsidiary or Affiliate of any Credit Party and the beneficiary named in any such Letter of Credit);

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

               (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

               (v)   the occurrence of any Default or Event of Default; or

               (vi) subject to the provisions of Section 3.04(c), the fact that the expiration date of any Letter of Credit is beyond the Maturity Date.

          3.05 Agreement to Repay Letter of Credit Drawings. Subject to Section 3.05(b), the U.S. Borrower hereby agrees to reimburse the Issuing Bank, by making payment in Dollars and in immediately available funds directly to the Administrative Agent at the Payment Office for the benefit of the Issuing Bank, for any payment or disbursement made by the Issuing Bank under any Letter of Credit issued by it (with each such amount so paid, until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 2:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Bank was reimbursed by the U.S. Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Dollar Revolving Loans maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt of notice of such payment or disbursement or upon the occurrence of a Default or an Event of Default under Section 12.05, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Bank (and until reimbursed by the U.S. Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Dollar Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The Issuing Bank shall give the U.S. Borrower and the Administrative Agent prompt written notice of each Drawing under any Letter of Credit, provided that except as provided in the immediately preceding sentence, the failure to give any such notice shall in no way affect, impair or diminish the U.S. Borrower's obligations hereunder.

               (b) Notwithstanding the requirements of Section 3.05(a), unless otherwise requested by the U.S. Borrower prior to 2:00 p.m. on the date of such payment or disbursement made by the Issuing Bank under a Letter of Credit, any reimbursement of an Unpaid Drawing in an amount equal to or exceeding $1,000,000 shall be effected by having such Unpaid Drawing amount treated as a Base Rate Loan (which Base Rate Loan may be converted in accordance with the provisions of Section 2.07).

               (c)   The obligations of the U.S. Borrower under this Section
3.05 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the U.S. Borrower may have or have had against any Lender (including in its capacity as issuer of any Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit

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(each a "Drawing") to conform to the terms of such Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing or any other matter or circumstance referred to in clauses (i) through
(v) of Section 3.04(f); provided that the Issuing Bank shall be responsible for any damages (excluding consequential damages) to the U.S. Borrower for its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in connection with drawings made under a Letter of Credit which did not comply or conform to the terms of the respective Letter of Credit.

          3.06 Increased Letter of Credit Costs. Subject to the provisions of
Section 2.13(b), if at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Bank or participated in by any Participant, or (ii) impose on the Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to the Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits or franchise taxes based on net income of the Issuing Bank or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon written demand to the U.S. Borrower by the Issuing Bank or such Participant (a copy of which certificate shall be sent by the Issuing Bank or such Participant to the Administrative Agent), the U.S. Borrower shall pay to the Issuing Bank or such Participant such additional amount or amounts as will compensate the Issuing Bank or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 3.06, will give prompt written notice thereof to the U.S. Borrower which notice shall include a certificate submitted to the U.S. Borrower by the Issuing Bank or such Participant (a copy of which certificate shall be sent by the Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 3.06 shall, absent manifest error, be final and conclusive and binding on the U.S. Borrower.

          SECTION 4. Commitment Commission; Canadian Commitment Commission; Fees; Reductions of Commitment.

          4.01 Fees. The U.S. Borrower agrees to pay to the Administrative Agent in Dollars for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to, but excluding, the Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum equal to the Applicable Commitment Commission Percentage (as in effect from time to time) on the

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average daily Unutilized Revolving Loan Commitment of such Lender. Accrued
Commitment Commission shall be due and payable in arrears on each Quarterly Payment Date and on the Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated. In addition, the U.S. Borrower agrees to pay to the Administrative Agent in Dollars for distribution to each Canadian Lender (other than a Defaulting Lender) an additional commitment commission (the "Canadian Commitment Commission") for the period from and including the Effective Date to, but excluding, the Maturity Date (or such earlier date as the Total Maximum Canadian Dollar Revolving Loan Sub-Commitment shall have been terminated), computed at a rate per annum equal to .10% on the on the average daily Unutilized Canadian Dollar Revolving Loan Sub-Commitment of such Lender. Accrued Canadian Commitment Commission shall be due and payable in arrears on each Quarterly Payment Date and on the Maturity Date or such earlier date upon which the Total Maximum Canadian Dollar Revolving Loan Sub-Commitment is terminated.

               (b) The U.S. Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment (based on their respective Dollar Percentages or, for periods from and after the occurrence of a Sharing Event, their respective RL Percentages) in Dollars, a fee in respect of each Letter of Credit issued for the account of the U.S. Borrower hereunder (the "Letter of Credit Fee"), in each case for the period from and including the date of issuance of the respective Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans (as in effect from time to time) on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable on each Quarterly Payment Date after the Effective Date and on the Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

               (c) The U.S. Borrower agrees to pay to the Issuing Bank, for its own account, in Dollars, a facing fee in respect of each Letter of Credit issued for the account of the U.S. Borrower by the Issuing Bank (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than $500. Accrued Facing Fees shall be due and payable in arrears on each Quarterly Payment Date and on the Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

               (d) The U.S. Borrower shall pay, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the Issuing Bank is generally imposing for payment under, issuance of, or amendment to, Letters of Credit issued by it, not to exceed $500 per issuance or amendment.

               (e) At the time of the incurrence of each Bankers' Acceptance Loan, Acceptance Fees shall be paid by the respective Canadian Revolving Loan Borrower as required by, and in accordance with, clause (g) of Schedule III.

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               (f)   The Borrowers shall pay to the Agents, for their own
accounts, such other fees as have been agreed to in writing by the Borrowers and the Agents.

          4.02 Voluntary Termination or Reduction of Total Unutilized Revolving Loan Commitment. Upon at least three Business Days' prior notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the U.S. Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment; provided that (x) any partial reduction pursuant to this Section 4.02 shall be in an amount of at least $1,000,000 or, if greater, in integral multiples of $1,000,000 thereof. Each reduction to the Total Unutilized Revolving Loan Commitment pursuant to this Section 4.02 shall apply to reduce the Revolving Loan Commitments of the various RL Lenders pro rata based on their respective RL Percentages. The amount of any reduction to the Revolving Loan Commitment of any Lender pursuant to this Section 4.02 shall reduce the U.S. Revolving Loan Sub-Commitment and the Maximum Canadian Dollar Revolving Loan Sub-Commitments of such Lender on a pro rata basis.

          SECTION 5. Prepayments; Payments; Taxes.

          5.01 Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty (other than amounts payable pursuant to Section 2.12), in whole or in part, at any time and from time to time on the following terms and conditions:

               (i) such Borrower shall give the Administrative Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) of (1) its intent to prepay such Loans, (2) whether Term Loans, Dollar Revolving Loans or Canadian Revolving Loans shall be prepaid, (3) the amount of such prepayment and the Types of Loans to be prepaid and (4) in the case of Eurodollar Loans, the specific Borrowing or Borrowings to be prepaid. Such notice shall be given by such Borrower prior to 12:00 Noon (local time where the respective Payment Office is located) at least one Business Day prior to the date of such prepayment, which notice the Administrative Agent shall promptly transmit to each of the Lenders with Loans of the respective Tranche and Type;

               (ii) each prepayment shall be in an aggregate principal amount at least equal to $1,000,000 or, in the case of Canadian Revolving Loans, Canadian Revolving Loans having a Dollar Equivalent of $1,000,000 for the applicable Tranche and Type of Loans, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the respective Minimum Borrowing Amount for such Tranche and Type of Loans, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and shall be converted to Base Rate Loans and any election of an Interest Period with respect thereto shall have no force or effect;

               (iii) prepayments of Bankers' Acceptance Loans may not be made prior to the maturity date of the respective Bankers' Acceptances;

               (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that until the date on which the amount giving rise to a Lender Default of the applicable Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 5.01,
     Section 5.02 or by a combination thereof), any prepayment in respect of Loans shall not be applied to any Loan of a Defaulting Lender; and

               (v) each voluntary prepayment of Term Loans pursuant to this
     Section 5.01 shall apply to reduce the principal amount of the Term Loan due on the Maturity Date.

          5.02 Mandatory Repayments and Commitment Reductions.

               (a) (i) On any day on which the Aggregate Revolving Credit Exposure exceeds the Total Revolving Loan Commitment as then in effect, the Revolving Loan Borrowers shall repay the principal of outstanding Revolving Loans (other than Bankers' Acceptance Loans where the underlying Bankers' Acceptances have not yet matured) (allocated between Dollar Revolving Loans and Canadian Revolving Loans as the Revolving Loan Borrowers may elect) in an amount (for this purpose, taking the Dollar Equivalent of payments made with respect to the Canadian Revolving Loans) equal to such excess but if any such repayment shall effect a repayment of a Eurodollar Loan prior to the expiration of the applicable Interest Period, such repayment may be delayed until the date of such expiration subject to compliance with the provisions of Section 5.02(d), provided, that in determining whether such excess exists, the Dollar Equivalent of Canadian Revolving Loans shall be determined quarterly on each March 31, June 30, September 30 and December 31 except as otherwise provided in the definition of the term "Dollar Equivalent". If, after giving effect to the prepayment of all outstanding Revolving Loans (other than Bankers' Acceptance Loans as referenced in the immediately preceding sentence), the sum of the outstanding Bankers' Acceptance Loans (for this purpose, using the Dollar Equivalent of the Face Amounts thereof) and Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment then in effect, (x) an amount equal to the lesser of such excess and the then outstanding Face Amount of all Bankers' Acceptances shall be deposited (and, so long as no Default or Event of Default has occurred and is continuing, on any subsequent date on which any such excess is determined, any such cash collateral shall be returned to the applicable Borrower to the extent it exceeds the excess, if any, determined on such subsequent date) by the respective Borrower with the Administrative Agent as cash collateral for the obligations of the respective Canadian Revolving Loan Borrower or Borrowers to the Canadian Lenders (rounded up to the nearest integral multiple of Cdn.$100,000) in respect of an equivalent Face Amount of outstanding Bankers' Acceptances accepted by the Canadian Lenders which shall be paid to and applied by the Canadian Lenders, in satisfaction of the obligations to the Canadian Lenders of the respective Canadian Revolving Loan Borrower or Borrowers in respect of such Banker's Acceptances, on the maturity date thereof, and (y) to the extent such excess exceeds the amount applied pursuant to preceding clause (x), the respective Borrowers shall pay to the Administrative

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

     Agent cash or Cash Equivalents in an amount equal to the amount of such excess (less the amount applied pursuant to preceding clause (x)) (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the respective Borrowers hereunder and under the other Credit Documents in a cash collateral account (and invested from time to time in Cash Equivalents selected by the Administrative Agent) to be established by the Administrative Agent.

               (ii) If on any date the Dollar Equivalent of the aggregate outstanding principal amount (or Face Amount, as the case may be) of Canadian Revolving Loans exceeds the Canadian Dollar Revolving Loan Sub-Commitments of the Canadian Lenders as then in effect, the respective Canadian Revolving Loan Borrowers shall prepay on such day the principal of outstanding Canadian Revolving Loans (for this purpose, taking the Dollar Equivalent of payments in any Canadian Dollars made with respect to Canadian Revolving Loans) (other than Bankers' Acceptance Loans where the underlying Bankers' Acceptances have not matured) equal to such excess, provided, that in determining whether such excess exists, the Dollar Equivalent of Canadian Revolving Loans shall be determined quarterly on each March 31, June 30, September 30 and December 31 except as otherwise provided in the definition of the term "Dollar Equivalent". In the case of Canadian Revolving Loans, if after giving effect to the prepayment of all outstanding Canadian Revolving Loans (other than Bankers' Acceptance Loans where the underlying Bankers' Acceptances have not yet matured), the sum of the aggregate Face Amount of outstanding Bankers' Acceptance Loans (for this purpose, using the Dollar Equivalent of the Face Amounts thereof) exceeds the sum of the Canadian Dollar Revolving Loan Sub-Commitments of the various Canadian Lenders as then in effect, an amount equal to such excess shall be deposited (and, so long as no Default or Event of Default has occurred and is continuing, on any subsequent date on which any such excess is determined, any such cash collateral shall be returned to the applicable Borrower to the extent it exceeds the excess, if any, determined on such subsequent date) by the respective Canadian Revolving Loan Borrower with the Administrative Agent as cash collateral for the obligations of the respective Canadian Revolving Loan Borrower or Borrowers to the Canadian Lenders (rounded up to the nearest integral multiple of Cdn.$100,000) in respect of an equivalent Face Amount of outstanding Bankers' Acceptances accepted by the Canadian Lenders which shall be paid to and applied by the Canadian Lenders, in satisfaction of the obligations to the Canadian Lenders of the respective Canadian Revolving Loan Borrower or Borrowers in respect of such Banker's Acceptances, on the maturity date thereof.

               (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, in the event that the aggregate Net Sale Proceeds received by the U.S. Borrower or any of its Subsidiaries from one or more Asset Sales occurring on or after the Effective Date in any period of 12 consecutive months exceed 1% of Adjusted Total Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the U.S. Borrower and its Subsidiaries has been filed with the SEC or delivered to the Administrative Agent pursuant to Section 10.11), an amount equal to 100% of the Net Sale Proceeds from all Asset Sales effected during such 12 month period shall be applied at such time as a mandatory repayment and/or commitment reduction in

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

accordance with the requirements of Section 5.02(c); provided, however, that the Net Sale Proceeds from any such Asset Sale shall not be required to be so applied on such date so long as no Event of Default then exists and such Net Sale Proceeds shall be used or contractually committed to be used pursuant to a binding agreement (subject only to reasonable, customary closing conditions) (A) to purchase fixed assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of Directors of the U.S. Borrower will immediately constitute or be part of a Related Business of the U.S. Borrower or such Subsidiary (if it continues to be a Subsidiary of the U.S. Borrower) immediately following such transaction, (B) to make Investments permitted by Section 11 constituting Permitted Mortgage Investments and/or (C) to purchase at least a controlling interest in the capital stock or other equity of a Person engaged in a Related Business, and pursuant to a transaction otherwise permitted under this Agreement (provided that, concurrently with a purchase described in this clause (C), such Person becomes a Subsidiary of the U.S. Borrower), in each case within 364 days (or earlier to the extent required to be so applied pursuant to the terms of any other outstanding Indebtedness) following the date of such Asset Sale, it being understood, however, that (I) if all or any portion of such Net Sale Proceeds are not so used (or contractually committed to be used) within such 364 day period (or earlier period, as the case may be) or (II) if all or any portion of such Net Sale Proceeds is contractually committed to be used as provided above within the 364 day period (or earlier period, as the case may be) and is not actually used within an additional 180 day period, such remaining portion (in either case) shall be applied on the last day of the respective period as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 5.02(c); and provided further, that so long as no Specified Default or Event of Default then exists, no mandatory repayment or commitment reduction shall be required pursuant to this Section 5.02(b) until the date on which the aggregate Net Sale Proceeds not so reinvested within the time periods specified above equals or exceeds $25,000,000.

               (c) Each amount required to be applied pursuant to this clause
(c) as a result of the requirements of Section 5.02(b) shall be applied (after any conversion by the respective Borrower of any amounts received in a currency other than Dollars in the case of the U.S. Borrower or Canadian Dollars in the case of the Canadian Revolving Loan Borrowers into Dollars or Canadian Dollars, respectively): unless otherwise directed by the U.S. Borrower, (i) first, to repay the outstanding principal amount of Term Loans, and (ii) second, to the extent in excess thereof, to repay (with a corresponding commitment reduction) the outstanding principal amount of Revolving Loans other than Bankers' Acceptance Loans (allocated between Dollar Revolving Loans and Canadian Revolving Loans as the relevant Borrowers may elect). All mandatory repayments of Term Loans made pursuant to this Section 5.02(c), shall be applied to reduce the then remaining principal amount of the Term Loan due at the Maturity Date.

               (d) With respect to each repayment of Loans required by this
Section 5.02, the respective Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans and Bankers' Acceptance Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) in the case of repayments of Dollar Loans, repayments of Eurodollar Loans of the respective Tranche pursuant to this Section 5.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the respective Minimum Borrowing Amount for the respective Tranche and Type of Loan, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; (iii) no repayment of Bankers' Acceptance Loans may be made prior to the maturity date of the related Bankers' Acceptances; and
(iv) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. Notwithstanding the foregoing provisions of this Section 5.02, if at any time the mandatory prepayment of Loans pursuant to Section 5.02(a) or 5.02(c) would result, after giving effect to the procedures set forth above, in any Borrower incurring breakage costs under Section 2.12 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the U.S. Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the U.S. Borrower hereunder pursuant to a cash collateral agreement (which shall permit investments in Cash Equivalents satisfactory to the Administrative Agent) to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which agreement shall provide for the payment of interest to U.S. Borrower in respect of such deposit), with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by the U.S. Borrower), to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the benefit of the Lenders whose Loans would otherwise have been immediately repaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Lenders pursuant to the remedial provisions of Section 12, any amounts held as cash collateral pursuant to this Section 5.02(d) shall, subject to the requirements of applicable law, be immediately applied to the relevant Loans. Until actually applied to the repayment of Eurodollar Loans, interest shall continue to accrue thereon.

               (e) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall repay in full all outstanding Loans on the earlier of (i) the Maturity Date and (ii) the date on which a Change of Control occurs.

               (f) The Total Revolving Loan Commitment shall be reduced permanently on the date and by the amount of any repayment of Revolving Loans made pursuant to Section 5.02(b).

               (g) The Total Revolving Loan Commitment shall be reduced permanently as set forth in Section 2.01(b) on the Conversion Date by the amount of the Term Loan made on such date.

               (h) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 5.02 shall be applied proportionately to reduce the Revolving Loan Commitment of each Lender with such a Commitment. The amount of any reduction to the Revolving Loan Commitment of any Lender pursuant to this
Section 5.02 shall reduce the U.S. Revolving Loan Sub-Commitment and the Maximum Canadian Dollar Revolving Loan Sub-Commitment of such Lender on a pro rata basis.

               (i) Until the date on which the amount giving rise to a Lender Default of the applicable Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 5.01, Section
5.02 or by a combination thereof), any prepayment in respect of Loans shall not be applied to any Loan of a Defaulting Lender.

          5.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 P.M. (local time in the city in which the Payment Office for the respective payments is located) on the date when due and shall be made in (x) Dollars in immediately available funds at the appropriate Payment Office of the Administrative Agent in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately following clause (y) and (y) subject to the provisions of Section 2.17, in Canadian Dollars in immediately available funds at the appropriate Payment Office (which must be located in Canada) of the Administrative Agent, if such payment is made in respect of (i) principal of, the Face Amount of or interest on Canadian Revolving Loans, or (ii) any increased costs, indemnities or other amounts owing with respect to Canadian Revolving Loans (or Commitments relating thereto), in the case of this clause (ii) to the extent the respective Lender which is charging same denominates the amounts owing in Canadian Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 12:00 Noon (local time in the city in which such payments are to be made)) like funds relating to the payment of principal, interest or Fees ratably to the Lenders entitled thereto. Any payments under this Agreement which are made later than 12:00 Noon (local time in the city in which such payments are to be made) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest and fees shall be payable at the applicable rate during such extension.

          5.04 Net Payments. All payments made by any Borrower hereunder or under any Note or other Credit Document will be made without setoff, counterclaim or other defense. Except as provided in Sections 5.04(b) and (c), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which it is resident or the jurisdiction in which the principal office or applicable lending office or other permanent establishment of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, subject to Section 5.04(b), the respective Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note or other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note or other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, subject to Section 5.04(b), the respective Borrower agrees to reimburse each Lender, upon the written request of such Lender, for the net additional amount of taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The respective Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the respective Borrower. Each Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes whether or not they were correctly or legally asserted.

               (b) Each Lender (other than any Canadian Lender with Maximum Canadian Dollar Revolving Loan Sub-Commitments only) that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the U.S. Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of any such Lender (other than any Canadian Lender with Maximum Canadian Dollar Revolving Sub-Commitments only) that is an assignee or transferee of an interest under this Agreement pursuant to Section
2.14 or 14.03 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 5.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each such Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the U.S. Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN, or Form W-8 and a
Section 5.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the U.S. Borrower and the Administrative Agent of its inability to deliver any such form or certificate in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 5.04(b). Notwithstanding anything to the contrary contained in Section 5.04(a), but subject to Section 14.03 and the immediately succeeding sentence, (x) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender (other than any Canadian Lender with Maximum Canadian Dollar Revolving Loan Sub-Commitments only) which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the U.S. Borrower U.S. Internal Revenue Service forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 5.04(a) hereof to gross-up payments to be made to a Lender (other than any Canadian Lender with Maximum Canadian Dollar Revolving Loan Sub-Commitments only) in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the U.S. Borrower the Internal Revenue Service Forms required to be provided by it to the U.S. Borrower pursuant to this Section 5.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the immediately preceding sentence or elsewhere in this Section 5.04 (other than clause (e) below) and except as set forth in Section 14.03, each Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in
Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          (c) Each Lender shall use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish any information as reasonably requested by the U.S. Borrower pursuant to any applicable treaty, law or regulation if the making of such filing or the furnishing of such information would avoid the need for or reduce the amount of any additional amounts payable by the respective Borrower and would not, in the sole discretion of such Lender, be disadvantageous to such Lender.

          (d) Nothing in this Section 5.04 shall require any Lender (or any Eligible Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary, in its sole discretion).

               (e) If any Canadian Lender is not resident in Canada for the purpose of Income Tax Act (Canada) or an authorized foreign bank which at all times holds all of its interest in any Canadian Obligations in the course of its Canadian banking business for purposes of subsection 212(13.3) of the Income Tax Act (Canada), or otherwise able to establish to the satisfaction of the Canadian Revolving Loan Borrowers and the Administrative Agent based on Applicable Law in effect on the Effective Date or on such later date on which it becomes a Canadian Lender that such Lender is not subject to deduction or withholding of income or similar Taxes imposed by Canada (or any political subdivision or taxing authority thereof or therein) ("Canadian Taxes") with respect to any payments to such Lender of interest, fees, commissions, or any other amount payable by any Canadian Revolving Loan Borrower under the Credit Documents, on the Effective Date or on such later date on which it becomes a Canadian Lender:
(i) the Canadian Revolving Loan Borrowers shall be entitled, to the extent that they are required to do so by Applicable Law, to deduct or withhold Canadian Taxes from interest, fees, commissions or other amounts payable under this Agreement for the account of any Canadian Lender which is not a resident of Canada for the purpose of the Income Tax Act (Canada) to the extent that such Lender has not previously established to the satisfaction of the Administrative Agent and the Canadian Revolving Loan Borrowers a complete exemption from such deduction or withholding; and (ii) the Canadian Revolving Loan Borrowers shall not be obligated pursuant to Section 5.04(a) to gross-up payments to be made to such Canadian Lender in respect of Canadian Taxes. Notwithstanding anything to the contrary contained in this Section 5.04, the Canadian Revolving Loan Borrowers agree to pay any additional amounts and to indemnify the applicable Canadian Lender in the manner set forth in Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any incremental Canadian Taxes deducted or withheld by it as described in the immediately preceding sentence following any changes after the Effective Date (or after the date such Lender became a Canadian Lender, as applicable) in any applicable law, or in the interpretation thereof, relating to the deducting or withholding of such Canadian Taxes to the extent, and only to the extent, that the obligation to pay such incremental Canadian Taxes arises as a consequence of such change in applicable law.

          SECTION 6. Conditions Precedent to Initial Credit Events. The obligation of each Lender to make Loans, and the obligation of the Issuing Bank to issue Letters of Credit, on the Effective Date, is subject to the satisfaction of the following conditions:

          6.01 Execution of Agreement; Notes. On or prior to the Effective Date, there shall have been delivered to the Administrative Agent (i) for the account of each of the Lenders (subject to Section 2.06(f)) the appropriate Notes executed by the appropriate Borrower or Borrowers, in each case in the amount, maturity and as otherwise provided herein and (ii) such Drafts and powers of attorney executed by the Canadian Revolving Loan Borrowers as may be requested by the Canadian Lenders pursuant to Schedule III.

          6.02 Opinions of Counsel. On the Effective Date, the Administrative Agent shall have received (i) from Elizabeth A. Abdoo, Esq., General Counsel to HMC, and counsel to the Borrower, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) from Hogan & Hartson L.L.P., special counsel to the Credit Parties, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, and (iii) from each of Blake, Cassels & Graydon LLP, and Cox Hanson O'Reilly Matheson, special Canadian counsel to the Credit Parties, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibits E-3 and E-4, respectively, and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

          6.03 Corporate Documents; Proceedings; etc. 1. On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date, signed by the Secretary or an Assistant Secretary of each Credit Party (or from the Secretary or an Assistant Secretary of the general partner of each Credit Party that is a limited partnership), in the form of Exhibit F with appropriate insertions, together with copies of the declaration of trust, certificate of incorporation and by-laws or other organizational documents (including partnership agreements and certificates of partnership and limited liability company agreements and certificates of limited liability company) of each such Credit Party and the resolutions of each Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

               (b) All trust, corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other documents in effect on the Effective Date shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate and partnership proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, partnership or governmental authorities.

               (c) On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date and signed by an Authorized Officer of the U.S. Borrower, certifying that all of the applicable conditions set forth in Sections 6.07, 6.08 and 6.12 have been satisfied as of the Effective Date (except to the extent that any such conditions require a determination to be made by the Administrative Agent and/or the Required Banks).

          6.04 Fees, etc. On the Effective Date, all costs, fees and expenses, and all other costs contemplated by this Agreement, due to the Agents and the Lenders (including, without limitation, legal fees and expenses) shall have been paid to the extent then due.

          6.05 Pledge and Security Agreement. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered an amended and restated Pledge and Security Agreement in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Pledge and Security Agreement") covering all of such Credit Party's present and future Pledge and Security Agreement Collateral, together with (to the extent not theretofore delivered pursuant to the Original Credit Agreement):

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               (a) all of the certificated Pledged Securities, if any, referred to therein and then owned by such Credit Party, together with executed and undated stock powers in blank or such other instruments of transfer as may be reasonably requested by the Administrative Agent;

               (b) proper financing statements (Form UCC-1) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Pledge and Security Agreement;

               (c) certified copies of requests for information or copies (Form UCC- 11), or equivalent reports, listing all effective financing statements that name such Credit Party as debtor and that are filed in the jurisdictions referred to in clause (b) above, together with copies of such other financing statements that name such Credit Party as debtor (none of which shall cover the Pledge and Security Agreement Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) for filing);

               (d) evidence of the completion of (or the Administrative Agent shall be reasonably satisfied that arrangements are in place to complete) all other recordings and filings of, or with respect to, the Pledge and Security Agreement (and delivery of control agreements among the pledgor, pledgee and issuer) as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Pledge and Security Agreement; and

               (e) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Pledge and Security Agreement have been taken (or the Administrative Agent shall be reasonably satisfied that arrangements are in place to perfect and protect such security interests).

          6.06 Subsidiaries Guaranty. On the Effective Date, each Guarantor (as listed on Part I of Schedule IV) shall have duly authorized, executed and delivered a guaranty in the form of Exhibit H (as modified, amended or supplemented from time to time, the "Subsidiaries Guaranty").

          6.07 Adverse Change, etc. 1. Since December 31, 2001, nothing shall have occurred (and neither the Administrative Agent nor any of the Lenders shall have become aware of any facts, conditions or other information not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or believe could reasonably be expected to have, a Material Adverse Effect.

               (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and material third party approvals and consents in connection with the transactions contemplated by the Credit Documents to occur on or prior to the Effective Date and otherwise referred to herein or therein shall have been obtained and remain in effect, and all

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applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Credit Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by the Credit Documents to occur on or prior to the Effective Date.

          6.08 Litigation. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened (i) with respect to any Credit Document or the transactions contemplated thereby or (ii) which the Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect.

          6.09 Original Credit Agreement. On the Effective Date, (i) all outstanding loans under the Original Credit Agreement shall be prepaid in full, together with interest thereon and all other amounts owing pursuant to the Original Credit Agreement (whether or not any such amounts are due on the Effective Date pursuant to the terms thereof) and (ii) all outstanding commitments under the Original Credit Agreement shall be terminated.

          6.10 Solvency Certificate; Insurance Certificates. On or prior to the Effective Date, there shall have been delivered to the Administrative Agent:

               (a) a solvency certificate in the form of Exhibit I, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date from an Authorized Financial Officer of the U.S. Borrower providing the opinion of such Authorized Financial Officer as to the solvency of the U.S. Borrower and its Subsidiaries taken as a whole and the U.S. Borrower on a stand-alone basis; and

               (b) certificates of insurance or other information regarding the compliance by the U.S. Borrower with the requirements of Section 10.04 for the business and properties of the U.S. Borrower and its Subsidiaries, in each case in scope, form and substance reasonably satisfactory to the Administrative Agent.

          6.11 Financial Statements; Projections. On or prior to the Effective Date, the Administrative Agent shall have received the financial statements and the Projections referred to in Section 8.05(d), all of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

          6.12 No Default; Representations and Warranties. On the Effective Date, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

The occurrence of the Effective Date shall constitute a representation and warranty by each of the Borrowers to the Administrative Agent and each of the Lenders that all the conditions specified in this Section 6 exist as of the Effective Date (except to the extent that any of the

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conditions specified in this Section 6 are required to be satisfactory to or determined by any Lender, the Required Lenders, the Collateral Agent and/or the Administrative Agent or otherwise expressly calls for a subjective determination to be made by any Lender, the Required Lenders, the Collateral Agent and/or the Administrative Agent). All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the benefit of each of the Lenders and shall be in form and substance reasonably satisfactory to the Lenders.

          SECTION 7. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Effective Date, but excluding Term Loans, which shall be made as provided in Section 2.01(b)), and the obligation of any Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          7.01 No Default; Representations and Warranties. At the time of such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Term Loan), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a).

               (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 3.03.

          The acceptance of the proceeds of each Loan or the making of each Letter of Credit Request (occurring on the Effective Date and thereafter) shall constitute a representation and warranty by each Credit Party to the Administrative Agent and each of the Lenders that all the conditions specified in Section 6 (with respect to Credit Events on the Effective Date) and in this
Section 7 (with respect to Credit Events on and after the Effective Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in this
Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

          SECTION 8. Representations, Warranties and Agreements. Each Borrower makes the following representations, warranties and agreements:

          8.01 Status. Each of the U.S. Borrower and each of its Subsidiaries
(i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case

                                      -81-

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may be, in good standing (if applicable) under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own or lease its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except (in the case of clauses (i), (ii) and (iii)) for failures which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          8.02 Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is a party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance (but only with respect to any guaranties or security interests given by a Guarantor), reorganization or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          8.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Pledge and Security Agreement) upon any of the properties or assets of the U.S. Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the U.S. Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, except for violations and defaults that may arise under contracts of the U.S. Borrower or a Subsidiary thereof otherwise permitted under this Agreement as a result of the sale of, or foreclosure of a lien upon, the Securities (as defined in the Pledge and Security Agreement) of Subsidiaries pledged under the Pledge and Security Agreement to the extent that the prior consent of other parties to such contracts has not been obtained or other actions specified in such contracts have not been taken in connection with any such sale or foreclosure or (iii) will violate any provision of the certificate of incorporation, partnership agreement, certificate of partnership, limited liability company agreement or by-laws, as the case may be, of the U.S. Borrower or any of its Subsidiaries. The Obligations constitute indebtedness issued to replace the Credit Facility, as such term is defined in the Senior Note Indenture.

          8.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in

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connection with, (i) the execution, delivery and performance of any Credit
Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

          8.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. The consolidated balance sheets of the U.S. Borrower and its Subsidiaries for the fiscal year ended December 31, 2001 and the fiscal quarter ended March 22, 2002, and the related consolidated statements of income, cash flows and shareholders' equity of such Persons for the fiscal year and fiscal quarter ended on such dates, as the case may be, copies of which have been furnished to the Lenders on or prior to the Effective Date, present fairly in all material respects the consolidated financial position of the U.S. Borrower and its Subsidiaries at the date of such balance sheets and the consolidated results of the operations of such Persons for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with GAAP consistently applied. Except as, and to the extent, disclosed in the U.S. Borrower's Form 10-K for the fiscal year ended December 31, 2001, since December 31, 2001, nothing has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

               (b) On and as of the Effective Date and on the date on which each Loan is made or each Letter of Credit is issued, on a Pro Forma Basis after giving effect to all Indebtedness (including the Loans and the Letters of Credit) being incurred or assumed and Liens created by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation, of the U.S. Borrower and its Subsidiaries (taken as a whole) and the U.S. Borrower (on a stand-alone basis) will exceed their respective debts, (y) the U.S. Borrower and its Subsidiaries (taken as a whole) and the U.S. Borrower (on a stand-alone basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (z) the U.S. Borrower and its Subsidiaries (taken as a whole) and the U.S. Borrower (on a stand-alone basis) have sufficient capital with which to conduct its business. For purposes of this Section 8.05(b) "debt" means any liability on a claim, and "claim" means (i) the right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, secured or unsecured, in each case, to the extent of the reasonably anticipated liability thereof, as determined by the U.S. Borrower in good faith or (ii) the absolute right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

               (c) Except as fully disclosed in the financial statements (and footnotes applicable thereto) referred to in Section 8.05(a) or in the Schedules to this Agreement, there were as of the Effective Date no liabilities or obligations with respect to the U.S. Borrower or any of its Subsidiaries (whether absolute, accrued, contingent or otherwise and whether or not due) of a nature required to be set forth in a balance sheet or footnote thereto prepared in accordance with GAAP which, either individually or in the aggregate, would be material to the U.S. Borrower or the U.S. Borrower and its Subsidiaries taken as a whole. As of the Effective Date, the U.S. Borrower does not know of any liability or obligation of itself or any of its Subsidiaries of any such nature that is not fully disclosed in the financial statements referred to in Section 8.05(a) or in the footnotes thereto which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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

               (d) On and as of the Effective Date, the projections previously delivered to the Administrative Agent and the Lenders (the "Projections") have been prepared on a basis consistent in all material respects with the financial statements referred to in Section 8.05(a) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to any Borrower to be misleading in any material respect or which fail to take into account known material information regarding the matters reported therein. On the Effective Date, the U.S. Borrower believes that the Projections are reasonable and attainable.

          8.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of any Borrower, threatened (i) which purports to affect the legality, validity or enforceability of any Credit Document or (ii) that could reasonably be expected to have a Material Adverse Effect.

          8.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of U.S. Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with or pursuant to this Agreement, the other Credit Documents or any of the other transactions contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of U.S. Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and, to the best of each Borrower's knowledge, not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information is or was provided.

          8.08 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans shall be used by the U.S. Borrower and its Subsidiaries, subject to the other restrictions set forth in this Agreement, for their working capital and general corporate, partnership or limited liability company purposes. Each Letter of Credit shall be used in support of any purpose not prohibited by this Agreement or the other Credit Documents.

               (b) No part of the proceeds of any Loan, and no Letter of Credit, will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the issuance of any Letter of Credit will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          8.09 Tax Returns and Payments. Each of the U.S. Borrower and each of its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal, material state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the U.S. Borrower and/or its Subsidiaries. The Returns accurately reflect in all material respects all material liability for taxes of the U.S. Borrower and its Subsidiaries for the periods covered thereby except for amounts for which adequate reserves have been established in accordance with GAAP. Each of the U.S.

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Borrower and each of its Subsidiaries has paid all material taxes payable by them other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with GAAP. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of each Borrower, threatened by any authority regarding any taxes relating to the U.S. Borrower or any of its Subsidiaries which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Effective Date, the U.S. Borrower and each of its Subsidiaries have properly accrued adequate reserves in accordance with GAAP for any amount of taxes in dispute for a Return which is the subject of any waiver extending the statute of limitations relating to the payment or collection of taxes of the U.S. Borrower or any of its Subsidiaries.

          8.10 Compliance with ERISA. (a) Each Plan that is a single employer plan as defined in Section 4001(a)(15) of ERISA (a "Single Employer Plan") is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Single Employer Plan; no Single Employer Plan is insolvent or in reorganization; to the best knowledge of the Borrowers, no Multiemployer Plan is insolvent or in reorganization; no Single Employer Plan has an Unfunded Current Liability; no Single Employer Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such Sections of the Code or ERISA, or has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made by the U.S. Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to a Plan and a Foreign Pension Plan have been timely made; neither the U.S. Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any material liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Single Employer Plan; to the best knowledge of each Borrower, no proceedings have been instituted to terminate or appoint a trustee to administer any Multiemployer Plan; no condition exists which presents a substantial risk to the U.S. Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Single Employer Plan pursuant to the foregoing provisions of ERISA and the Code; to the best knowledge of each Borrower, no condition exists which presents a substantial risk to the U.S. Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring any material liability to or on account of a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; the U.S. Borrower believes that the aggregate liabilities of the U.S. Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the incurrence of any Loan or the issuance of any Letter of Credit, could not reasonably be expected to have a Material Adverse Effect; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of HMC or any of its Subsidiaries or any ERISA Affiliate has at all times been operated in substantial compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the U.S. Borrower or any of its Subsidiaries or any ERISA Affiliate exists or, to the best knowledge of the U.S. Borrower, is likely to arise on

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account of any Plan; and HMC and its Subsidiaries do not maintain or contribute to (A) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or (B) any Plan, the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

              (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the U.S. Borrower nor or any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the U.S. Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, does not exceed the current value of the assets of each Foreign Pension Plan allocable to such benefit liabilities, in the aggregate, by a material amount.

         8.11 The Pledge and Security Agreement; Equity Pledges. (a) The Pledge and Security Agreement creates (after all steps required under Articles 8 and 9 of the New York UCC have been taken) in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of each Credit Party in the Pledge and Security Agreement Collateral described therein and owned by such Credit Party on any date on which this representation and warranty is made or deemed made to the extent that a security interest therein can be created pursuant to the UCC, which security interest shall, (i) upon delivery to the Collateral Agent of any certificates evidencing any Pledged Securities, (ii) upon the filing of appropriate financing statements under the UCC in respect of any uncertificated Pledged Securities that constitute a "general intangible" under the New York UCC or (iii) upon the completion of such other actions as may be required under the applicable provisions of the UCC (which delivery, filings and/or other actions have been done and remain in full force and effect as to the Pledge and Security Agreement Collateral owned by any Credit Party on any date on which this representation and warranty is made or deemed made), constitute a fully perfected first lien on, and security interest in, all right, title and interest of such Credit Party in all of the Pledge and Security Agreement Collateral described therein, subject to no security interests of any other Person.

              (b) Part III of Schedule IV sets forth, as of the Effective Date, whether the capital stock or other equity interests in each Subsidiary listed on
Part I and Part II of Schedule IV is pledged (as of the Effective Date) pursuant to the Pledge and Security Agreement, and to the extent any such interest is not so pledged, Part III of Schedule IV indicates the reason therefor.

         8.12 Properties. Each of the U.S. Borrower and its Subsidiaries has good and marketable title to all material properties owned by them, including all material property reflected in the balance sheets referred to in Section 8.05(a) (except as sold or otherwise disposed of since the date of such balance sheets).

         8.12 Subsidiaries. (a) The U.S. Borrower has no Subsidiaries other than
(i) those Subsidiaries listed on Schedule IV and (ii) new Subsidiaries created or acquired in compliance with Section 11.06. Schedule IV correctly sets forth, as of the Effective Date, the percentage ownership (direct or indirect) of HMC and the U.S. Borrower in each class of capital stock or other equity of each of the U.S. Borrower's Subsidiaries existing on the Effective Date and also identifies the direct owner thereof.

              (b) Part I of Schedule IV sets forth, as of the Effective Date, each Guarantor as of such date. Part II of Schedule IV sets forth, as of the Effective Date, each Subsidiary of the U.S. Borrower which is not a Guarantor on the Effective Date, which Part II of Schedule IV also shall specify the reason the respective Subsidiary is not required to be a Guarantor.

         8.14 Compliance with Statutes, etc. Each of the U.S. Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to zoning compliance and environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         8.15 Investment Company Act. Neither the U.S. Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         8.16 Public Utility Holding Company Act. Neither the U.S. Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         8.17 Environmental Matters. (a) To the best knowledge of each Borrower, each of the U.S. Borrower and its Subsidiaries has complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. To the best knowledge of each Borrower, there are no pending or threatened Environmental Claims against the U.S. Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries. To the best knowledge of each of the U.S. Borrower and its Subsidiaries, there are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries or on any property adjoining any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the U.S. Borrower or any of its Subsidiaries under any applicable Environmental Law.

              (b) To the best knowledge of the U.S. Borrower, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property by the U.S. Borrower or such Subsidiary's business.

              (c) Notwithstanding anything to the contrary in this Section 8.17, the representations made in this Section 8.17 shall only be untrue if the aggregate effect of all failures and noncompliance of the types described above could reasonably be expected to have a Material Adverse Effect.

         8.18 Labor Relations. Neither the U.S. Borrower nor any of its Subsidiaries has received written notice that it or any Facility Manager is engaged in any unfair labor practice with respect to any Hotel Property or other Real Property owned or leased by the U.S. Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. To the best knowledge of each Borrower, there is (i) no unfair labor practice complaint pending or reasonably expected to arise against the U.S. Borrower or any of its Subsidiaries before the National Labor Relations Board and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or reasonably expected to arise against the U.S. Borrower or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage that is pending or reasonably expected to arise against the U.S. Borrower or any of its Subsidiaries, and (iii) no union representation question that exists with respect to the employees of the U.S. Borrower or any of its Subsidiaries, in each case with respect to the Hotel Properties and/or other Real Properties owned or leased by the U.S. Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause
(i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

         8.19 Intellectual Property. Each of the U.S. Borrower and its Subsidiaries owns or has the right to use all trademarks, permits, service marks, trade names, licenses and franchises necessary for the conduct of its respective businesses, except such as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         8.20 Indebtedness. Schedule 8.20 sets forth a true and complete list of all Indebtedness of the U.S. Borrower and its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect thereto (excluding the Loans, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt (it being understood that Schedule 8.20 does not have to set forth immaterial items of Indebtedness that do not otherwise constitute Indebtedness under clause (i) of the definition of Consolidated Total Debt, although such items of immaterial Indebtedness will still constitute Existing Indebtedness). A true and correct copy of the Senior
Note Indenture is attached hereto as Exhibit L.

         8.21 Management Agreements, Franchise Agreements, Operating Leases, Ground Leases. (a) Each Management Agreement, Franchise Agreement and Operating Lease with respect to any Hotel Property owned or leased by the U.S. Borrower or any of its Subsidiaries is in full force and effect in accordance with its terms and has not been terminated, modified or amended without the consent of the Administrative Agent (other than in accordance with its terms) and no party thereto has denied or disaffirmed any of its material obligations thereunder or has defaulted in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto, in each case except to the extent that the same do not materially adversely affect (a) any Borrower's ability to repay the Obligations when due or (b) in the U.S. Borrower's reasonable estimation, the ability to comply with the financial covenants contained in Sections 9.01 through 9.03, inclusive, and Section 9.04(b).

              (b) Each ground lease with respect to any Hotel Property which is a Leasehold is in full force and effect in accordance with its terms and no party thereto has denied or disaffirmed any of its material obligations thereunder or has defaulted in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto except to the extent any of the foregoing in this Section 8.21(b), either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         8.22 Status as REIT. HMC is qualified as a real estate investment trust under the Code and its proposed methods of operation will enable it to continue to be so qualified.

         8.23 Facility Managers; Approved Lessees. To the best knowledge of each Borrower, each Facility Manager has full power and authority and the legal right to manage and operate the properties it operates and to conduct the business in which it is currently engaged with respect to any Hotel Property owned or leased by the U.S. Borrower or any of its Subsidiaries, including, without limitation, to be a party to a Management Agreement, except to the extent any of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of each Borrower, each Approved Lessee has full power and authority and the legal right to lease, manage and operate the properties it operates and to conduct the business in which it is currently engaged with respect to any Hotel Property owned or leased by the U.S. Borrower or any of its Subsidiaries, including, without limitation, to be the lessee under an Operating Lease and a party to a Management Agreement except to the extent any of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 9. Financial Covenants. As long as any of the Obligations or the Total Revolving Loan Commitment remains outstanding, the U.S. Borrower agrees with the Lenders and the Administrative Agent that:

         9.01 Maximum Leverage Ratio. The U.S. Borrower will not permit the Leverage Ratio (computed for the purposes of this Section 9.01 only, but only through and including the U.S. Borrower's fiscal quarter ending closest to March 31, 2003, by reducing Consolidated Total Debt by the amount of unrestricted cash on hand in excess of $100,000,000) at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

         Period                                                         Ratio
         ------                                                         -----

         Effective Date through and including the day
         immediately before the last day of the U.S.
         Borrower's fiscal quarter ending closest to December
         31, 2002                                                     7.25:1.00

         The last day of the U.S. Borrower's fiscal quarter
         ending closest to December 31, 2002 through and
         including the day immediately before the last day of
         the U.S. Borrower's fiscal quarter ending closest to
         September 30, 2003                                           6.75:1.00

         The last day of the U.S. Borrower's fiscal quarter
         ending closest to September 30, 2003 through and
         including the day immediately before the last day of
         the U.S. Borrower's fiscal quarter ending closest to
         June 30, 2004                                                6.25:1.00

         The last day of the U.S. Borrower's fiscal quarter
         ending closest to June 30, 2004 through and including
         June 6, 2005                                                 6.00:1.00

         Thereafter                                                   5.75:1.00


         9.02 Minimum Consolidated Interest Coverage Ratio; Minimum Unsecured Interest Coverage Ratio. (a) The U.S. Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the U.S. Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

         Fiscal Quarter(s) Ending Closest To                            Ratio
         -----------------------------------                            -----

         June 30, 2002                                                1.60:1.00
         September 30, 2002

         December 31, 2002                                            1.75:1.00
         March 31, 2003
         June 30, 2003

         September 30, 2003                                           1.90:1.00
         December 31, 2003
         March 31, 2004

         Fiscal Quarter(s) Ending Closest To                       Ratio
         -----------------------------------                       -----

         June 30, 2004                                           2.00:1.00
         September 30, 2004
         December 31, 2004
         March 31, 2005

         The last day of each fiscal quarter thereafter          2.10:1.00

               (b) The U.S. Borrower will not permit the Unsecured Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the U.S. Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

         Fiscal Quarter(s) Ending Closest To                       Ratio
         -----------------------------------                       -----

         June 30, 2002                                           1.40:1.00
         September 30, 2002

         December 31, 2002                                       1.50:1.00
         March 31, 2003
         June 30, 2003

         September 30, 2003                                      1.55:1.00
         December 31, 2003
         March 31, 2004

         June 30, 2004                                           1.60:1.00
         September 30, 2004
         December 31, 2004
         March 31, 2005

         The last day of each fiscal quarter thereafter          1.70:1.00

               9.03 Minimum Consolidated Fixed Charge Coverage Ratio. The U.S. Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the U.S. Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

         Fiscal Quarter Ending Closest To                          Ratio
         --------------------------------                          -----
         June 30, 2002                                           1.00:1.00
         September 30, 2002

         Fiscal Quarter(s) Ending Closest To                       Ratio
         -----------------------------------                       -----
         December 31, 2002                                       1.05:1.00
         March 31, 2003
         June 30, 2003

         September 30, 2003                                      1.10:100
         December 31, 2003
         March 31, 2004

         June 30, 2004                                           1.15:1.00
         September 30, 2004
         December 31, 2004
         March 31, 2005

         The last day of each fiscal quarter thereafter          1.20:1.00

         9.04  Additional  Financial  Covenants and Limitations on Incurrence of
               -----------------------------------------------------------------
Indebtedness.
------------

               (a) Incurrence of Indebtedness. The U.S. Borrower and its Subsidiaries will not Incur any additional Indebtedness in violation of Section 4.7(a) or (b) (after giving effect to any exceptions contained in Section 4.7(d)) of the Senior Note Indenture as in effect on Effective Date

               (b) Unencumbered Assets. The U.S. Borrower will maintain at all times Total Unencumbered Assets of not less than 125% of the aggregate outstanding amount of the Unsecured Indebtedness (other than the QUIPs Debt) (including amounts of Refinancing Indebtedness outstanding pursuant to Section 4.7(d)(iii) of the Senior Note Indenture as in effect on the Effective Date) determined on a consolidated basis (it being understood that the Unsecured Indebtedness of the Subsidiaries shall be consolidated with that of the U.S. Borrower only to the extent of the U.S. Borrower's proportionate interest in such Subsidiaries).

               (c) Certain Definitions. For the purpose of this Section 9.04 only, all capitalized terms used in this Section 9.04 that are defined in the Senior Note Indenture as in effect on the Effective Date shall have the meanings given to them in the Senior Note Indenture as in effect on the Effective Date, including, without limitation, by making all covenant calculations under this
Section 9.04 by taking into account the designation of any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary under the Senior Note Indenture.

         SECTION 10. Affirmative Covenants. Each Borrower hereby covenants and agrees (as to itself and each of its Subsidiaries) that from and after the Effective Date and until the Total Revolving Loan Commitment has terminated and the Loans and Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

         10.01 Compliance with Laws, Etc. The U.S. Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law,

Contractual Obligations, commitments, instruments, licenses, permits and franchises, including, without limitation, all Permits; provided, however, that no Borrower shall be deemed in default of this Section 10.01 if all such non-compliances in the aggregate could not reasonably be expected to have Material Adverse Effect.

         10.02 Conduct of Business. The U.S. Borrower shall (a) conduct, and cause each of its Subsidiaries to conduct, its business in the ordinary course and consistent with past practice; (b) use, and cause each of its Subsidiaries to use, its reasonable efforts, in the ordinary course and consistent with past practice, to (i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the U.S. Borrower or any of its Subsidiaries, and (ii) keep available the services and goodwill of its present employees; (c) preserve, and cause each of its Subsidiaries to preserve, all registered patents, trademarks, trade names, copyrights and service marks that are used in its business and owned by the U.S. Borrower or its Subsidiaries; and (d) perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do, and cause its Subsidiaries to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations; provided, however, that, in the case of each of clauses (a) through (d), no Borrower shall be deemed in default of this Section 10.02 if all such failures in the aggregate have no Material Adverse Effect.

         10.03 Payment of Taxes, Etc. The U.S. Borrower shall pay and discharge, and shall cause each of its Subsidiaries, as appropriate, to pay and discharge, before the same shall become delinquent, all lawful governmental claims, material taxes, material assessments, material charges and material levies, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of the U.S. Borrower or the appropriate Subsidiary in conformity with GAAP.

         10.04 Maintenance of Insurance. The U.S. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks (including, without limitation, fire, extended coverage, vandalism, malicious mischief, flood, earthquake, public liability, product liability, business interruption and terrorism) (in the case of terrorism, to the extent commercially available) as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the U.S. Borrower or such Subsidiary engages in business or owns properties. Each Borrower will furnish to the Lenders from time to time such information as may be requested as to such insurance.

         10.05 Preservation of Existence, Etc. Except as permitted pursuant to
Section 11.09, the U.S. Borrower shall preserve and maintain, and shall cause each of its Subsidiaries to preserve and maintain, its corporate or partnership existence, rights (charter and statutory) and franchises.

         10.06 Access; Annual Meetings with Lenders. 1. Access. The U.S. Borrower shall, at any reasonable time and from time to time upon reasonable advance notice, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof, at the expense of the Lenders (but such expense to be reimbursed by the U.S. Borrower in the event that any of the following reveal a material Default or Event of Default) to, under the guidance of officers of the U.S. Borrower or its Subsidiaries (unless such officers are not made available for such purpose upon reasonable advance notice), (i) examine and make copies of and abstracts from the records and books of account of the U.S. Borrower and each of its Subsidiaries, (ii) visit the properties of the U.S. Borrower and each of its Subsidiaries, (iii) discuss the affairs, finances and accounts of the U.S. Borrower and each of its Subsidiaries with any of their respective officers or directors, and (iv) communicate directly with each Borrower's independent certified public accountants.

               (b) Annual Meetings with Lenders. At the request of the Administrative Agent or the Required Lenders, the U.S. Borrower shall, at least once during each fiscal year (other than during the fiscal year in effect on the Effective Date) of the U.S. Borrower, hold a meeting (at a mutually agreeable location and time) with all of the Lenders at which meeting the financial results of the previous fiscal year and the financial condition of the U.S. Borrower and its Subsidiaries and the budgets presented for the current fiscal year of the U.S. Borrower and its Subsidiaries shall be reviewed, with each Lender bearing its own travel, lodging, food and other costs associated with attending any such meeting.

         10.07 Keeping of Books. The U.S. Borrower shall keep, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which proper entries shall be made of all financial transactions and the assets and business of the U.S. Borrower and each such Subsidiary.

         10.08 Maintenance of Properties, Etc. The U.S. Borrower shall maintain and preserve, and shall cause each of its Subsidiaries to maintain and preserve,
(i) all of its properties which are used or useful or necessary in the conduct of its business in good working order and condition (ordinary wear and tear and damage by casualty excepted), and (ii) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of its business; provided, however, that no Borrower shall be deemed in default of this Section 10.08 if all such failures in the aggregate are not reasonably likely to have a Material Adverse Effect.

         10.09 Management Agreements, Operating Leases and Certain Other Contracts. Management of Hotel Properties. Unless the Required Lenders otherwise agree in writing, the U.S. Borrower will take, and will cause each of its Subsidiaries to take, all action necessary so that (i) each Hotel Property is at all times managed by a Permitted Facility Manager pursuant to a Management Agreement, and (ii) each Hotel Property that is leased by the U.S. Borrower or any of its Subsidiaries as lessor is at all times leased to an Approved Lessee pursuant to an Operating Lease; provided, however, that the U.S. Borrower and its Subsidiaries shall not be deemed to be in breach of the covenants set forth in this Section 10.09(a) by virtue of a failure to so maintain a Management Agreement or Operating Lease, so long as (x) the U.S. Borrower or its relevant Subsidiary is diligently pursuing engaging a replacement Permitted Facility Manager or Approved Lessee pursuant to a Management Agreement or Operating Lease, as applicable, and (y) the failure to have maintained such Management Agreement or Operating Lease could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (b) Enforcement of Certain Contracts. The U.S. Borrower will, and will cause each of its Subsidiaries to, (i) enforce the provisions of each Operating Lease, each Management Agreement, each Franchise Agreement and each other material agreement, contract or instrument to which such Approved Lessee is a party or by which such Approved Lessee is bound and which affects the ownership, leasing, management or operation of any Real Property owned or leased by the U.S. Borrower or any of its Subsidiaries, and (ii) to the extent it has the power or right to do so (whether by contract or otherwise) cause each Approved Lessee and Facility Manager to, (x) maintain in good standing all material licenses, certifications, accreditations and other approvals applicable to it or to any Hotel Property which it owns, leases, manages or operates and
(y) to comply, in all material respects with all Requirements of Law, Permits, Contractual Obligations, commitments, instruments, licenses, permits and franchises, except to the extent contested in good faith and by proper proceedings, or as is appropriate and consistent with good business practice; provided, however, that, in the case of each of clause (i) and (ii) of this
Section 10.09(b), the U.S. Borrower shall not be deemed in default of such clause if all non-compliances with the requirements of such clause, individually or in the aggregate, could not reasonably be expected to have Material Adverse Effect.

         10.10 Application of Proceeds. Each Borrower shall use the entire amount of the proceeds of the Revolving Credit Loans as provided in Section 8.08.

         10.11 Information Covenants. The U.S. Borrower will furnish to the Administrative Agent and each of the Lenders:

               (a) Quarterly Financial Statements and Reports. Within 60 days (but in no event later than 15 days after the related filing deadline under SEC rules and regulations) after the close of each of the first three quarterly accounting periods in each fiscal year of the U.S. Borrower (commencing with the quarterly accounting period ending closest to June 30, 2002), (i) a consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at the end of such quarterly accounting period, (ii) the related consolidated statements of income for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and (iii) the related consolidated statements of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding dates and fiscal periods in the prior fiscal year, all of which shall be in reasonable detail and certified by an Authorized Financial Officer of the U.S. Borrower that, to the best of such officer's knowledge after due inquiry, they fairly present, in all material respects, the financial condition of the U.S. Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments.

               (b) Annual Financial Statements. Within 105 days (but in no event later than 15 days after the related filing deadline under SEC rules and regulations) after the close of each fiscal year of the U.S. Borrower, the consolidated balance sheet of the U.S. Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of shareholders' equity as of the end of such fiscal year and of income and cash flows for such fiscal year setting forth comparative figures as of the end of and for the preceding fiscal year and certified by Ernst & Young, KPMG, PricewaterhouseCoopers or Deloitte & Touche or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the U.S. Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing in respect of Section 9, or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof.

                        (c) Forecasts. No later than 60 days after the first day of each fiscal year of the U.S. Borrower, a corporate forecast substantially in the form attached hereto as Exhibit K for such fiscal year with respect to the U.S. Borrower and its Subsidiaries, accompanied by a statement of an Authorized Financial Officer of the U.S. Borrower to the effect that, to the best of such officer's knowledge, the forecast is a reasonable estimate of the period covered thereby.

                        (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 10.11(a) and (b), a certificate of an Authorized Financial Officer of the U.S. Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth (in reasonable detail) the calculations required to establish whether the U.S. Borrower and its Subsidiaries were in compliance with the provisions of Sections 9.01, 9.02, 9.03, 11.02, 11.08, 11.10, 11.11 and
11.12, at the end of such fiscal quarter or year, as the case may be (it being understood that, in any event, such officer's certificate shall set forth in reasonable detail the calculations required to establish the Consolidated Fixed Charge Coverage Ratio for the relevant Test Period), and (y) set forth (in reasonable detail) the calculations and other determinations required to establish whether the U.S. Borrower and its Subsidiaries were in compliance with the provisions of Section 5.02(b)) during, and for the 12 month period ending on the last day of, such quarterly accounting period or fiscal year, as the case may be. The certificate delivered in connection with the delivery of the financial statements provided for in Section 10.11(b) shall also apply to
Section 9.04 but may be in the form delivered pursuant to the Senior Note Indenture.

                        (e) Notice of Default or Litigation. Promptly, and in any event within three Business Days after the President, the Chief Executive Officer, any Vice President or any Authorized Financial Officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the U.S. Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of the U.S. Borrower or any of its Subsidiaries or (z) with respect to any Credit Document.

                        (f) Management Letters. Promptly after any Credit Party's receipt thereof, a copy of any "management letter" received by such Credit Party from its certified public accountants and management's responses, if any, thereto.

                        (g) Other Reports and Filings. Promptly, and without duplication of any documents or information delivered pursuant to another clause of this Section 10.11, copies of all financial information, proxy materials and other information and reports, if any, which the U.S. Borrower or any of its Subsidiaries shall file with the SEC (it being understood, however, that with respect to any preliminary filings made with the SEC, the U.S. Borrower need only deliver a written notice describing such filing) and copies of all notices and reports which the U.S. Borrower or any of its Subsidiaries shall deliver to holders of the Senior Notes pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

                        (h) Environmental Matters. Promptly upon, and in any event within ten Business Days after the President, the Chief Executive Officer, any Vice President or any Authorized Financial Officer of any Credit Party obtaining knowledge thereof, notice of one or more of the following environmental matters to the extent that any such environmental matters, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:

                        (i) any pending or threatened Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries;

                        (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries that (a) results in non-compliance by the U.S. Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any such Real Property;

                        (iii) any condition or occurrence on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the U.S. Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

                        (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

          All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the U.S. Borrower's or such Subsidiary's response or proposed response thereto.

                        (i) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to HMC, the U.S. Borrower and/or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

                        (j) ERISA. Within 15 Business Days after the U.S. Borrower, any Subsidiary of the U.S. Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any event relating to compliance by the U.S. Borrower or any Subsidiary thereof or any ERISA Affiliate under ERISA has occurred to the extent that such events, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the U.S. Borrower will deliver to the Administrative Agent a certificate of an Authorized Financial Officer of the U.S. Borrower setting forth details as to such occurrence and the action, if any, that the U.S. Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the U.S. Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto. The U.S. Borrower will deliver to the Administrative Agent (with sufficient copies for each Bank) (i) a complete copy of the annual report (Form 5500) of each Single Employer Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed by the U.S. Borrower or any of its Subsidiaries with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any material notices received by the U.S. Borrower, any Subsidiary of the U.S. Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Administrative Agent (with sufficient copies for each Bank) no later than 15 Business Days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the U.S. Borrower, such Subsidiary or such ERISA Affiliate, as applicable.

                        (k) Designation of Fifty Percent Ventures as Subsidiaries. Promptly after the designation of a Fifty Percent Venture as a Restricted Subsidiary (as such terms are defined in the Senior Note Indenture) under the Senior Note Indenture, notice thereof to the Administrative Agent stating that as a result of such designation such Fifty Percent Venture constitutes a "Subsidiary" pursuant to the definition of such term.

                        (l) Financial Information Regarding the U.S. Borrower and Guarantors. As soon as practicable after request from the Administrative Agent (but not, unless an Event of Default shall have occurred and be continuing, more than once for the fiscal year ending December 31, 2002 and more than twice for each fiscal year thereafter), information concerning the combined EBITDA of the Guarantors and the combined revenues, assets and EBITDA of the issuers of pledged securities included in the Collateral.

             10.12      Intentionally Omitted.

             10.13 Certain Subsidiaries. (a) The U.S. Borrower will ensure that at all times either the U.S. Borrower or a Wholly-Owned Subsidiary of the U.S. Borrower that is a Guarantor is (i) the sole general partner of any Guarantor that is a partnership, or (ii) the sole managing member (or has the sole right to designate members of the Board of Managers) of any Guarantor that is a limited liability company.

                        (b) Except as set forth on Schedule IV or otherwise permitted pursuant to Section 10.15, the U.S. Borrower will ensure that at all times (i) either the U.S. Borrower or a Wholly-Owned Subsidiary of the U.S. Borrower that is a Guarantor owns 100% of the equity interests in each Look-Through Subsidiary and (ii) the equity interests owned by the U.S. Borrower (directly or indirectly) in each Subsidiary of the U.S. Borrower that is not a Look-Through Subsidiary are owned directly or indirectly by a Look-Through Subsidiary that is a Guarantor.

                10.14 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the U.S. Borrower reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver a legal opinion, in form and substance mutually satisfactory to the Administrative Agent and the U.S. Borrower, with respect to any wholly-owned Foreign Subsidiary that is not a Look-Through Subsidiary which has not already had all of its stock pledged pursuant to the Pledge and Security Agreement, that
(i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause (I) the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or
(II) other material adverse Federal income tax consequences to the Credit Parties, then (in each case, subject to any restrictions described in Section 10.15) in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to (and to the extent required by) the Pledge and Security Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge and Security Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary (to the extent that same is a Wholly-Owned Subsidiary) shall execute and deliver (x) the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the U.S. Borrower under the Credit Documents and (y) the Pledge and Security Agreement (or another pledge agreement in substantially similar form, if needed) securing such Foreign Subsidiary's obligations under the Subsidiaries Guaranty, in each case to the extent that entering into such Pledge and Security Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and would be required pursuant to Section 10.15, and with all documents delivered pursuant to this Section 10.14 to be in form and substance reasonably satisfactory to the Administrative Agent.

                10.15 Additional Guarantors; Release of Guarantors and Collateral. (a) (1) If, at any time after the Effective Date, (x) the U.S. Borrower (directly or indirectly) acquires, establishes or creates any Wholly-Owned Subsidiary that is a Look-Through Subsidiary (or in the circumstances contemplated by Section 10.14, any other Wholly-Owned Foreign Subsidiary), or (y) any Subsidiary of the U.S. Borrower guaranties the obligations of the U.S. Borrower under the Senior Notes or under any other Indebtedness of the U.S. Borrower, such Subsidiary shall be required in accordance with the requirements of Section 10.15(c) (I) to become a Guarantor and (II) to the extent that such Subsidiary is a Wholly-Owned Subsidiary and a Look-Through

Subsidiary to become a Pledgor; provided, however, that the requirements of this clause (II) shall not apply to any Subsidiary so long as such Subsidiary does not own equity interests in any other Person that are required under this Agreement to be pledged.

                    (2) Notwithstanding anything to the contrary contained above in this Section 10.15(a) or anything else in this Agreement or in any other Credit Document, (I) no Subsidiary of the U.S. Borrower shall be required to become a Guarantor or Pledgor, (II) in the event that any Subsidiary of the U.S. Borrower is a Guarantor or Pledgor, such Subsidiary may be released from its obligations under the Subsidiaries Guaranty and the Pledge and Security Agreement, as applicable, upon notice by the U.S. Borrower to the Administrative Agent (so long as, in the case of a Subsidiaries Guaranty delivered pursuant to clause (y) of Section 10.15(a)(1), such Subsidiary is simultaneously released from all guaranties of Indebtedness of the U.S. Borrower), and (III) no capital stock or other equity of a Subsidiary of the U.S. Borrower shall be required to be pledged under the Pledge and Security Agreement and, to the extent theretofore pledged, may be released from the Pledge and Security Agreement upon notice by the U.S. Borrower to the Collateral Agent, in each case under one or more of the following circumstances:

                            (i) with respect to clauses (I), (II) and (III) above, such Subsidiary's only assets consist of $5,000 or less in cash;

                            (ii) with respect to clauses (I) and (II) above only, such Subsidiary, or the direct or indirect parent company or general partner of such Subsidiary whose only significant asset (in each case) is the equity ownership of such Subsidiary (or the direct or indirect parent company of such Subsidiary), enters into (or is a party to) a material contract pursuant to a transaction otherwise permitted under this Agreement and the terms of which prohibit or restrict such Subsidiary from executing a counterpart of the Subsidiaries Guaranty and/or the Pledge and Security Agreement (and from becoming a guarantor under the Senior Notes or other Indebtedness other than Indebtedness incurred under such material contract); or

                            (iii) with respect to clause (III) above only, such Subsidiary, the U.S. Borrower or any other Subsidiary of the U.S. Borrower, enters into (or is a party to) a material contract pursuant to a transaction otherwise permitted under this Agreement and the terms of which prohibit or restrict the capital stock or other equity of such Subsidiary from being pledged under the Pledge and Security Agreement (as opposed to restricting or prohibiting the ability of the Collateral Agent to exercise remedies with respect to such pledge).

                            (b)    (1)  Each Wholly-Owned Subsidiary of the U.S.
Borrower that is a Look-Through Subsidiary that is not a party to the Subsidiaries Guaranty and the Pledge and Security Agreement (or has been released from its obligations under the Subsidiaries Guaranty and/or the Pledge and Security Agreement) because of the restrictions described in Part III of
Schedule IV or under the circumstances described in Section 10.15(a)(2) shall be required in accordance with the requirements of Section 10.15(c), following the termination of such restrictions (unless new restrictions are imposed under a material contract entered into pursuant to a transaction otherwise permitted under this Agreement) or acquiring assets (including additional cash) in addition to at least $5,000 in cash (I) to become a Guarantor and (II) to the extent that such Subsidiary is a Look-Through Subsidiary, to become a Pledgor; provided, however, that the requirements of this clause (II) shall not apply to any Subsidiary so long as such Subsidiary does not own equity interests in any other Person that are required under this Agreement to be pledged.

                  (2) The capital stock or other equity of each Subsidiary of the U.S. Borrower that has not been pledged under the Pledge and Security Agreement (or has been released from the Pledge and Security Agreement) because of the restrictions described in Part III of Schedule IV or under the circumstances described in Section 10.15(a)(2) shall be required in accordance with the requirements of Section 10.15(c), following the termination of such restrictions (unless new restrictions are imposed under a material contract entered into pursuant to a transaction otherwise permitted under this Agreement) or such Subsidiary acquiring assets (including additional cash) in addition to at least $5,000 in cash, to be pledged pursuant to (and to the extent required by) the Pledge and Security Agreement.

            (c) Each Subsidiary required to become a Guarantor or Pledgor or to pledge additional equity interests pursuant to the preceding Sections 10.15(a) and (b) shall (i) promptly thereafter (but in no event later than 30 days after the occurrence of any event specified in such Sections) (i) execute and deliver counterparts to the Subsidiaries Guaranty or Pledge and Security Agreement, as applicable, (ii) promptly thereafter (or such other time as is specified in Section 15(d) of the Pledge and Security Agreement with respect to delivery of the Partnership/LLC Notice and Pledge Acknowledgment referred to therein) in the case of the execution of any counterpart to the Pledge and Security Agreement or the pledge of any additional equity interests pursuant to
Section 10.15(b)(2), cause to be executed and delivered all other relevant documentation necessary or appropriate to perfect the security interest granted by such Pledgor pursuant to the Pledge and Security Agreement, with all such actions to be taken to the reasonable satisfaction of the Administrative Agent, and (iii) unless the Administrative Agent otherwise agrees in writing, deliver, no later than the time of required delivery of the compliance certificate pursuant to Section 10.11(d) relating to the subsequent fiscal quarter (or year end, as applicable) opinions of counsel of the type described in Section 6 as if such Subsidiary were a Credit Party on the Effective Date.

            (d) Except as otherwise set forth in this Section 10.15(d), upon the written request to the Administrative Agent, the Collateral consisting of Pledged Securities pledged pursuant to the Pledge and Security Agreement (the "Stock Collateral") shall be released, and the requirements of Sections 10.14 and 10.15(a), (b) and (c) shall cease to be in effect to the extent they relate to pledges but shall continue to be effective with respect to guarantees, if all of the following conditions have been satisfied on or prior to the date of release (the "Collateral Release Date"): (i) for the two most recent consecutive fiscal quarters of the U.S. Borrower ending prior to the Collateral Release Date the Leverage Ratio is less than 6:00:1.00, (ii) no Default or Event of Default shall have occurred on or prior to and be continuing on the Collateral Release Date, (iii) the U.S. Borrower shall have delivered to the Administrative Agent at least 15 Business Days prior to the Collateral Release Date a request to release Pledged Collateral, which request shall (w) specify the proposed Collateral Release Date, (x) if not already provided, provide financial statements pursuant to Section 10.11 for such fiscal quarters, (y) contain a certification of an Authorized Financial Officer that the conditions to release of Stock Collateral have been satisfied (and providing a computation of the Leverage Ratio demonstrating such compliance) and (z) specify whether Capital Stock must be pledged pursuant to the proviso to this clause (d), and (iv) all Stock Collateral being released shall also be released as collateral for the U.S. Borrower's obligations under the Senior Note Indenture; provided, however, that
(I) in the event the Leverage Ratio equals or exceeds 6:00 to 1:00 at any time after the Collateral Release Date for a period of two consecutive fiscal quarters, the security interest in all such released Pledged Collateral shall be recreated within 30 days, and the requirements of Sections 10.14 and 10.15(a),
(b) and (c) shall thereafter once again be in effect, and (II) in the event Term Loans are outstanding on any Collateral Release Date, the U.S. Borrower or its Subsidiaries shall provide a pledge of Capital Stock of its Wholly-Owned Subsidiaries whose (i) assets are not encumbered by Liens securing Secured Indebtedness, and (ii) combined EBITDA for the four fiscal quarters ending immediately prior to the Collateral Release Date is at least equal to the outstanding principal amount of the Term Loan on the Collateral Release Date. The Collateral Agent shall promptly execute such documents and take such other actions as the U.S. Borrower may reasonably request to evidence any release of the Stock Collateral pursuant to this Section 10.15(d).

            10.16 End of Fiscal Years; Fiscal Quarters. The U.S. Borrower will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 and (ii) each of its, and each of its Subsidiaries', first three fiscal quarters to end on the last day of the 12th, 24th and 36th week, respectively, of each fiscal year and the fourth fiscal quarter to end on December 31, it being understood that (x) if any Hotel Property owned or leased by a Subsidiary of HMC is managed or leased by an Approved Lessee or a Facility Manager other than Marriott International or any Wholly-Owned Subsidiary of Marriott International, HMC and the U.S. Borrower shall cause such Subsidiary's fiscal years and fiscal quarters to end on dates as close as reasonably practicable to the dates set forth above in this Section 10.16 and (y) HMC and the U.S. Borrower may elect to change each of its and each of its Subsidiaries' fiscal quarters to end on March 31, June 30, September 30 and December 31.

            10.17 Environmental Matters. (a) The U.S. Borrower shall comply and shall cause each of its Subsidiaries and each property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect except for such non-compliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws.

                  (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after (i) the Administrative Agent receives notice under Section 10.11(h) of any event for which notice is required to be delivered for any Real Property or (ii) the U.S. Borrower or any of its Subsidiaries are not in compliance with Section 10.17(a) with respect to any Real Property, the U.S. Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the U.S. Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the U.S. Borrower shall grant and hereby grants, to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the U.S. Borrower's expense.

                SECTION 11. Negative Covenants. Each Borrower hereby covenants and agrees (as to itself and each of its Subsidiaries) that from and after the Effective Date and until the Total Revolving Loan Commitment has terminated and the Loans and Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

                11.01 Liens. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist:

                      (i) any Lien (other than Permitted Liens, to the extent such Permitted Liens secure Indebtedness) upon or with respect to any property or assets (real or personal, tangible or intangible) of the U.S. Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, if such Lien secures any Indebtedness of the U.S. Borrower or any of its Subsidiaries other than (x) Secured Indebtedness otherwise permitted to be incurred or to exist hereunder,
          (y) Indebtedness secured by a Lien under the Pledge and Security Agreement or (z) Indebtedness owed to the U.S. Borrower or any of its Subsidiaries; provided, that the foregoing shall not permit any Lien on the Collateral except pursuant to the Pledge and Security Agreement, or

                      (ii) any Lien upon or with respect to Capital Stock in any Subsidiary of the U.S. Borrower securing Indebtedness of the U.S. Borrower, in the event that the Obligations are no longer secured by Liens under the Pledge and Security Agreement.

                11.02 Indebtedness. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, incur or assume:

                      (i) any Indebtedness if (a) either immediately before or after giving effect to the incurrence or assumption of such Indebtedness there exists a Default or Event of Default or (b) based on calculations made by the U.S. Borrower on a Pro Forma Basis after giving effect to such incurrence or assumption and as if such incurrence or assumption had occurred on the first day of the respective Calculation Period, a Default or Event of Default will exist in respect of, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 10.11(a) or Section 10.11(b), as the case may be) prior to the date of the respective incurrence or assumption in respect of, the financial covenants contained in Sections 9.01 through 9.03, inclusive; provided that the foregoing provisions of this Section 11.02(i) shall not apply to (x) accrued expenses and current trade accounts payable incurred in the ordinary course of business (to the extent that any such amounts constitute Indebtedness); (y) Indebtedness under Interest Rate Protection Agreements and Other Hedging Agreements entered into with respect to other Indebtedness permitted under this Agreement; and (z) accrued and deferred management fees under any Management Agreement (to the extent that any such amounts constitute Indebtedness); or

                      (ii) any Contingent Obligations (excluding Contingent Obligations relating to Customary Non-Recourse Exclusions except to the extent a personal recourse claim is made in connection therewith) of the U.S. Borrower in respect of Non-Recourse Indebtedness, if the aggregate amount of such Contingent Obligations of the U.S. Borrower in respect of Non-Recourse Indebtedness then outstanding exceeds (x) for any such Contingent Obligations incurred after the Effective Date during fiscal year 2002 of the U.S. Borrower, an amount equal to 1% of the Adjusted Total Assets determined at the time any such Contingent Obligation is incurred or
     (y) for any such Contingent Obligations incurred during fiscal year 2003 or any subsequent fiscal year of the U.S. Borrower, an amount (taking into account Contingent Obligations referred to in the immediately preceding clause (x) which are then outstanding) equal to 2% of the Adjusted Total Assets (computed in the same manner as under the immediately preceding clause (x)) of the U.S. Borrower.

            11.03 Limitation on Certain Restrictions on Subsidiaries. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the U.S. Borrower to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the U.S. Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the U.S. Borrower or any Subsidiary of the U.S. Borrower, (b) make loans or advances to the U.S. Borrower or any Subsidiary of the U.S. Borrower or (c) transfer any of its properties or assets to the U.S. Borrower or any Subsidiary of the U.S. Borrower, except in each case for such encumbrances or restrictions:

                      (i) which do not materially adversely affect any Borrower's ability to repay the Obligations when due or, in the U.S. Borrower's reasonable estimation, the ability to comply with the covenants set forth in Sections 9.01 through 9.03, inclusive, and Section 9.04(b), or

                      (ii)   existing under or by reason of (A) applicable law,
     (B) this Agreement and the other Credit Documents, or (C) the Senior Note Documents.

            11.04 Limitation on Issuance of Capital Stock. The U.S. Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or other equity interests or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, unless the same do not materially adversely affect (a) any Borrower's ability to repay the Obligations when due or (b) in the U.S. Borrower's reasonable estimation, the ability to comply with the covenants set forth in Sections 9.01 through 9.03, inclusive, and Section 9.04(b).

            11.05 Modification and Enforcement of Certain Agreements. (a) The U.S. Borrower shall not, and shall not permit any of its Subsidiaries to, alter, amend, modify, rescind, terminate, supplement or waive any of their respective rights under, or fail to comply in all material respects with, any of its material Contractual Obligations (other than the Senior Note Indenture) except any of the foregoing which do not materially adversely affect (i) any Borrower's ability to repay the Obligations when due or (ii) in the U.S. Borrower's reasonable estimation, the ability to comply with the covenants set forth in Sections 9.01 through 9.03, inclusive, and Section 9.04(b).

                      (b) The U.S. Borrower shall not, and shall not permit any of its Subsidiaries to, amend or modify, or permit the amendment or modification of, any provision of any Management Agreement or Operating Lease, other than any amendment or modification thereto which would not violate this Agreement and the other Credit Documents and so long as the same do not materially adversely affect (i) any Borrower's ability to repay the Obligations when due or (ii) in the U.S. Borrower's reasonable estimation, the ability to comply with the financial covenants contained in Sections 9.01 through 9.03, inclusive, and Section 9.04(b).

                11.06 Limitation on Creation of Subsidiaries. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary unless the same will not materially adversely affect (a) any Borrower's ability to repay the Obligations when due or (b) in the U.S. Borrower's reasonable estimation, the ability to comply with the covenants set forth in Sections 9.01 through 9.03, inclusive, and Section 9.04(b); provided that the U.S. Borrower shall comply with its obligations under Section 10.15 and the Pledge and Security Agreement with respect to any such new Subsidiary within the time periods applicable thereto.

                11.07 Transactions with Affiliates. Neither the U.S. Borrower nor any of its Subsidiaries will, directly or indirectly, enter into, renew or extend any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the U.S. Borrower ("Affiliate Transactions"), other than Exempted Affiliate Transactions, except upon fair and reasonable terms no less favorable to the U.S. Borrower or such Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not an Affiliate.

                The foregoing limitation does not limit, and shall not apply to:

                      (i) Except as otherwise required pursuant to the last paragraph of this Section 11.07, transactions approved by a majority of the Board of Directors of HMC;

                      (ii) Affiliate Transactions on terms and conditions which do not materially adversely affect (a) any Borrower's ability to repay the Obligations when due or (b) in the U.S. Borrower's reasonable estimation, the ability of the U.S. Borrower to comply with the covenants set forth in Sections 9.01 through 9.03, inclusive, and
          Section 9.04(b);

                      (iii) the payment of reasonable and customary fees and expenses to members of the Board of Directors of the U.S. Borrower who are not employees of the U.S. Borrower;

                      (iv)   any Dividends permitted to be paid under Section
          11.11;

                 (v) loans made and other transactions entered into by the U.S. Borrower and its Subsidiaries (and not any other Affiliate) to the extent permitted by Section 11; and

                 (vi) Permitted Sharing Arrangements and payments made pursuant thereto to the extent that such transactions are not otherwise prohibited or restricted pursuant to this Agreement.

Any Affiliate Transaction or series of related Affiliate Transactions, other than Exempted Affiliate Transactions and other than any transaction or series of related transactions specified in any of clauses (ii) through (vi) of this
Section 11.07, (a) with an aggregate value in excess of $10 million must first be approved pursuant to a resolution approved by a majority of the Board of Directors (or any authorized committee thereof) of the U.S. Borrower who are disinterested in the subject matter of the transaction, and (b) with an aggregate value in excess of $25 million, will require the U.S. Borrower to obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the U.S. Borrower or the applicable Subsidiary of the U.S. Borrower, except that in the case of a real estate transaction or related real estate transactions with an aggregate value in excess of $25 million but not in excess of $50 million, an opinion may instead be obtained from an independent, qualified real estate appraiser that the consideration received in connection with such transaction is fair to the U.S. Borrower or the applicable Subsidiary of the U.S. Borrower. As used herein, the term "Exempted Affiliate Transaction" means (i) employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the U.S. Borrower, (ii) payments of reasonable fees and expenses to the members of the Board of Directors of HMC, the U.S. Borrower or their Subsidiaries, and
(iii) transactions solely between the U.S. Borrower and any of its Subsidiaries or solely among Subsidiaries of the U.S. Borrower.

          11.08 Sales of Assets. (a) The U.S. Borrower will not, and will not permit any of its Subsidiaries to, consummate any Asset Sale, unless (i) the consideration received by the U.S. Borrower or such Subsidiary is at least equal to the fair market value of the assets sold or disposed of as determined by the Board of Directors of the U.S. Borrower in good faith and (ii) at least 75% of the consideration received consists of cash, Cash Equivalents and/or real estate assets; provided that, with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of Indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the real estate property or properties sold; and provided further that, for purposes of this clause (ii) the amount of (A) any Indebtedness (other than Indebtedness subordinated in right of payment to the Obligations) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or assets sold and (B) any securities or other obligations received by the U.S. Borrower, or any such Subsidiary from such transferee that are immediately converted by the U.S. Borrower or such Subsidiary into cash (or as to which the U.S. Borrower or such Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period) will be deemed to be cash. The U.S.

Borrower shall cause the Net Sales Proceeds from any Asset Sale to be applied in the manner required by Section 5.02(b). All Indebtedness secured by the assets sold in the Asset Sale shall be repaid (or irrevocably defeased) except to the extent such Indebtedness is assumed by the transferee of the related assets or the U.S. Borrower and its Subsidiaries are released from such Indebtedness. In addition, no Asset Sale shall be permitted if a Default or Event of Default then exists or would result therefrom or, based on calculations made by the U.S. Borrower on a Pro Forma Basis after giving effect to such Asset Sale and as if such Asset Sale had occurred on the first day of the respective Calculation Period, a Default or Event of Default will exist in respect of, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 10.11(a) or 10.11(b), as the case may be) prior to the date of the respective Asset Sale in respect of, the financial covenants contained in Sections 9.01 through 9.03, inclusive.

                 (b) Notwithstanding, and without complying with, any the provisions of the foregoing paragraph (a) or Section 5.02(b):

                 (i) the U.S. Borrower and its Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

                 (ii) the U.S. Borrower and its Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Section 11.09;

                 (iii) the U.S. Borrower and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the U.S. Borrower or such Subsidiary, as applicable; and

                 (iv) the U.S. Borrower and its Subsidiaries may exchange assets held by the U.S. Borrower or a Subsidiary of the U.S. Borrower for one or more real estate properties and/or one or more Related Businesses of any Person or entity owning one or more real estate properties and/or one or more Related Businesses; provided that the Board of Directors of the U.S. Borrower has determined in good faith that the fair market value of the assets received by the U.S. Borrower or any such Subsidiary are approximately equal to the fair market value of the assets exchanged by the U.S. Borrower or such Subsidiary.

                 (c)    No transaction listed in clause (b) of this Section
11.08 shall be deemed to be an Asset Sale under this Agreement.

          11.09 Consolidation, Merger, etc. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, and the U.S. Borrower will not sell, convey or transfer or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) except that:

                 (i) any Subsidiary of the U.S. Borrower may engage in a merger constituting an Asset Sale or an asset acquisition otherwise permitted under this Agreement;

                 (ii) any Subsidiary of the U.S. Borrower that is not a Guarantor may be merged with and into the U.S. Borrower or any other Subsidiary of the U.S. Borrower that is not a Guarantor so long as in the case of any merger involving the U.S. Borrower, the U.S. Borrower is the surviving Person;

                 (iii) Subsidiaries of the U.S. Borrower which are Guarantors may consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the U.S. Borrower or another Guarantor), so long as (x) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Subsidiaries Guaranty and otherwise complies with the applicable requirements of Section 10.15; provided, however, that for the purpose of this clause (x), the requirements of
     Section 10.15 shall have been satisfied upon the consummation of such consolidation or merger without regard to any additional time otherwise permitted under Section 10.15(c); and (y) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or be continuing; and

                 (iv) Subsidiaries of the U.S. Borrower which are not Guarantors or otherwise have no material assets or material liabilities may be dissolved and liquidated.

          11.10 Acquisitions; Investments. The U.S. Borrower will not, and will not permit any of its Subsidiaries to:

                 (i) acquire ownership of Hotel Properties or other real estate or other assets constituting Related Businesses (or all or a portion of the Capital Stock of a Person owning such real estate or Related Businesses (including (in either case) by way of merger)) if (x) a Specified Default or Event of Default (but, solely in the case of an acquisition of Hotel Properties with insurance proceeds relating to the World Trade Center Marriott Hotel within two years after the receipt thereof, limited to an Event of Default under Sections 12.01, 12.03 (to the extent it relates to a failure to comply with any covenant contained in
     Section 9), Section 12.05 and Section 12.15) then exists or would result therefrom, or (y) based on calculations made by the U.S. Borrower on a Pro Forma Basis after giving effect to such acquisition and as if such acquisition had occurred on the first day of the respective Calculation Period, a Default or Event of Default will exist in respect of, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 10.11(a) of Section 10.11(b), as the case may
     be) prior to the date of the respective acquisition in respect of, the financial covenants contained in Sections 9.01 through 9.03, inclusive;

                 (ii) acquire ownership of non-real estate assets (other than Permitted Investments or inventory, materials, equipment and other personal property used in the ordinary course of business) (or all or a portion of the Capital Stock of a Person owning primarily such non-real estate assets (including by way of merger or Investment)) if (x) a

     Specified Default or Event of Default then exists or would result therefrom, or (y) based on calculations made by the U.S. Borrower on a Pro Forma Basis after giving effect to such acquisition and as if such acquisition had occurred on the first day of the respective Calculation Period, a Default or Event of Default will exist in respect of, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 10.11(a) or 10.11(b), as the case may be) prior to the date of the respective acquisition in respect of, the financial covenants contained in Sections 9.01 through 9.03, inclusive, or
     (z), after giving effect to such acquisition, the aggregate amount of assets acquired in the then current fiscal year of the U.S. Borrower pursuant to this Section 11.10(ii) would exceed 1% of the Adjusted Total Assets (with any unused Roll Forward Amount from one fiscal year increasing the amount available in subsequent fiscal years);

                 (iii) in the case of the U.S. Borrower or any Guarantor, subject to the last paragraph of this Section 11.10, make any Investment in a Person that, prior to the consummation of such Investment, is a Subsidiary of the U.S. Borrower that is not a Guarantor if (a) at the time the Investment is made, if the Leverage Ratio is greater than or equal to 6.00:1.00, the aggregate amount of all Investments made in the then current fiscal year of the U.S. Borrower pursuant to this Section 11.10(iii) would exceed 1% of the Adjusted Total Assets, determined as of the date of such Investment (with any unused Roll Forward Amount from one fiscal year increasing the amount available in subsequent fiscal years) or (b) a Specified Default or Event of Default then exists or would result therefrom or, based on calculations made by the U.S. Borrower on a Pro Forma Basis after giving effect to such Investment and as if such Investment had occurred on the first day of the respective Calculation Period, a Default or Event of Default will exist in respect of, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 10.11(a) or 10.11(b), as the case may be) prior to the date of the respective Investment in respect of, the financial covenants contained in Sections 9.01 through 9.03, inclusive; provided that the amount of Investments made pursuant to this Section 11.10(iii) shall be calculated net of (x) any payments by Subsidiaries (other than Guarantors) of obligations owed to the U.S. Borrower or Guarantors, (y) amounts invested in Subsidiaries (other than Guarantors) to provide minimum capital to maintain the existence of Taxable REIT Subsidiaries and (z) distributions from Subsidiaries (other than Guarantors) to the U.S. Borrower or Guarantors); and provided, further that the foregoing shall not prevent the U.S. Borrower or any Guarantor from making Investments, directly or indirectly, in Subsidiaries that are Approved Lessees to the extent necessary, in the reasonable judgment of the U.S. Borrower, to maintain HMC's status as a real estate investment trust under the Code; and

                 (iv) subject to the last paragraph of this Section 11.10, make any Investment in a Person that, prior to the consummation of such Investment, is not a Subsidiary if (a) at the time such Investment is made, if the Leverage Ratio is greater than or equal to 6.00:1.00, the aggregate amount of all Investments made in the then current fiscal year of the U.S. Borrower pursuant to this Section 11.10(iv) would exceed 2% of the Adjusted Total Assets (with any unused Roll Forward Amount from one fiscal year increasing the amount available in subsequent fiscal years) or (b) a Specified Default or Event of Default then exists or would result therefrom or, based on calculations made by the U.S. Borrower on a Pro Forma Basis after giving effect to such Investment and as if such Investment had occurred on the first day of the respective Calculation Period, a Default or Event of Default will exist in respect of, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 10.11(a) or 10.11(b), as the case may be) prior to the date of the respective Investment in respect of, the financial covenants contained in Sections 9.01 through 9.03, inclusive; provided that the amount of Investments made pursuant to this Section 11.10(iv) shall be calculated net of (x) any payments by any such non-Subsidiary of obligations owed to the U.S. Borrower or Guarantors, and (y) distributions from any such non-Subsidiary to the U.S. Borrower or Guarantors.

Notwithstanding anything to the contrary in this Section 11.10, for the purposes of determining whether an Investment complies with the requirements of this
Section 11.10, (a) compliance shall be tested as of the date that the U.S. Borrower or any Subsidiary of the U.S. Borrower enters into a binding contractual commitment relating to such Investment, (b) an Investment that takes place in a series of related transactions contemplated by definitive agreements relating to such Investment (such as an Investment in a form similar to a reverse like-kind exchange transaction as contemplated by Rev. Proc. 2000-37, 2000-2 C.B. 308) will be permitted pursuant to this Section 11.10 so long as the completion of such series of related transactions (as opposed to the completion of any individual component) would result in an Investment permitted under this
Section 11.10 and (c) an Investment otherwise permitted by Section 11.10(i) or
(ii) shall not be subject to the requirements of Sections 11.10(iii) and (iv) if:

                 (I) such Investment is in a Person that, following the consummation of such Investment, (x) is a Guarantor or becomes a Guarantor in accordance with the requirements of Section 10.15, or (y) is not a Guarantor or does not become a Guarantor as described in the preceding clause (x) solely by virtue of the provisions of Section 10.15(a)(2);

                 (II)   such Investment is a Permitted Investment;

                 (III) such Investment is a single Investment or one of a series of related Investments by the U.S. Borrower or any Subsidiary thereof, directly or indirectly, in the J.W. Marriott Hotel in Washington, DC in an aggregate amount not to exceed $100,000,000; provided that (x) as a result of such Investment or series of related Investments in the J.W. Marriott Hotel, the owner of such hotel becomes a Subsidiary of the U.S. Borrower, (y) such Investment does not materially adversely affect (a) any Borrower's ability to repay the Obligations when due or (b) in the U.S. Borrower's reasonable estimation, the ability to comply with the financial covenants contained in Sections 9.01 through 9.03, inclusive, and Section 9.04(b) and (z) no Specified Default or Event of Default then exists or would result therefrom; or

                 (IV) such Investment is in a Person that is not a Subsidiary, but only to the extent that the consideration paid to acquire such Investment consists of the equity interests in another Person that is not a Subsidiary.

          11.11 Dividends. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the U.S. Borrower or any of its Subsidiaries, except that:

                 (i) any Subsidiary of the U.S. Borrower may pay cash Dividends to the U.S. Borrower or to a Wholly-Owned Subsidiary of the U.S. Borrower;

                 (ii) any non-Wholly-Owned Subsidiary of the U.S. Borrower may pay cash Dividends to its shareholders, members or partners generally so long as the U.S. Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

                 (iii) so long as (x) no Specified Default or Event of Default then exists or would exist immediately after giving effect thereto and (y) HMC qualifies, or has taken all other actions necessary to qualify, as a "real estate investment trust" under the Code during any fiscal year of HMC, the U.S. Borrower may pay quarterly cash Dividends (which may be based on estimates) to HMC and all other holders of OP Units generally when and to the extent necessary for HMC to distribute, and HMC may so distribute, cash Dividends to its shareholders generally in an aggregate amount not to exceed the greater of (I) the greatest of (A) 100% of Cash Available for Distribution for such fiscal year, (B) 100% of Taxable Income and (C) the minimum amount necessary for HMC to maintain its tax status as a real estate investment trust and to satisfy the distributions required to be made by Notice 88-19 under the Code (or Treasury regulations issued pursuant thereto) by reason of HMC making the election provided for therein and (II) at any time when, based upon the financial statements delivered pursuant to Section 10.11(a) or (b) and the U.S. Borrower's estimation of the results of the current fiscal quarter, the Consolidated Interest Coverage Ratio is greater than 2.00:1:00, 85% of the Adjusted Funds From Operations for the current fiscal year;

                 (iv) so long as no Specified Default or Event of Default then exists or would result therefrom, the U.S. Borrower may pay cash Dividends to HMC so long as the proceeds therefrom are promptly used by HMC to pay
     (x) any Permitted Tax Payments at the time and to the extent actually due and payable (but without duplication of any tax payments permitted to be made pursuant to Section 11.11(iii) above to satisfy the distribution required to be made by Notice 88-19 under the Code (or Treasury regulations issued pursuant thereto)) and (y) any general corporate and other overhead expenses and liabilities incurred by it to the extent not otherwise prohibited by this Agreement;

                 (v) so long as no Specified Default or Event of Default then exists or would result therefrom, the U.S. Borrower may pay cash Dividends to HMC in an aggregate amount not to exceed $10,000,000 for the Revolving Credit Period; and

                   (vi) the U.S. Borrower may pay cash Dividends to HMC so long as HMC promptly thereafter uses the proceeds of such Dividends to repurchase shares of its capital stock and/or the QUIPs and/or redeem the QUIPs Debt, and the Borrower may repurchase OP Units, in each case so long as (i) no Specified Default or Event of Default then exits or would result therefrom, (ii) the aggregate amount of all repurchases and redemptions made pursuant to this Section 11.11(vi) in any fiscal year of HMC does not exceed an amount equal to 1% of Adjusted Total Assets determined as of the date of declaration of the Dividend (with any unused Roll Forward Amount from one fiscal year increasing the amount available to be paid as a Dividend under this Section 11.11(vi) in subsequent fiscal years).

             11.12 Capital Expenditures. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except:

                   (i) the U.S. Borrower and its Subsidiaries may make acquisitions of Hotel Properties and/or other assets in accordance with the requirements of Sections 11.09 and 11.10, in each case to the extent that same constitute Capital Expenditures;

                   (ii) in addition to Capital Expenditures permitted by the other clauses of this Section 11.12, the U.S. Borrower and its Subsidiaries may make Maintenance Capital Expenditures with respect to their Hotel Properties and other high quality real estate so long as
         (x) the aggregate amount of all such Capital Expenditures in any fiscal year of the U.S. Borrower does not exceed an amount equal to 8% of the Gross Revenues from all such Hotel Properties and other high quality real estate for such fiscal year plus any amounts then being held on deposit for such Capital Expenditures for Hotel Properties or high quality real estate, as the case may be, to the extent deposited in a prior fiscal year, and (y) all such Capital Expenditures are made in accordance with the terms of the respective Management Agreement for such Hotel Properties or high quality real estate, as the case may be;

                   (iii) in addition to Capital Expenditures permitted by the other clauses of this Section 11.12, the U.S. Borrower and its Subsidiaries may make payments in respect of Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are otherwise permitted under Section 11.02; and

                   (iv) in addition to the Capital Expenditures permitted by the other clauses of this Section 11.12, the U.S. Borrower and its Subsidiaries may make additional Capital Expenditures:

                         (1) for the purpose of expanding or constructing Improvements with respect to Hotel Properties; provided that, if the Leverage Ratio equals or exceeds 6.00:1.00 at the time any such Capital Expenditure is made, then such Capital Expenditures in any fiscal year shall not exceed 2.0% of Adjusted Total Assets (excluding any Capital Expenditures for the Memphis Marriott up to $14,000,000 in the aggregate, which shall be permitted without being subject to the limitations of this clause (1)) determined at the time the Capital Expenditure is made, with the unused Roll

         Forward Amount from one fiscal year increasing the amount available in subsequent fiscal years, and

                         (2) for the purpose of constructing new Hotel Properties, provided that (A) so long as the Leverage Ratio equals or exceeds 6.00:1.00, then such Capital Expenditures shall be limited to construction of the properties identified on Schedule 11.12, (B) so long as the Leverage Ratio is less than 6.00:1.00, the aggregate amount of such Capital Expenditures in any fiscal year shall not exceed 2.0% of Adjusted Total Assets determined at the time the Capital Expenditure is made, with the unused Roll Forward Amount from one fiscal year increasing the amount available in subsequent fiscal years, (C) so long as the Leverage Ratio equals or exceeds 6.00:1.00, for constructing the World Trade Center Marriott Hotel (or any replacement thereof wherever located), not in excess of 110% of the insurance proceeds received in respect thereof, and (D) so long as the Leverage Ratio is less than 6.00:1.00, for constructing the World Trade Center Marriott Hotel (or any replacement thereof wherever located), with any construction costs in excess of the insurance proceeds received in respect thereof to be charged against the amounts available for Capital Expenditures under the immediately preceding clause (B); provided, however, that, in the case of this clause (D), to the extent that insufficient amounts are available under the immediately preceding clause (B) during the fiscal year in which such Capital Expenditures are sought to be made, the U.S. Borrower shall nevertheless be permitted to make such Capital Expenditures subject to the requirement that any Capital Expenditures in excess of the amounts permitted pursuant to such clause (B) for such fiscal year be applied against the amounts to be available under such clause (B) during the next succeeding fiscal year and thereafter (in chronological order until completely used).

             11.13 Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Organizational Documents; etc. The U.S. Borrower will not, and will not permit any of its Subsidiaries to:

                   (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due, the Senior Notes, any other pari passu debt, the QUIPs Debt, any Non-Recourse Indebtedness, any subordinated debt or any Limited Partner Notes other than any payment, prepayment, redemption or acquisition for value pursuant to this 11.13(i) which does not violate the provisions of Section 11.11(vi) or materially adversely affect (a) any Borrower's ability to repay the Obligations when due or (b) in the U.S. Borrower's reasonable estimation, the ability to comply with the financial covenants contained in Sections 9.01 through 9.03, inclusive, and
         Section 9.04(b),

                   (ii) amend or modify, or permit the amendment or modification of, the QUIPs Debt, the Limited Partner Notes, any Non-Recourse Indebtedness, any subordinated debt, the Senior Notes or any other pari passu debt or any agreement (including, without limitation, any purchase agreement, indenture or loan agreement) related thereto, other than any amendment or modification thereto which would not violate this Agreement and so long as the same do not materially adversely affect (a) any Borrower's ability to repay the Obligations when due or (b) in the U.S. Borrower's reasonable estimation, the ability to comply with the financial covenants contained in Sections
         9.01 through 9.03, inclusive, and Section 9.04(b), or

                   (iii) amend, modify or change its designation of trust, certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, certificate of partnership, partnership agreement or any equivalent organizational document, or any agreement entered into by it, with respect to its capital stock or other equity interests, or enter into any new agreement with respect to its capital stock or other equity interests, other than any amendments, modifications or changes pursuant to this Section 11.13(iii) or any such new agreements, in each case, which do not materially adversely affect (a) any Borrower's ability to repay the Obligations when due or (b) in the U.S. Borrower's reasonable estimation, the ability to comply with the financial covenants contained in Sections 9.01 through 9.03, inclusive, and Section 9.04(b).

Notwithstanding the foregoing, (a) the U.S. Borrower may not take any of the foregoing actions with respect to any subordinated debt if a Default or Event of Default of the type specified in Section 12.01 exists in the payment of principal of or interest on the Loans then exists or would result therefrom or if such action would violate the subordination provisions contained therein and
(b) if a Specified Default or Event of Default shall have occurred or would occur as a result thereof, the U.S. Borrower may not prepay or repurchase or advance the maturity of the QUIPs Debt.

             11.14 Business. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than (i) the businesses in which the U.S. Borrower and its Subsidiaries are engaged on the Effective Date including the acquisition, ownership, leasing, operation, and sale of Hotel Properties and other high quality real estate consistent with the quality of the U.S. Borrower's and its Subsidiaries' existing portfolio of Hotel Properties and the acquisition and conduct of Related Businesses, and (ii) non-real estate related businesses that the U.S. Borrower and its Subsidiaries may acquire or in which they may make Investments after the Effective Date to the extent permitted pursuant to Section 11.10(ii).

             SECTION 12. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

             12.01 Payments. Any Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or the Face Amount of any Bankers' Acceptance, (ii) default in the payment when due of any Unpaid Drawing and such default shall continue unremedied for two or more Business Days after notice of such Unpaid Drawing to the U.S. Borrower has been given, or (iii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan, Note or Unpaid Drawing, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

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             12.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made or delivered; or

             12.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 9, 10.11(e)(i), or 11 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than as provided in Section 12.01) and such default shall continue unremedied for a period of 30 days after written notice to the U.S. Borrower by the Administrative Agent or the Required Lenders; or

             12.04 Default Under Other Agreements. (i) HMC or any of its Subsidiaries shall default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) any Indebtedness (other than the Obligations) of HMC or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or any prepayments required under the Senior Notes Documents in connection with a prepayment required under this Agreement pursuant to Section 5.02(b), prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under clause (i) or (ii) of this Section
12.04 unless the Indebtedness described in such clauses (i) and (ii) is (1) Non-Recourse Indebtedness in an aggregate principal amount in excess of 1% of the Adjusted Total Assets (measured as of the date of determination) or (2) other Indebtedness in aggregate principal amount in excess of $40,000,000 (or the Dollar Equivalent thereof);

             12.05 Bankruptcy, etc. HMC or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against HMC or any of its Subsidiaries and the petition is consented to or acquiesced in by HMC or any of its Subsidiaries, is not controverted within 10 days, or is not dismissed within 30 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of HMC or any of its Subsidiaries or HMC or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to HMC or any of its Subsidiaries, or there is commenced against HMC or any of its Subsidiaries any such proceeding which remains undismissed for a period of 30 days, or HMC or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and is not vacated or stayed within 30 days; or HMC or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or HMC or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any partnership and/or corporate action is taken by HMC or any of its Subsidiaries for the purpose of effecting any of the foregoing (it being understood that the provisions of this Section
12.05 shall not apply to any Subsidiary of the U.S. Borrower who is a borrower
(a) under Non-Recourse Indebtedness in aggregate principal amount of less than or equal to 1% of the Adjusted Total Assets or (b) under other Indebtedness equal to or less than $40,000,000 (or the

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Dollar Equivalent thereof) but the provisions of this Section 12.05 shall apply to each Significant Subsidiary and, at any time a Canadian Revolving Loan Borrower has any outstanding Canadian Revolving Loans, such Canadian Revolving Loan Borrower); or

             12.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64., .65, .66, .67 or ..68 or PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made by the U.S. Borrower, any Subsidiary of the U.S. Borrower or any ERISA Affiliate to a Plan or a Foreign Pension Plan has not been timely made, the U.S. Borrower or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the U.S. Borrower or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, either individually and/or in the aggregate, in the reasonable opinion of the Required Banks, will have a Material Adverse Effect; or

             12.07 Pledge and Security Agreement. At any time after the execution and delivery thereof, the Pledge and Security Agreement shall, unless otherwise permitted in this Agreement, cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Pledge and Security Agreement Collateral), in favor of the Collateral Agent for the benefit of the Secured Creditors, superior to and prior to the rights of all third Persons, and subject to no other Liens, or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Pledge and Security Agreement and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of the Pledge and Security Agreement; or

             12.08 Guaranty. The Subsidiaries Guaranty (or the Guaranty of the U.S. Borrower contained in this Agreement) shall, unless otherwise permitted in this Agreement, cease to be in full force or effect (other than in accordance with its terms) as to any Guarantor, or

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any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty (or such guarantee); or

             12.09 Judgments. One or more judgments or decrees shall be entered against HMC or any of its Subsidiaries involving in the aggregate for HMC and its Subsidiaries a liability (not paid or not fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds 0.5% of Adjusted Total Assets; or

             12.10 Management Agreements. Any Management Agreement or any material provision thereof shall cease to be in full force and effect due to a default by the U.S. Borrower or any Subsidiary of the U.S. Borrower or the U.S. Borrower or any Subsidiary of the U.S. Borrower shall deny or disaffirm its material obligations thereunder or shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto after the expiration of any applicable cure period, other than those failures, defaults or modifications which could not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; or

             12.11 Operating Leases. Any Operating Lease or any material provision thereof shall cease to be in full force and effect or otherwise be amended or modified without the consent of the Administrative Agent or any party thereto shall deny or disaffirm its material obligations thereunder or shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto after the expiration of any applicable cure period, other than those failures, defaults or modifications which could not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; or

             12.12 Change of Control. A Change of Control shall occur; or


             12.13 Trademark Permission. At any time Hotel Properties which account for more than 15% of Consolidated EBITDA for the Test Period then most recently ended shall be operated without the use of the "Marriott", "Renaissance", "Hyatt", "Swissotel", "Four Seasons", "Ritz-Carlton", "Hilton", "Westin" or other nationally recognized full service chain name or trademark or shall not be permitted to use any such name or trademark in any advertising incident thereto; or

             12.14 REIT Status; Cash Proceeds Retained by HMC. HMC shall for any reason whether or not within the control of the U.S. Borrower (a) cease, for any reason, to be a real estate investment trust under Sections 856 through 860 of the Code, (b) following its receipt of any cash proceeds from any Asset Sale, incurrence of Indebtedness, insurance claim or condemnation award, sale or issuance of its equity, cash capital contributions or cash dividends received from the U.S. Borrower or a Permitted REIT Subsidiary, fail to (i) apply such cash proceeds to make a distribution to its shareholders, to pay its general corporate overhead expenses and other liabilities or to make an Investment in a Permitted REIT Subsidiary or (ii) to the extent not applied pursuant to the immediately preceding clause (i), contribute such cash proceeds as an equity contribution to the capital of the U.S. Borrower within 15 days thereafter; or (c) directly or indirectly (other than through the U.S. Borrower or its Subsidiaries) engage in any business activities, have significant assets or liabilities or undertake any activities of the type governed by Sections 11.01, 11.02, 11.10 and 11.12 except to the extent consistent, in the good faith judgment of the U.S. Borrower, with such activities on the Effective Date.

             12.15 General Partner Status. HMC shall cease at any time to be the sole general partner of the Borrower; or

             12.16 Certain FF&E. Any Person, other than the U.S. Borrower or a Subsidiary thereof, shall have any consensual Lien on the FF&E owned by a Taxable REIT Subsidiary and leased to an Approved Lessee (other than Liens existing on the Effective Date or as otherwise specifically provided in Section 11.01);

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the U.S. Borrower, take any or all of the following actions (provided that, if an Event of Default specified in Section 12.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii), (iv) and (vii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment (including the Total Maximum Canadian Dollar Revolving Loan Sub-Commitment) terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission and any Canadian Commitment Commission shall forthwith become due and payable without any other notice of any kind;
(ii) declare the principal of, the Face Amount of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the relevant Borrowers to pay (and the relevant Borrowers agree that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 12.05 with respect to any Borrower, they will pay) to the Collateral Agent at the appropriate Payment Office such additional amount of cash, to be held as security by the Collateral Agent for the respective Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding for the account of such Borrower and which may be applied by the Administrative Agent to the repayment of Obligations in respect of Letters of Credit and which may not be withdrawn by the U.S. Borrower or any of its Subsidiaries so long as the Letter of Credit to which such cash collateral is attributable remains outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (vi) apply any cash collateral held pursuant to Section 5.02 to the repayment of the Obligations; and (vii) direct the appropriate Canadian Revolving Loan Borrowers to pay (and each Canadian Revolving Loan Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section
12.05 with respect to any Borrower, it will pay) to the Administrative Agent (without duplication) all amounts required to be paid pursuant to clause (j) of
Schedule III.

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             SECTION 13. The Agents.

             13.01 Appointment. The Lenders hereby designate DBTCA as the Administrative Agent and as Collateral Agent to act as specified herein and in the other Credit Documents. The Lenders hereby designate (x) Bank of America, N.A. as Syndication Agent and (z) each of Citicorp Real Estate, Inc., Credit Lyonnais New York Branch and Wells Fargo Bank, N.A., as Co-Documentation Agents, in each case to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, any Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

             13.02 Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. No Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose on any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

             13.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent (for purposes of this Section 13.03, the term "Agent" shall include all officers, directors, agents, employees and affiliates of the respective Agent), each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrowers and their Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrowers and their Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or

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

the financial condition of any Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

             13.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender and no holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders, or if required by Section 14.11, all of the Lenders.

             13.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

             13.06 Indemnification. To the extent any Agent is not reimbursed and indemnified by the13.06 Credit Parties, the Lenders will reimburse and indemnify such Agent, its affiliates, and their respective officers, directors, agents and employees, pro rata based on their respective voting rights determined in the definition of "Required Lenders" (for this purpose, determined as if there were no Defaulting Lenders at such time), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

             13.07 Each Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Person serving as an Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Person serving as an Agent in its individual capacity. Each Person serving as an Agent may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

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            13.08  Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            13.09 Removal of or Resignation by he Agents. (a) Any Agent (including, without limitation, the Administrative Agent and the Collateral Agent) may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 days' prior written notice to the Lenders and the Borrowers. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below; provided that the resignation by the Collateral Agent shall only be effective upon the appointment of a successor Collateral Agent.

                (b) Upon any notice of resignation by, or the removal of, any Agent, the Required Lenders shall appoint a successor Agent hereunder who shall be a commercial bank or trust company reasonably acceptable to the U.S. Borrower.

                (c) If a successor Agent shall not have been so appointed within such 30 day period, the resigning Agent, with the consent of the U.S. Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

                (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 35th day after the date such notice of resignation was given by the resigning Agent, the resigning Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

                (e) In addition, the Required Lenders shall have the right to remove the Administrative Agent and appoint a successor Administrative Agent who shall be a commercial bank or trust company reasonably acceptable to the U.S. Borrower in the event that the Administrative Agent has been grossly negligent or has willfully misconducted itself in performing its functions and duties under this Agreement or any other Credit Document (as determined by a court of competent jurisdiction in a final and non-appealable decision).

             SECTION 14. Miscellaneous.

             14.01 Payment of Expenses, etc. The U.S. Borrower agrees that it shall: (i) whether or not the transactions contemplated herein are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of insurance independent consultants and counsel retained by the Administrative Agent, including Willkie Farr & Gallagher, Stikeman Elliott and Stewart

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McKelvey Stirling Scales) in connection with the preparation, execution, delivery and performance of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and, upon the occurrence and during the continuance of an Event of Default, the reasonable costs and expenses of each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and, following an Event of Default, for each of the Lenders) (it being understood that the provisions of this clause (i) does not include the normal administrative charges of the Administrative Agent in administering the Loans (which amounts are included in a separate letter with the Administrative Agent)); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent and each Lender, and each of their respective officers, directors, employees, representatives, affiliates and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use or proposed use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the U.S. Borrower or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the U.S. Borrower, any of its Subsidiaries or any Real Property owned, leased or at any time operated by the U.S. Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the U.S. Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

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             15.02 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Borrower, at the U.S. Borrower's address specified opposite its signature below; if to any Lender, at its address specified opposite its name on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrowers shall not be effective until received by the Administrative Agent or the U.S. Borrower, as the case may be (or when the addressee refuses to accept delivery).

             14.03 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders (and any attempted such assignment without such consent shall be null and void) and, provided further, that, although any Lender may grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder and the participant shall not constitute a "Lender" hereunder and no Lender may transfer or assign any portion of its Commitments hereunder except as provided in Section 14.03(b) and 14.03(d), provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest thereon or Fees (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 14.06(a) shall not constitute a reduction in any rate of interest or Fees for purposes of this clause (i), so long as the primary purpose of the respective amendments or modifications to the financial definitions or to Section 14.06(a) was not to reduce the interest or Fees payable hereunder), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower or any other Credit Party of any of its rights and obligations under this Agreement or any other Credit Document or
(iii) release all or substantially all of the Pledge and Security Agreement Collateral under the Pledge and Security Agreement (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be

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those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

                   (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all or a portion of all of the assigning Lender's Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or outstanding Term Loans to an Eligible Transferee, and, in the case of a partial assignment of such Revolving Loan Commitment and/or outstanding Term Loans, such assignment shall be in a minimum amount of $5,000,000 or such lesser amount as is acceptable to the Administrative Agent (and the assignor shall maintain a minimum amount of $5,000,000 for its own account unless the assignor shall assign its entire interest), and all assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I-A shall be deemed modified to reflect the Revolving Loan Commitments and/or outstanding Term Loans, as the case may be, of such new Lender and of the existing Lenders,
(ii) upon surrender of the old Notes, if any, new Notes will be issued to such new Lender and to the assigning Lender (to the extent requested by such Lenders), such new Notes to be in conformity with the requirements of Section
2.06 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Terms Loans, as the case may be, (iii) the consent of the Administrative Agent and, if the Person serving as the Administrative Agent is not a Canadian Lender, any Canadian Lender whose Maximum Canadian Dollar Revolving Loan Sub-Commitment is not exceeded by any other Canadian Lender shall be required in connection with any such assignment pursuant to clause (y) above (which consent shall not be unreasonably withheld) and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 14.15. The Administrative Agent will promptly give the Borrower notice of any assignment to an Eligible Transferee although the failure to give any such notice shall not affect such assignment or result in any liability by the Administrative Agent. To the extent of any assignment pursuant to this Section 14.03(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitments and/or its assigned outstanding Term Loans. At the time of each assignment pursuant to this Section 14.03(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.04(b)(ii) Certificate) described in Section 5.04(b). To the extent that an assignment of all or any portion of a Lender's Revolving Loan Commitments and related outstanding Obligations and/or outstanding Term Loans pursuant to Section 2.14 or this Section 14.03(b) would, at the time of such assignment, result in increased costs or Taxes under Section 2.11, 2.12 or 5.04 from those being charged by the respective assigning Lender prior to

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such assignment, then the Borrower shall not be obligated to pay or reimburse such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                   (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

                   (d) So long as no Event of Default has occurred and is continuing, no RL Lender that at the applicable time has, or that has an Affiliate that has, a Maximum Canadian Dollar Revolving Loan Sub-Commitment may assign all or any portion of its Revolving Loan Commitment unless the assignment includes an assignment of all or the applicable portion of both the Maximum Canadian Dollar Revolving Loan Sub-Commitment and the Canadian Dollar Revolving Loan Sub-Commitment of such Revolving Loan Commitment to the applicable Eligible Transferee or an Affiliate of such Eligible Transferee (the "Assignee Canadian Lender") and the Assignee Canadian Lender is a resident in Canada for the purpose of the Income Tax Act (Canada) or an authorized foreign bank which at all times holds all of its interest in any Canadian Obligations in the course of its Canadian banking business for purposes of subsection 212(13.3) of the Income Tax Act (Canada), or is otherwise able to establish to the satisfaction of the Canadian Revolving Loan Borrowers and the Administrative Agent based on applicable law in effect at the time of such assignment that such Assignee Canadian Lender is not subject to deduction or withholding of Canadian Taxes with respect to any payments to such Assignee Canadian Lender of interest, fees, commissions, or any other amount payable by any Canadian Revolving Loan Borrower under the Credit Documents. Notwithstanding the foregoing provisions of this
Section 14.03(d), an RL Lender that at the applicable time has, or that has an Affiliate that has, a Maximum Canadian Dollar Revolving Loan Sub-Commitment may assign such portion, if any, of its Revolving Loan Commitment in excess of the Maximum Canadian Dollar Revolving Loan Sub-Commitment, subject to the requirements of Section 14.03(b).

            14.04 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

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             14.05 Payments Pro Rata. (a) Except as otherwise provided in this
Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                   (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise (except pursuant to Section 2.14 or 14.03)), which is applicable to the payment of the principal of, or interest on, the Loans or Commitment Commission or Canadian Commitment Commission, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due such Lender bears to the total of such Obligation then owed and due all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                   (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 14.05(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

             14.06 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the U.S. Borrower to the Lenders).

                   (b) Except as otherwise specified in Section 11, for purposes of computations of baskets included in Section 11, actions during the fiscal year ending December 31, 2002, including prior to the Effective Date, shall be included.

                   (c) All computations of interest, Commitment Commission, Canadian Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days (or 365 or 366 days, as the case may be, in the case of interest on Base Rate Loans and Canadian Prime Rate Loans or 365 days in the case of Acceptance Fees) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission, Canadian Commitment Commission or Fees are payable.

                   (d) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as

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the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be; (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

                   14.07 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWERS HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH CREDIT PARTY. EACH OF THE BORROWERS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE U.S. BORROWER (WHICH, IN THE CASE OF EACH CANADIAN REVOLVING LOAN BORROWER IS HEREBY IRREVOCABLY APPOINTED AS ITS AGENT TO ACCEPT SUCH SERVICE OF PROCESS) AT THE ADDRESS OF THE U.S. BORROWER SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWERS IN ANY OTHER JURISDICTION. THE SUBMISSION TO JURISDICTION CONTAINED IN THIS SECTION 14.07(a) IS A SUBMISSION TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS.

                   (b) EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS

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

ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                   (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

             14.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

             14.09 Effectiveness. This Agreement shall become effective on the date (the "E Date") on which the Borrowers, the Administrative Agent and each of the Lenders set forth on Schedule I shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing) or written notice at such office that the same has been signed and mailed to it.

             14.10 Headings Descriptive. The headings of the several sections and subsections of this 1 Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

             14.11 Amendment or Waiver; etc. (a) Except as provided in clause
(c) of this Section 14.11, neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders (except that additional parties may be added to, and Subsidiaries of the Borrowers may be released from, the Subsidiaries Guaranty and the Pledge and Security Agreement in accordance with the provisions hereof and thereof, without the consent of the other Credit Parties party thereto or the Required Lenders) provided that:

                              (1)   no such change, waiver, discharge or
termination shall, without the consent of each Lender having Obligations being directly affected thereby (other than a Defaulting Lender) (i) extend the expiration date of any Commitment beyond the Maturity Date, the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest on any Loan or any Fees, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any

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          amendment or modification to the financial definitions in this
          Agreement or to Section 14.06(a) shall not constitute a reduction in any rate of interest or Fees for purposes of this clause (i), so long as the primary purpose of the respective amendments or modifications to the financial definitions or to Section 14.06(a) was not to reduce the interest or Fees payable hereunder), (ii) release all or substantially all of the Pledge and Security Agreement Collateral or the Guarantors from the Subsidiaries Guaranty (except (in either case) as expressly provided in the Credit Documents) or the U.S. Borrower from its guarantee contained in Section 16, (iii) amend, modify or waive any provision of this Section 14.11 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Loan Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, the transactions contemplated by the Additional Revolving Loan Commitment may be consummated as expressly provided in this Agreement and with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or amend, modify or waive any provision of any Credit Document that, by its terms, requires the consent, approval or satisfaction of all of the Lenders or (v) consent to the assignment or transfer by the U.S. Borrower or any other Credit Party of any of its rights and obligations under this Agreement or any other Credit Document;

                         (2) no such change, waiver, discharge or termination shall (i) increase the Commitments (or sub-commitments) of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Commitment (or sub-commitment) of any Lender, and that an increase in the available portion of the Commitment of any Lender shall not constitute an increase in the Commitment (or sub-commitment) of such Lender), (ii) without the consent of the Issuing Bank, amend, modify or waive any provision of
          Section 3 or alter its rights or obligations with respect to Letters of Credit, (iii) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 13 as the same applies to the Administrative Agent or any other provision as the same relates to the rights or obligations of the Administrative Agent; (iv) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent; or (v) modify Section 2.15, 2.17 or 2.18, Schedule III or any other provision of this Agreement relating solely to Canadian Revolving Loans without the consent of the Majority Canadian Lenders.

                   (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clause (1) of Section 14.11(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as no Default or Event of Default has occurred and is continuing and all non-consenting Lenders whose individual consent is required are treated as described in either

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clause (A) or (B) of this Section 14.11(b), to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.14 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Loan Commitment and repay such non-consenting Lender's outstanding Loans in accordance with Sections 4.02 and/or 5.01, provided that, unless the Revolving Loan Commitments are terminated, and Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Loan Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to clause (2) of Section 14.11(a).

                          (c)   Notwithstanding the foregoing, the
Administrative Agent and the Borrowers (without the consent of any other Lender) may enter into amendments of any Credit Document solely with respect to corrections of formal defects not having any economic impact.

                   14.12 Survival. All indemnities set forth herein including, without limitation, in Sections 2.11, 2.12, 3.06, 5.04, 14.01, 14.05 and 14.18
shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

                   14.13 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 14.13 would, at the time of such transfer, result in increased costs under Section 2.11, 2.12 or
5.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs or Taxes of the type described above resulting from changes after the date of the respective transfer).

                   14.14 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 14.14, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the U.S. Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender's holding or parent company in its reasonable good faith discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 14.14 to the same extent as such Lender) any information with respect to any Credit Party or any of its Subsidiaries which has been, is now or is in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by any Credit Party to the Lenders in writing as confidential, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or

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their successors, (c) as may be required or appropriate in respect of any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent or the Collateral Agent, (f) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 14.14(a)), or to the NAIC or any similar organization or any nationally recognized rating agency that requires access to information about a Lender and (g) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes, Commitments or Loans or any interest therein by such Lender, provided that such prospective transferee agrees to be subject to the provisions of this Section 14.14(a).

                (b) The Borrowers hereby acknowledge and agree that each Lender may share with any of its affiliates any information related to Credit Parties or any of their respective Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Credit Parties and their respective Subsidiaries, provided such Persons shall be subject to the provisions of this Section 14.14 to the same extent as such Lender), it being understood that for purposes of this Section 14.14(b), the term "affiliate" shall mean any direct or indirect holding company of a Lender as well as any direct or indirect Subsidiary of such holding company.

          14.15 Register. Each Borrower hereby designates the Administrative Agent to serve the Borrower's agent, solely for purposes of this Section 14.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect any Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 14.03(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The U.S. Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 14.15, provided that the U.S. Borrower shall have no obligation to indemnify the Administrative Agent for any loss, claim, damage, liability or expense which resulted solely from the gross negligence or willful misconduct of the Administrative Agent.

            14.16 Commercial Loan Transactions. Each of the Lenders acknowledges that the making of its Loans and the issuance by the Borrower of a Note to such Lender are in the nature of a commercial loan transaction, and that no such Lender shall assert that such actions are a securities transaction regulated under the Securities Exchange Act, the Securities Act or any other Federal or state securities laws, it being understood that nothing in this
Section 14.16 shall limit the rights of the Lenders pursuant to Section 14.01 or 14.03.

            14.17  Limitations on Recourse.

                   (a) Notwithstanding anything to the contrary set forth in this Agreement or in any of the other Credit Documents, but subject to the last sentence of this Section 14.17(a) and clause (b) of this Section 14.17, the U.S. Borrower's Obligations hereunder and under the other Credit Documents shall be limited recourse obligations of the U.S. Borrower, enforceable against the U.S. Borrower (and its assets) only and not against any constituent partner in the U.S. Borrower. The foregoing provisions of this Section 14.17 shall not impair the liability of the Guarantors under the Subsidiaries Guaranty, the liability of the U.S. Borrower under its guarantee contained in Section 16 or the liens and security interests created by the Pledge and Security Agreement which were granted as security for the Obligations of the Borrowers and the Guaranteed Obligations (as defined in the Subsidiaries Guaranty) of the Guarantors.

                    (b) Notwithstanding the foregoing provisions of clause (a) of this Section 14.17, the Administrative Agent and the Lenders shall have recourse to HMC (in its capacity as the general partner in the U.S. Borrower) to the extent (but only to the extent) of any loss, cost, damage, expense or liability incurred by the Administrative Agent or any of the Lenders by reason of (i) any unlawful act on the part of HMC, or (ii) any misappropriation of funds by HMC in contravention of the provisions of the Credit Documents.

            14.18 Judgment Currency. (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in the respective Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Canadian Dollar Equivalent or the Dollar Equivalent thereof, as the case may be, the rate of exchange determined, in each case, as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                    (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

                    (c) For purposes of determining the Canadian Dollar Equivalent or the Dollar Equivalent, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

              14.19 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located or by any Person controlling such Lender) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 14.05(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

              14.20 Termination of Liens. Upon the final repayment in full of the Obligations (including the repayment of all Unpaid Drawings and the expiration or termination or cancellation of all outstanding Letters of Credit, other than Letters of Credit which have been cash collateralized pursuant to the terms of this Agreement) and termination of all Commitments hereunder, the Administrative Agent shall (and the Lenders hereby authorize the Administrative Agent to) execute and deliver (or authorize the U.S. Borrower to file) upon the written request and at the expense of the U.S. Borrower such releases (including Uniform Commercial Code termination statements) of Collateral as may be requested by the U.S. Borrower. In the event the Obligations shall have been repaid in full, the Commitments hereunder shall have been terminated and the U.S. Borrower shall have provided cash collateral as provided herein for all outstanding Letters of Credit, the U.S. Borrower shall cease to be bound by the provisions of Sections 9, 10 and 11.

              14.21 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                   SECTION 15. Nature of Borrowers' Obligations.

                   15.01 Nature of Obligations. Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that all Obligations to repay principal of (including, without limitation, the Face Amount of Bankers' Acceptance Loans), interest on, and all other amounts with respect to, outstanding Canadian Revolving Loans extended to a Canadian Revolving Loan Borrower (including, without limitation, all fees, indemnities, taxes and other Obligations in connection therewith or in connection with the related Revolving Loan Commitments required to be paid hereunder) shall constitute the obligations of such Canadian Revolving Loan Borrower and not any other Canadian Revolving Loan Borrower and (ii) all Obligations to repay principal of (including, without limitation the Face Amount of Bankers' Acceptance Loans), interest on, and all other amounts with respect to, any outstanding Canadian Revolving Loan (including, without limitation, all fees, indemnities, taxes and other Obligations in connection therewith) shall constitute the direct obligations of the respective Canadian Revolving Loan Borrower. In addition to the direct obligations of the respective Borrowers with respect to Obligations as described above, all such Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the Guaranty.

                   SECTION 16. U.S. Borrower Guaranty.


                   16.01 The Guaranty. In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the U.S. Borrower from the proceeds of the Canadian Revolving Loans, the U.S. Borrower hereby agrees with the Lenders as follows: the U.S. Borrower hereby unconditionally, irrevocably and absolutely guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Obligations of the Canadian Revolving Loan Borrowers under this Agreement and the other Credit Documents to which it is a party (collectively, the "Canadian Obligations"). If any or all of the Canadian Obligations becomes due and payable hereunder or under such other Credit Documents, the U.S. Borrower unconditionally promises to pay such Canadian Obligations, on demand, together with any and all reasonable out-of-pocket expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Canadian Obligations.

                   16.02 Bankruptcy. Additionally, the U.S. Borrower unconditionally, irrevocably and absolutely guarantees the payment of any and all Canadian Obligations, including interest which would, but for a bankruptcy filing, have accrued after a bankruptcy filing, whether or not due or payable by the Canadian Revolving Loan Borrowers upon the occurrence of any of the events specified in Section 12.05, and absolutely, unconditionally and irrevocably promises to pay such Canadian Obligations to order, on demand, in the currency in which it is required to be paid under this Agreement.

                   16.03 Nature of Liability. The liability of the U.S. Borrower hereunder is exclusive and independent of any security for or other guaranty of the Canadian Obligations whether executed by the U.S. Borrower, any other guarantor or any other party, and the liability of the U.S. Borrower hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Canadian Revolving Loan Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Canadian Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Canadian Revolving Loan Borrowers, or (e) any payment made on the Canadian Obligations which are repaid to any Canadian Revolving Loan Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the U.S. Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                   16.04 Guaranty Absolute. No invalidity, irregularity or unenforceability of all or any part of the Canadian Obligations guaranteed hereby or of any security therefor shall affect, impair or be a defense to the guaranty contained in this Section 16 (the "Guaranty"), and this Guaranty shall be primary, absolute, irrevocable and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Canadian Obligations guaranteed herein.

                   16.05 Independent Obligation. The obligations of the U.S. Borrower hereunder are independent of the obligations of any other guarantor or the Canadian Revolving Loan Borrowers, and a separate action or actions may be brought and prosecuted against the U.S. Borrower whether or not action is brought against any other guarantor or the Canadian Revolving Loan Borrowers and whether or not any other guarantor or the Canadian Revolving Loan Borrower be joined in any such action or actions. The U.S. Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Canadian Revolving Loan Borrowers or other circumstance which operates to toll any statute of limitations as to the Canadian Revolving Loan Borrowers shall operate to toll the statute of limitations as to the U.S. Borrower.

                   16.06 Authorization. The U.S. Borrower authorizes the Canadian Lenders without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

                         (a)  change the manner, place or terms of payment of,
and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the indebtedness as so changed, extended, renewed or altered;

                         (b)  take and hold security for the payment of the
Canadian Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Canadian Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                (c) exercise or refrain from exercising any rights against the Canadian Revolving Loan Borrowers or others or otherwise act or refrain from acting;

                (d) release or substitute any one or more endorsers, guarantors, the Canadian Revolving Loan Borrowers or other obligors;

                (e) settle or compromise any of the indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Canadian Revolving Loan Borrowers to their creditors other than the Canadian Lenders;

                (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Canadian Revolving Loan Borrowers to the Canadian Lenders regardless of what liability or liabilities of the U.S. Borrower or the Canadian Revolving Loan Borrowers remain unpaid;

                (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

                (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the U.S. Borrower from its liabilities under this Section 16.

          16.07 Reliance. It is not necessary for any Canadian Lender to inquire into the capacity or powers of any Canadian Revolving Loan Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          16.08 Subordination. Any indebtedness of the Canadian Revolving Loan Borrowers now or hereafter held by the U.S. Borrower is hereby subordinated to the Canadian Obligations of the Canadian Revolving Loan Borrowers to the Canadian Lenders; and such indebtedness of the Canadian Revolving Loan Borrowers to the U.S. Borrower, if the Administrative Agent (at the direction of the Required Lenders), after an Event of Default has occurred, so requests, shall be collected, enforced and received by the U.S. Borrower as trustee for the Canadian Lenders and be paid over to the Canadian Lenders on account of the Canadian Obligations of the Canadian Revolving Loan Borrower to the Canadian Lenders, but without affecting or impairing in any manner the liability of the U.S. Borrower under the other provisions of this Guaranty. Prior to the transfer by the U.S. Borrower of any note or negotiable instrument evidencing any indebtedness of the Canadian Revolving Loan Borrowers to the U.S. Borrower, the U.S. Borrower shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          16.09 Waivers. (a) The U.S. Borrower waives any right to require any Canadian Lender to (i) proceed against the Canadian Revolving Loan Borrowers, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Canadian

Revolving Loan Borrowers, any other guarantor or any other party or
(iii) pursue any other remedy in any Canadian Lender's power whatsoever. The U.S. Borrower waives any defense based on or arising out of any defense of the Canadian Revolving Loan Borrowers, any other guarantor or any other party other than payment in full in cash of the Canadian Obligations, including, without limitation, any defense based on or arising out of the disability of the Canadian Revolving Loan Borrowers, any other guarantor or any other party, or the unenforceability of the Canadian Obligations or any part thereof for any cause, or the cessation for any cause of the liability of the Canadian Revolving Loan Borrowers other than to the extent of payment in full in cash of the Canadian Obligations. The Canadian Lenders may, at their election, foreclose on any security held by the Administrative Agent or any Canadian Lenders by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Canadian Lenders may have against the Canadian Revolving Loan Borrowers or any other party, or any security, without affecting or impairing in any way the liability of the U.S. Borrower hereunder except to the extent the Canadian Obligations have been paid in cash. The U.S. Borrower waives any defense arising out of any such election by the Canadian Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the U.S. Borrower against the Canadian Revolving Loan Borrower or any other party or any security.

                (b) The U.S. Borrower waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Canadian Obligations. The U.S. Borrower assumes all responsibility for being and keeping itself informed of the Canadian Revolving Loan Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the Canadian Obligations and the nature, scope and extent of the risks which the U.S. Borrower assumes and incurs hereunder, and agrees that the Canadian Lenders shall have no duty to advise the U.S. Borrower of information known to them regarding such circumstances or risks.

                (c) All parties hereto agree that the U.S. Borrower shall have no right of subrogation against any Canadian Revolving Loan Borrower or any Guarantor regarding any payment of Canadian Obligations until all of the Obligations have been irrevocably paid in full in cash.

          The U.S. Borrower warrants and agrees that each of the waivers set forth above in this Section 16.09 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

          16.10 Guaranty Continuing. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Canadian Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Canadian Lenders or any subsequent holder of a Canadian Revolving Note, or issuer of, or participant in, a Letter of Credit would otherwise have. No notice to or demand on the U.S. Borrower in any case shall entitle the U.S. Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Canadian Lenders or any holder, creator or purchaser to any other or further action in any circumstances without notice or demand.

          16.11 Binding Nature of Guaranties. This Guaranty shall be binding upon the U.S. Borrower and its successors and assigns and shall inure to the benefit of the Canadian Lenders and their successors and assigns.

          16.12 Judgments Binding. If claim is ever made upon any Canadian Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Canadian Obligations and such Canadian Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such Canadian Lender with any such claimant (including any Canadian Revolving Loan Borrower) then and in such event the U.S. Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the U.S. Borrower, notwithstanding any revocation hereof or the cancellation of any Canadian Revolving Credit Note, or other instrument evidencing any liability of the Canadian Revolving Loan Borrowers, and the U.S. Borrower shall be and remain liable to the Canadian Lenders hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                            [Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------

10400 Fernwood Road*                      HOST MARRIOTT, L.P.
Bethesda, Maryland  20817                 By:  Host Marriott Corporation,
Telecopier No.: (301) 380-6999                 its General Partner
Attention:  General Counsel, Dept. 923


with a copy to:                           By: /s/ John A. Carnella
                                             -----------------------------------
                                             Name: John A. Carnella
                                             Title: Senior Vice President

10400 Fernwood Road*
Bethesda, Maryland 20817
Telecopier No.: (301) 380-3155
Attention:  Treasurer, Dept. 916

(same as above)                           CALGARY CHARLOTTE PARTNERSHIP

                                          By: HMC Charlotte (Calgary) Company
                                               and HMC

                                          Grace (Calgary) Company, its General
                                           Partners

                                          HMC TORONTO AIR COMPANY
                                          HMC TORONTO EC COMPANY
                                          HMC AP CANADA COMPANY

                                               By: /s/ John A. Carnella
                                                  ------------------------------
                                               Name: John A. Carnella
                                               Title: Vice President

____________________________

          *After August 1, 2002 this address shall be 6903 Rockledge Drive, Suite 1500, Bethesda, MD 20817

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                    DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                    Individually and as Administrative Agent

                                    By: /s/ Linda Wang
                                      ------------------------------------------
                                        Name: Linda Wang
                                        Title: Vice President

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                       BANK OF AMERICA, N.A.


                                       By: /s/ Lesa J. Butler
                                          --------------------------------------
                                          Name:  Lesa J. Butler
                                          Title: Principal

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                        CITICORP REAL ESTATE , INC.


                                        By: /s/ David Bouton
                                           -------------------------------------
                                           Name:  David Bouton
                                           Title: Vice President

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                      WELLS FARGO BANK, N.A.


                                      By: /s/ Mark F. Monahan
                                         ---------------------------------------
                                         Name:  Mark F. Monahan
                                         Title: Vice President

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                     CREDIT LYONNAIS NEW YORK BRANCH


                                     By: /s/ Joseph A. Asciolla
                                        ----------------------------------------
                                        Name:  Joseph A. Asciolla
                                        Title: First Vice President

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                     THE BANK OF NOVA SCOTIA


                                     By: /s/ Bruce G. Ferguson
                                        ----------------------------------------
                                        Name:  Bruce G. Ferguson
                                        Title: Managing Director

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                     SOCIETE GENERALE


                                     By: /s/ Carina Haynh
                                        ----------------------------------------
                                        Name:  Carina Haynh
                                        Title: Vice President

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                     FLEET NATIONAL BANK


                                     By: /s/ George A. Ojanuga
                                        ----------------------------------------
                                        Name:  George A. Ojanuga
                                        Title: Vice President

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                     THE BANK OF NEW YORK


                                     By: /s/ David Fowler
                                        ----------------------------------------
                                        Name:  David Fowler
                                        Title: Vice Presideny

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                     THE INTERNATIONAL COMMERCIAL BANK OF CHINA,
                                     NEW YORK AGENCY


                                     By: /s/ Wen-Hui Wang
                                        ----------------------------------------
                                        Name:  Wen-Hui Wang
                                        Title: Deputy General Manager &
                                                Assistant Vice President

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                     GOLDMAN SACHS CREDIT PARTNERS L.P.


                                     By: /s/ Edward Kearns
                                        ----------------------------------------
                                        Name:  Edward Kearns
                                        Title: Authorized Signatory

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                     MERRILL LYNCH CAPITAL CORP.


                                     By: /s/ Eric J. Alini
                                        ----------------------------------------
                                        Name:  Eric J. Alini
                                        Title: Vice President

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                     UBS AG, STAMFORD BRANCH


                                     By: /s/ Wilfred V. Saint
                                        ----------------------------------------
                                        Name:  Wilfred V. Saint
                                        Title: Associate Director
                                                Banking Products Services, US


                                     By: /s/ Luke Goldsworthy
                                        ----------------------------------------
                                        Name:  Luke Goldsworthy
                                        Title: Associate Director Banking
                                                Products Services, US

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                     BANK LEUMI USA


                                     By: /s/ Charles C. D'Amico
                                        ----------------------------------------
                                        Name:  Charles C. D'Amico
                                        Title: Vice President

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                     DEUTSCHE BANK AG CANADA BRANCH


                                     By: /s/ Andrew Trickett
                                        ----------------------------------------
                                        Name:  Andrew Trickett
                                        Title: Vice President


                                     DEUTSCHE BANK AG CANADA BRANCH


                                     By: /s/ John Maynard
                                        ----------------------------------------
                                     Name:  John Maynard
                                     Title: Chief Financial Officer

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                     BANK OF AMERICA, N.A. (CANADA BRANCH)


                                     By: /s/ Donald R. Chung
                                        ----------------------------------------
                                        Name:  Donald R. Chung
                                        Title: Vice President
                                                Corporate Investment Banking

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                     CITIBANK, N.A., CANADIAN BRANCH


                                     By: /s/ Adam Shepherd
                                        ----------------------------------------
                                        Name:  Adam Shepherd
                                        Title: Authorized Signer

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                     THE BANK OF NOVA SCOTIA


                                     By: /s/ Bruce Ferguson
                                        ----------------------------------------
                                        Name:  Bruce Ferguson
                                        Title: Managing Director

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                     UBS BANK (CANADA)


                                     By: /s/ Amy Fung
                                        ----------------------------------------
                                        Name:  Amy Fung
                                        Title: Associate Director


                                     By: /s/ Manfred Reich- Rohrwig
                                        ----------------------------------------
                                        Name:  Manfred Reich-Rohrwig
                                        Title: Director

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                     SOCIETE GENERALE (CANADA)


                                     By: /s/ Cynthia Hansen
                                        ----------------------------------------
                                        Name:  Cynthia Hansen
                                        Title: Vice President


                                     By: /s/ Diletta Prando
                                        ----------------------------------------
                                        Name:  Diletta Prando
                                        Title: Director Legal Affairs and
                                                Assistant Secretary

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                                                    SCHEDULE I-A

                                   COMMITMENTS

                                                                    Revolving
                                                                      Loan
                         Lender                                    Commitment
                         ------                                    ----------
Deutsche Bank Trust Company Americas                              $42,000,000
Bank of America, N.A.                                             $42,000,000
Citicorp Real Estate, Inc.                                        $33,000,000
Wells Fargo Bank, N.A.                                            $33,000,000
Credit Lyonnais New York Branch                                   $33,000,000
The Bank of Nova Scotia                                           $33,000,000
Societe Generale                                                  $33,000,000
Fleet National Bank                                               $33,000,000
The Bank of New York                                              $33,000,000
The International Commercial Bank of China, New York Agency       $20,000,000
Goldman Sachs Credit Partners L.P.                                $20,000,000
Merrill Lynch Capital Corp.                                       $20,000,000
UBS AG, Stamford Branch                                           $20,000,000
Bank Leumi USA                                                    $ 5,000,000

                                                                    SCHEDULE I-B

             MAXIMUM CANADIAN DOLLAR REVOLVING LOAN SUB-COMMITMENTS

                                                       Maximum Canadian Dollar Revolving
         Canadian Lenders
         ----------------
                                                             Loan Sub-Commitments
                                                             --------------------
Deutsche Bank AG Canada Branch                                    $ 25,000,000

Bank of America, N.A. (Canada Branch)                             $ 25,000,000

Citibank, N.A. Canadian Branch                                    $ 15,000,000

The Bank of Nova Scotia                                           $ 15,000,000

Societe Generale (Canada)                                         $ 15,000,000

UBS Bank (Canada)                                                 $  5,000,000

         -----------------                                   -----------------
         TOTAL:                                              U.S. $100,000,000

                                                                     SCHEDULE II

                 LENDER ADDRESSES AND APPLICABLE LENDING OFFICES

                         Lender                          Address

Deutsche Bank Trust Company Americas            31 West 52/nd/ Street
                                                New York, New York 10019
                                                Attention: Linda Wang
                                                Telephone: (646) 324-2114
                                                Facsimile: (646) 324-7450

Bank of America, N.A.                           901 Main Street, 64th Floor
                                                Dallas, Texas 75202-3714
                                                Attention: Lesa Butler
                                                Telephone: (214) 209-1506
                                                Facsimile: (214) 209-0085

Citicorp Real Estate, Inc.                      390 Greenwich Street
                                                New York, New York 10013
                                                Attention: Blake R. Gronich
                                                Telephone: (212) 723-6570
                                                Facsimile: (212) 723-8380

Wells Fargo Bank, N.A.                          2020 K Street, NW, Suite 420
                                                Washington, D.C. 20006
                                                Attention: Joe Caster
                                                Telephone: (202) 261-4658
                                                Facsimile: (202) 296-6036

Credit Lyonnais New York Branch                 1301 Avenue of the Americas
                                                New York, New York 10019
                                                Attention: Joseph A. Asciolla
                                                Telephone: (212) 261-7834
                                                Facsimile: (212) 261-7532

The Bank of Nova Scotia                         One Liberty Plaza, 25/th/ Floor
                                                New York, New York 10006
                                                Attention: Bruce G. Ferguson
                                                Telephone: (212) 225-5158
                                                Facsimile: (212) 225-5166

Societe Generale                                2001 Ross Avenue, Suite 4900
                                                Dallas, Texas 75201
                                                Attention: Thomas K. Day
                                                Telephone: (214) 979-2774
                                                Facsimile: (214) 979-2727

Fleet National Bank                             100 Federal Street
                                                Boston, Massachusetts 02106
                                                Attention: George Ojanuga
                                                Telephone: (617) 434-5016
                                                Facsimile: (617) 434-8102

The Bank of New York                                                   One Wall Street, 21/st/ Floor
                                                                       New York, New York 10286
                                                                       Attention: Jamia Jasper
                                                                       Telephone: (212) 635-8245
                                                                       Facsimile: (212) 809-9526

The International Commercial Bank of China, New York Agency            65 Liberty Street
                                                                       New York, New York 10005
                                                                       Attention: Mr. Mong-Shyr Wu
                                                                       Telephone: (212) 815-9113
                                                                       Facsimile: (212) 766-5006

Goldman Sachs Credit Partners L.P.                                     85 Broad Street - 27/th/ Floor
                                                                       New York, New York 10004
                                                                       Attention: Sandra Stulberger
                                                                       Telephone: (212) 902-5977
                                                                       Facsimile: (212) 357-4597

Merrill Lynch Capital Corp.                                            4 World Financial Center, 7/th/ Floor
                                                                       New York, New York 10080
                                                                       Attention: Eric Alini
                                                                       Telephone: (212) 449-5424
                                                                       Facsimile: (212) 738-1649

UBS AG, Stamford Branch                                                677 Washington Boulevard 6-S
                                                                       Stamford, Connecticut 06912
                                                                       Attention: Sailoz Sikka
                                                                       Telephone: (203) 719-3072
                                                                       Facsimile: (203) 719-3888

Bank Leumi USA                                                         562 Fifth Avenue
                                                                       New York, New York 10036
                                                                       Attention: Charles D'Amico
                                                                       Telephone: (212) 626-1220
                                                                       Facsimile: (212) 626-1239

Deutsche Bank AG Canada Branch                                         222 Bay Street, Suite 1100, P.O. Box 196
                                                                       Toronto, Ontario M5K 1H6
                                                                       Attention: Andrew Trickett
                                                                       Telephone: (416) 682-8212
                                                                       Facsimile: (416) 682-8111

Bank of America, N.A. (Canada Branch)                                  200 Font Street West, Suite 2700
                                                                       Toronto, Ontario M5V 3L2
                                                                       Attention: Medina Sales de Andrade
                                                                       Telephone: (416) 349-5433
                                                                       Facsimile: (416) 349-4283

Citibank, N.A. Canadian Branch                                         390 Greenwich Street
                                                                       New York, New York 10013
                                                                       Attention: Blake R. Gronich
                                                                       Telephone: (212) 723-6570
                                                                       Facsimile: (212) 723-8380

The Bank of Nova Scotia                              Toronto Main Branch
                                                     Scotia Plaza
                                                     44 King Street West
                                                     Toronto, Ontario M5H 1H1
                                                     Attention: Zorida Shaw
                                                     Telephone: (416) 866-6774
                                                     Facsimile: (416) 866-6489

UBS Bank (Canada)                                    154 University Avenue
                                                     Toronto, Ontario M5H 3Z4
                                                     Attention: Amy Fung
                                                     Telephone: (416) 345-7080
                                                     Facsimile: (416) 345-7076

Societe Generale (Canada)                            1501 McGill College Avenue
                                                     Suite 1800
                                                     Montreal, Quebec H3A 3M8
                                                     Attention: Cynthia Hansen
                                                     Telephone: (514) 841-6045
                                                     Facsimile: (514) 841-6259

                                                                    SCHEDULE III

               CERTAIN PROVISIONS RELATING TO BANKERS' ACCEPTANCES

                  This Schedule III sets forth certain terms and conditions relating to the obligation of the Canadian Lenders to make loans to any Canadian Revolving Loan Borrower pursuant to Section 2.01(a)(ii)(y) of the Credit Agreement by way of Bankers' Acceptances. Capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

                  (a) Availability. All notices of borrowings, conversions or continuations of Bankers' Acceptances shall be in a minimum aggregate Face Amount of Cdn $10,000,000 or a multiple of Cdn $100,000 in excess thereof, and a Canadian Lender shall not be obliged to accept any Draft:

                  (i) which is drawn on or which matures on a day which is not a Business Day;

                  (ii)     which matures on a day subsequent to the Maturity
         Date;

                  (iii) which has a term other than approximately 30, 60, 90 or 180 days;

                  (iv) which is denominated in any currency other than Canadian Dollars;

                  (v) which is not in a form satisfactory to such Canadian Lender and or the Administrative Agent;

                  (vi) which has a Face Amount of less than Cdn. $1,000,000 or such Face Amount is not an integral multiple of Cdn. $100,000;

                  (vii) in respect of which the respective Canadian Revolving Loan Borrower has not then paid the applicable Acceptance Fee; or

                  (viii) if a Default or an Event of Default has occurred and is continuing.

                  (b) Grace. Each Canadian Revolving Loan Borrower hereby renounces, and shall not claim or request or require any Canadian Lender to claim, any days of grace for the payment of any Bankers' Acceptance.

                  (c) Bankers' Acceptances in Blank. To facilitate the acceptance by the Canadian Lenders of Drafts as contemplated by the Credit Agreement and this Schedule III, each Canadian Revolving Loan Borrower that wishes to incur Bankers' Acceptance Loans shall, on the Effective Date and from time to time as required, supply each Canadian Lender with such numbers of Drafts as it may request, each executed and endorsed in blank by such Canadian Revolving Loan Borrower. Each Canadian Lender shall exercise such care in the custody and safekeeping of such Drafts as they give to similar property owned by them. Each Canadian Lender is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such Face Amounts as may be determined by such Canadian Lender, provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by such

Canadian Lender. No Canadian Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of any Canadian Revolving Loan Borrower to provide duly executed and endorsed Drafts to such Canadian Lender on a timely basis, nor shall any Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use to the extent the same has been finally judicially determined to have arisen by reason of the gross negligence or willful misconduct of such Canadian Lender, its officers, employees, agents or representatives.

                  (d) Execution of Bankers' Acceptances. Drafts of any Canadian Revolving Loan Borrower to be accepted as Bankers' Acceptances hereunder shall be duly executed on behalf of such Canadian Revolving Loan Borrower and upon the request of any Canadian Lender, each Canadian Revolving Loan Borrower shall provide to such Canadian Lender a power of attorney to complete, sign, endorse and issue Bankers' Acceptances on behalf of such Canadian Revolving Loan Borrower in form and substance satisfactory to such Canadian Lender. Notwithstanding that any one or more of the individuals whose manual or facsimile signature appears on any bill as a signatory on behalf of any Canadian Revolving Loan Borrower may no longer hold office at the date of such bill or at the date of its acceptance by any Canadian Lender hereunder, or at any time thereafter, any Bankers' Acceptance signed as aforesaid on behalf of such Canadian Revolving Loan Borrower shall be valid and binding upon such Canadian Revolving Loan Borrower. Alternatively, at the request of any Canadian Lender, each Canadian Revolving Loan Borrower shall deliver to such Canadian Lender a "depository note" which complies with the requirements of the Depository Bills and Notes Act (Canada), and hereby consents to the deposit of any Bankers' Acceptance in the form of a depository note in the book-based debt clearance system maintained by the Canadian Depository of Securities Limited or other recognized clearing house. In such circumstances, the delivery of Bankers' Acceptances shall be governed by the clearance procedures established thereunder.

                  (e) Issuance of Bankers' Acceptances. Promptly following receipt of a notice of borrowing, conversion or continuation by way of Bankers' Acceptances, the Administrative Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the Face Amount of each Bankers' Acceptance to be accepted by it and the term thereof. The aggregate Face Amount of Bankers' Acceptances to be accepted by a Canadian Lender shall be determined by the Administrative Agent by reference to the respective Canadian RL Percentages of the Canadian Lenders, except that, if the Face Amount of any Bankers' Acceptance that would otherwise be accepted by a Canadian Lender would not be Cdn. $100,000 or a multiple thereof, such Face Amount shall be increased or reduced by the Administrative Agent in its sole discretion to the nearest multiple of Cdn. $100,000.

                  Notwithstanding the foregoing, if by reason of any increase or reduction described in the immediately preceding sentence, any Canadian Lender shall have aggregate Canadian Revolving Loans in excess of its respective RL Percentage of the total outstanding Canadian Revolving Loans for all the Canadian Lenders (any such

Lender being herein called an "Over-Allotted Lender"), then at any time following the occurrence and during the continuance of an Event of Default, each other Canadian Lender agrees, upon request of the Over-Allotted Lender, to promptly purchase from such Over-Allotted Lender participations in (or, if and to the extent specified by any such purchasing Lender, direct interests in) the Bankers' Acceptances Loans and Canadian Prime Rate Loans owing to the Over-Allotted Lender (and in interest due thereon, as the case may be) in such amounts, and to make such other adjustments from time to time as shall be equitable, to the end that all the Canadian Lenders shall hold the Bankers' Acceptances Loans and Canadian Prime Rate Loans ratably according to their respective Alternate Currency RL Percentages.

                  (f) Purchase of Bankers' Acceptances: Continuations as and Conversions into Bankers' Acceptance Loans. Subject to subsection (k) below, upon the acceptance of a Bankers' Acceptance by a Canadian Lender, such Canadian Lender shall purchase, or arrange the purchase of, each Bankers' Acceptance from the respective Canadian Revolving Loan Borrower at a price equal to the BA Discount Proceeds of such Bankers' Acceptance and provide to the Administrative Agent at the relevant Payment Office an amount in Canadian Dollars equal to such BA Discount Proceeds for the account of the respective Canadian Revolving Loan Borrower. The BA Discount Proceeds so received by the Administrative Agent from the Canadian Lenders shall be retained by the Administrative Agent and applied as follows: (i) remitted to the respective Canadian Revolving Loan Borrower (in the case of the making of a Canadian Revolving Loan), (ii) to the prepayment of Canadian Prime Rate Loans (in the case of a conversion of the Canadian Revolving Loans from Canadian Prime Rate Loans to Bankers' Acceptance Loans) or (iii) to the payment of Bankers' Acceptances maturing on such date (in the case of a continuation of Bankers' Acceptance Loans to new Bankers' Acceptance Loans), provided that in the case of any such conversion or continuation of Loans, the respective Canadian Revolving Loan Borrower shall pay to the Administrative Agent for account of the respective Canadian Lenders such additional amounts, if any, as shall be necessary to effect the prepayment in full of the respective Canadian Prime Rate Loans being prepaid, or the Bankers' Acceptances maturing, on such date.

                  On any date on which a borrowing, conversion or continuation shall occur, the Administrative Agent shall be entitled to net all amounts payable on such date by the Administrative Agent to a Canadian Lender against all amounts payable on such date by such Canadian Lender to the Administrative Agent. Similarly, on any such date, each Canadian Revolving Loan Borrower hereby authorizes each Canadian Lender to net all amounts payable on such date by such Canadian Lender to the Administrative Agent for the account of such Canadian Revolving Loan Borrower, against all amounts (including, without limitation, Acceptance Fees under paragraph (g) below) payable on such date by such Canadian Revolving Loan Borrower to such Canadian Lender in accordance with the Administrative Agent's calculations.

                  (g) Acceptance Fees. Each Canadian Revolving Loan Borrower shall pay to the Administrative Agent, in advance, for distribution to each Canadian Lender which accepts a Bankers' Acceptance (based on their respective Canadian RL Percentages), an Acceptance Fee in respect of the Face Amount of such Bankers'

Acceptance, which shall be payable on or before the date of acceptance of such Bankers' Acceptance.

                  (h) Prepayments and Payments. Subject to paragraph (j) of this Schedule III, and except as otherwise provided under Section 2.17, no prepayment of any Bankers' Acceptances shall be made by any Canadian Revolving Loan Borrower prior to the maturity date of such Bankers' Acceptance. Each Canadian Revolving Loan Borrower hereby unconditionally agrees to pay to the Administrative Agent for the account of each Canadian Lender an amount in Canadian Dollars equal to the Face Amount of each Bankers' Acceptance created by such Canadian Lender for the account of such Canadian Revolving Loan Borrower on the maturity date thereof (whether at stated maturity, by acceleration or otherwise) (notwithstanding that such Canadian Lender may be the holder of it at maturity).

                  (i) Conversion to Canadian Prime Rate Loans upon Maturity. Unless a Bankers' Acceptance is paid in full at the maturity thereof, or continued as another Canadian Revolving Loan by way of Bankers' Acceptances, the obligation of any Canadian Revolving Loan Borrower to any Canadian Lender in respect of a maturing Bankers' Acceptance accepted by such Canadian Lender shall be deemed to be converted automatically on the maturity date thereof into a Canadian Prime Rate Loan in an amount equal to the full Face Amount of the maturing Bankers' Acceptance. Such Canadian Prime Rate Loan shall be subject to all of the provisions of the Credit Agreement applicable to a Canadian Prime Rate Loan, including in particular the obligation to pay interest, from and after the maturity date of such Bankers' Acceptance. Each Canadian Lender shall be obligated to make the Canadian Prime Rate Loan contemplated under this paragraph (i) regardless of whether the conditions precedent to borrowing set forth in the Credit Agreement are then satisfied.

                  (j) Default. Upon the acceleration of the Canadian Revolving Loans pursuant to Section 12 of the Credit Agreement (whether by action of the Administrative Agent or the Required Lenders, or automatically by reason of the occurrence of an Event of Default referred to in Section 12.05 with respect to any Borrower), each Canadian Revolving Loan Borrower shall pay to the Administrative Agent in satisfaction of the obligations of such Canadian Revolving Loan Borrower to the Canadian Lenders in respect of then-outstanding Bankers' Acceptances, and there shall become immediately due and payable, an amount equal to (i) the aggregate Face Amount of all outstanding Bankers' Acceptances thereof; and (ii) all unpaid Acceptance Fees, if any.

                  (k) Circumstances Making Bankers' Acceptances Unavailable. If the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon all parties hereto) and notified the Canadian Revolving Loan Borrowers and each of the Canadian Lenders that, by reason of circumstances arising after the Effective Date and affecting the Canadian money market (i) there is no market for Bankers' Acceptances or
(ii) the demand for Bankers' Acceptances is insufficient to allow the sale or trading of the Bankers' Acceptances created and purchased hereunder, then the right of any Canadian Revolving Loan Borrower to request that any Canadian Lender accept a Bankers' Acceptance shall be suspended until the

Administrative Agent determines that the circumstances giving rise to such suspension no longer exist and the Administrative Agent so notifies the Canadian Revolving Loan Borrowers.

                  (l) Indemnification in Respect of Bankers' Acceptances. In addition to any liability of any Canadian Revolving Loan Borrower to any Lender or the Administrative Agent under any other provision hereof, each Canadian Revolving Loan Borrower shall indemnify each Lender and the Administrative Agent and hold each of them harmless against any reasonable loss or expense incurred by such Lender or the Administrative Agent as a result of
(x) any failure by such Canadian Revolving Loan Borrower to fulfill any of its obligations hereunder including, without limitation, any cost or expense incurred by reason of the liquidation or re-employment in whole or in part of deposits or other funds required by any Lender to fund any Bankers' Acceptance as a result of the failure of such Canadian Revolving Loan Borrower to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given hereunder or under the Credit Agreement; or (y) such Canadian Revolving Loan Borrower's failure to provide for the payment to the Administrative Agent, for the account of each of the Canadian Lenders, of the full Face Amount of each Bankers' Acceptance on its maturity date except for any failure arising from a conversion to Canadian Prime Rate Loans in accordance with Section 2.07(b) of the Credit Agreement.

                  (m) Canadian Lenders as Holders. Bankers' Acceptances purchased by a Canadian Lender may be held by it for its own account until the maturity date or sold by it at any time prior to that date in any relevant Canadian market in such Canadian Lender's sole discretion.

                  (n) Utilizations under Maximum Canadian Dollar Revolving Loan Sub-Commitment. For the purposes of the Credit Agreement and this Schedule III, all Bankers' Acceptances shall be considered a utilization of the Maximum Canadian Dollar Revolving Loan Sub-Commitments and the Revolving Loan Commitments in an amount equal to the aggregate Face Amount of such Bankers' Acceptances.